EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

THE FIRST AMERICAN CORPORATION,

US SEARCH.COM INC.,

FIRST ADVANTAGE CORPORATION

AND

STOCKHOLM SEVEN MERGER CORP.

Dated as of December 13, 2002

(i)

(ii)

(iii)

COMPANY OPTION AND WARRANT SCHEDULE

EXHIBIT A-1	FORM OF COMPANY CERTIFICATE OF MERGER
EXHIBIT A-2	FORM OF SAFERENT CERTIFICATE OF MERGER
EXHIBIT A-3	FORM OF SAFERENT AGREEMENT OF MERGER
EXHIBIT A-4	FORM OF EHP ARTICLES OF MERGER
EXHIBIT A-5	FORM OF EHP PLAN OF MERGER
EXHIBIT A-6	FORM OF SAMI ARTICLES OF MERGER
EXHIBIT A-7	FORM OF SAMI PLAN OF MERGER
EXHIBIT A-8	FORM OF HIRECHECK ARTICLES OF MERGER
EXHIBIT A-9	FORM OF HIRECHECK PLAN OF MERGER
EXHIBIT A-10	FORM OF ADR CERTIFICATES OF APPROVAL
EXHIBIT A-11	FORM OF ADR AGREEMENT OF MERGER
EXHIBIT A-12	FORM OF REGISTRY ARTICLES OF MERGER
EXHIBIT A-13	FORM OF REGISTRY PLAN OF MERGER
EXHIBIT B	PARENT CERTIFICATE OF INCORPORATION
EXHIBIT C	PARENT BYLAWS
EXHIBIT D-1	FORM OF PROMISSORY NOTE
EXHIBIT D-2	FORM OF SECURITY AGREEMENT
EXHIBIT E	FORM OF CLOSING CERTIFICATE OF THE COMPANY
EXHIBIT F	FORM OF CLOSING CERTIFICATE OF FACO PARTIES
EXHIBIT G	FORM OF STANDSTILL AGREEMENT
EXHIBIT H	FORM OF SERVICES AGREEMENT
EXHIBIT I-1	FORM OF TAX CERTIFICATE OF FACO, PARENT AND COMPANY MERGER SUB
EXHIBIT I-2	FORM OF TAX CERTIFICATE OF THE COMPANY

(iv)

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 13, 2002 (this “Agreement”), by and among THE FIRST AMERICAN CORPORATION, a California corporation (“FACO”), US SEARCH.COM INC., a Delaware corporation (the “Company”), FIRST ADVANTAGE CORPORATION, a Delaware corporation (“Parent”), and STOCKHOLM SEVEN MERGER CORP., a Delaware corporation (“Company Merger Sub”).

WITNESSETH:

WHEREAS, the Boards of Directors of FACO, the Company and Parent have each determined that it is in the best interests of their respective companies and the shareholders of their respective companies to effect, and in furtherance thereof have approved, a business combination pursuant to which (a) Company Merger Sub,  a wholly-owned subsidiary of Parent, will merge with and into the Company (such merger, the “Company Merger”), (b) Stockholm One Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“FAST Merger Sub 1”), FAST Merger Sub 1 will merge with and into SafeRent, Inc., a Delaware corporation and a wholly-owned subsidiary of FACO (“SafeRent”) (such merger, the “SafeRent Merger”), (c) Stockholm Two Merger Corp., a Florida corporation and a wholly-owned subsidiary of Parent (“FAST Merger Sub 2”), FAST Merger Sub 2 will merge with and into Employee Health Programs, Inc., a Florida corporation and a wholly-owned subsidiary of FACO (“EHP”) (such merger, the “EHP Merger”), (d) Stockholm Three Merger Corp., a Florida corporation and a wholly-owned subsidiary of Parent (“FAST Merger Sub 3”), FAST Merger Sub 3 will merge with and into Substance Abuse Management, Inc., a Florida corporation and a wholly-owned subsidiary of FACO (“SAMI”) (such merger, the “SAMI Merger”), (e) Stockholm Four Merger Corp., a Florida corporation and a wholly-owned subsidiary of Parent (“FAST Merger Sub 4”), FAST Merger Sub 4 will merge with and into Hirecheck, Inc., a Florida corporation and a wholly-owned subsidiary of FACO (“Hirecheck”) (such merger, the “Hirecheck Merger”), (f) Stockholm Five Merger Corp., a California corporation and a  wholly-owned subsidiary of Parent (“FAST Merger Sub 5”), FAST Merger Sub 5 will merge with and into American Driving Records, Inc., a California corporation and a wholly-owned subsidiary of FACO (“ADR”) (such merger, the “ADR Merger”), and (g) Stockholm Six Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Parent (“FAST Merger Sub 6”), FAST Merger Sub 6 will merge with and into First American Registry, Inc., a Nevada corporation and a wholly-owned subsidiary of FACO (“Registry”) (such merger, the “Registry Merger”; the Company Merger, the SafeRent Merger, the EHP Merger, the SAMI Merger, the Hirecheck Merger, the ADR Merger and the Registry Merger each, a “Merger” and collectively, the “Mergers”), in each case upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, upon the consummation of the Mergers, (a) the outstanding shares of Common Stock, par value $0.001, of the Company (“Company Common Stock”), shall be converted into shares of Class A Common Stock, par value $0.001, of Parent (“Parent Class A Stock”), at the rate set forth herein, (b) the outstanding shares of capital stock of each of the FAST Companies shall be converted into shares of Class B Common Stock, par value $0.001, of Parent (“Parent Class B Stock”), at the rates set forth herein and (c) each of the Company and the FAST Companies will become a wholly owned Subsidiary (as defined below) of Parent;

WHEREAS, the Parties (as defined below) desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

WHEREAS, in order to effectuate and facilitate the Mergers, each Party has independently determined that it is in its best interest to enter into this Agreement and to consummate the transactions contemplated hereby; and

WHEREAS, the Parties intend that each of the Mergers be treated as a tax-free reorganization under Section 368(a) of the Code (as defined below) and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 354(a) and 361(a) of the Code;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS AND INTERPRETATIONS

1.1   Defined Terms.    In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“ADR” shall have the meaning provided in the first WHEREAS clause.

“ADR Agreement of Merger” shall have the meaning provided in Section 2.2(f).

“ADR Certificates of Approval” shall mean the Certificates of Approval in the forms attached hereto as Exhibit A-10.

“ADR Common Stock” shall mean the Common Stock, no par value, of ADR.

“ADR Merger” shall have the meaning provided in the first WHEREAS clause.

“ADR Surviving Corporation” shall have the meaning provided in Section 2.2(f).

“Agreement” shall have the meaning provided in the introductory paragraph hereto.

“Antitrust Division” shall mean the Antitrust Division of the U.S. Department of Justice.

“Borrowing Limit” shall mean $4,400,000, less the dollar amount of any cash proceeds received by the Company from the exercise of any Company Stock Rights or Company Warrants exercised prior to the Closing.

“Business Day” shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the State of California.

“California Code” shall mean the California General Corporation Law.

“California Merger Documents” shall mean those documents required to be filed with the California Secretary of State in accordance with Section 1103 of the California Code.

“Closing” shall have the meaning provided in Section 2.14.

“Closing Date” shall have the meaning provided in Section 2.14.

“Code” shall have the meaning provided in Section 3.19(a).

“Company” shall have the meaning provided in the introductory paragraph hereto.

“Company Balance Sheet” shall mean the balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

“Company Balance Sheet Date” shall mean September 30, 2002.

“Company Certificate of Merger” shall mean the Certificate of Merger in the form attached hereto as Exhibit A-1.

“Company Common Certificate” shall have the meaning provided in Section 2.4(a).

“Company Common Stock” shall have the meaning provided in the second WHEREAS clause.

“Company Financial Statements” shall have the meaning provided in Section 3.5.

“Company Intellectual Property” shall mean all Intellectual Property owned by the Company and/or any of its Subsidiaries or used in connection with the business of the Company and/or any of its Subsidiaries.

“Company Merger Sub” shall have the meaning provided in the introductory paragraph.

“Company Pension Plans” shall have the meaning provided in Section 3.19(a).

“Company Permitted Liens” shall have the meaning provided in Section 3.7.

“Company Plans” shall have the meaning provided in Section 3.19(a).

“Company SEC Reports” shall have the meaning provided in Section 3.5.

“Company Shareholders Meeting” shall have the meaning provided in Section 9.1(a)(ii).

“Company Stock Rights” shall have the meaning provided in Section 2.7(a).

“Company Surviving Corporation” shall have the meaning provided in Section 2.2(a).

“Company Warrant” shall have the meaning provided in Section 2.12.

“Company Welfare Plans” shall have the meaning provided in Section 3.19(a).

“Confidentiality Agreement” shall mean that certain Mutual Non-Disclosure Agreement dated as of June 14, 2002 by and between FACO and the Company.

“D&O Insurance” shall have the meaning provided in Section 9.4(b).

“Delaware Agreements of Merger” shall mean, collectively, this Agreement and the SafeRent Agreement of Merger.

“Delaware Certificates of Merger” shall mean, collectively, the Company Certificate of Merger and the SafeRent Certificate of Merger.

“Delaware Code” shall mean the Delaware General Corporation Law.

“Delaware Merger Documents” shall mean those documents required to be filed with the Delaware Secretary of State in accordance with Section 251 of the Delaware Code.

“Effective Time” shall have the meaning provided in Section 2.2(h).

“EHP” shall have the meaning provided in the first WHEREAS clause.

“EHP Articles of Merger” shall mean the Articles of Merger in the form attached hereto as Exhibit A-4.

“EHP Common Stock” shall mean the Common Stock, par value $1.00, of EHP.

“EHP Merger” shall have the meaning provided in the first WHEREAS clause.

“EHP Plan of Merger” shall have the meaning provided in Section 2.2(c).

“EHP/SafeRent Plans” shall have the meaning provided in Section 4.19(b).

“EHP Surviving Corporation” shall have the meaning provided in Section 2.2(c).

“Entity” shall mean any Person that is not a natural Person.

“ERISA” shall have the meaning provided in Section 3.19(a).

“Excepted Shares” shall mean any shares of Company Common Stock that are held by FACO, the Company or any direct or indirect Subsidiary thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning provided in Section 2.4(a).

“Exchange Ratio” shall have the meaning provided in Section 2.3(a).

“FACO” shall have the meaning provided in the introductory paragraph hereto.

“FAST Acquisition Agreements” shall have the meaning provided in Section 9.7.

“FAST Balance Sheet Date” shall mean (i) in the case of ADR, EHP, Hirecheck, Registry, SafeRent and SAMI, September 30, 2002 and (ii) in the case of ZapApp, March 31, 2002.

“FAST Balance Sheets” shall mean, collectively, (i) the unaudited consolidated balance sheet for Hirecheck, Registry and SAMI, together with their respective consolidated Subsidiaries, if any, as at December 31, 2001, (ii) the unaudited balance sheets of each of EHP and SafeRent, together with their respective consolidated Subsidiaries, if any, as at December 31, 2001, (iii) the unaudited balance sheets of each of EHP and SafeRent, together with their respective consolidated Subsidiaries, if any, as at September 30, 2002, (iv) the unaudited consolidated balance sheet for ADR, Hirecheck, Registry and SAMI, together with their respective consolidated Subsidiaries, if any, as at September 30, 2002, (v) the unaudited pro forma consolidated balance sheet for the FAST Companies (other than Indian), together with their respective consolidated subsidiaries, if any, as at September 30, 2002 and (vi) the unaudited balance sheet of ZapApp as at March 31, 2002.

“FAST Company” or “FAST Companies” shall mean each of SafeRent, EHP, SAMI, Hirecheck, Registry, ADR, Indian or all of them, as the case may be.

“FAST Company Acquisition Indebtedness” shall have the meaning provided in Section 4.27.

“FAST Financial Statements” shall mean (i) the FAST Balance Sheets, (ii) the unaudited consolidated income statement for Hirecheck, Registry and SAMI, together with their respective consolidated Subsidiaries, if any, for the twelve months ended December 31, 2001, (iii) the unaudited income statement of each of EHP and SafeRent, together with their respective consolidated Subsidiaries, if any, for the twelve months ended December 31, 2001, (iv) the unaudited income statement of each of EHP and SafeRent, together with their respective consolidated Subsidiaries, if any, for the nine months ended September 30, 2002, (v) the unaudited pro forma consolidated income statement for the FAST Companies (other than Indian), together with their respective consolidated Subsidiaries, if any, for the twelve months ended December 31, 2001, (vi) the unaudited pro forma consolidated income statement for the FAST Companies (other than Indian), together with their respective consolidated Subsidiaries, if any, for the nine months ended September 30, 2002 and (vii) the unaudited profit and loss account of ZapApp for the twelve months ended March 31, 2002.

“FAST Intellectual Property” shall mean all Intellectual Property owned by a FAST Company and/or any Subsidiary thereof or used in connection with the business of a FAST Company and/or any Subsidiary thereof.

“FAST Merger Sub 1” shall have the meaning provided in the first WHEREAS clause.

“FAST Merger Sub 2” shall have the meaning provided in the first WHEREAS clause.

“FAST Merger Sub 3” shall have the meaning provided in the first WHEREAS clause.

“FAST Merger Sub 4” shall have the meaning provided in the first WHEREAS clause.

“FAST Merger Sub 5” shall have the meaning provided in the first WHEREAS clause.

“FAST Merger Sub 6” shall have the meaning provided in the first WHEREAS clause.

“FAST Pension Plans” shall have the meaning provided in Section 4.19(a).

“FAST Permitted Liens” shall have the meaning provided in Section 4.7.

“FAST Plans” shall have the meaning provided in Section 4.19(a).

“FAST Permitted Liens” shall have the meaning provided in Section 4.7.

“FAST Stock Consideration” shall mean the number of shares of Parent Class B Stock deliverable to FACO as provided in Section 2.13.

“Florida Articles of Merger” shall mean, collectively, the EHP Articles of Merger, the SAMI Articles of Merger and the Hirecheck Articles of Merger.

“Florida Code” shall mean the Florida Business Corporation Act.

“Florida Merger Documents” shall mean those documents required to be filed with the Florida Secretary of State in accordance with Section 607.1105 of the Florida Code.

“Florida Plans of Merger” shall mean, collectively, the EHP Plan of Merger, the SAMI Plan of Merger and the Hirecheck Plan of Merger.

“FTC” shall mean the Federal Trade Commission.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Entities” shall mean the appropriate legislative, executive, judicial, Federal, state and local governmental or regulatory agencies and authorities in the United States or any other jurisdiction.

“Hirecheck” shall have the meaning provided in the first WHEREAS clause.

“Hirecheck Articles of Merger” shall mean the Articles of Merger in the form attached hereto as Exhibit A-8.

“Hirecheck Common Stock” shall mean the Common Stock, par value $0.0001, of Hirecheck.

“Hirecheck Merger” shall have the meaning provided in the first WHEREAS clause.

“Hirecheck Plan of Merger” shall have the meaning provided in Section 2.2(e).

“Hirecheck Surviving Corporation” shall have the meaning provided in Section 2.2(e).

“HSR Act” shall have the meaning provided in Section 3.22.

“Indemnified Party” or “Indemnified Parties” shall have the meaning provided in Section 9.4(a).

“Indian” shall mean First American Indian Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of FACO.

“Indian Interests” shall mean all of the membership interests in Indian.

“Intellectual Property” shall mean all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators (“URLs”) and the Internet sites (collectively, the “Sites”) corresponding thereto, trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

“IRS” shall have the meaning provided in Section 3.19(f).

“Licenses” shall have the meaning provided in Section 3.17.

“Material Adverse Effect” shall mean, with respect to any Person, any adverse change, event, circumstance or effect that, individually or in the aggregate with all other adverse changes, events, circumstances and effects, is materially adverse to (i) the validity or enforceability of this Agreement, (ii) the ability of such Person to timely perform its obligations under this Agreement or (iii) the business, operations, assets, liabilities, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that the term “Material Adverse Effect” shall not include any adverse change, event, circumstance or effect that is proximately caused by (a) conditions affecting the United States economy generally or the economy of the regions in which such Person and its Subsidiaries, taken as a whole, conducts a material part of its business, (b) changes in financial markets, including fluctuations in the price of shares of the common stock of the Company or the common shares of FACO, (c) conditions affecting the industries in which such Person and its Subsidiaries compete or (d) the announcement, or other disclosure, of the transactions contemplated by this Agreement (to the extent such announcement or disclosure is not effected in contravention of any term of this Agreement) or the consummation of the transactions contemplated by this Agreement (including compliance by such Person with its covenants hereunder).

“Merger” and “Mergers” shall have the meanings provided in the first WHEREAS clause.

“Merger Consideration” shall mean the shares of Parent Class A Stock and any cash in lieu of fractional shares of Parent Class A Stock receivable by each shareholder of the Company pursuant to Section 2.3(a) and 2.3(b), respectively.

“Merger Sub” and “Merger Subs” shall have the meanings provided in the introductory paragraph hereto.

“NASD” shall mean the National Association of Securities Dealers, Inc., and any successor thereto.

“Nasdaq” shall mean the Nasdaq Stock Market, Inc., and any successor thereto.

“Nevada Code” shall mean the Nevada Revised Statutes.

“Nevada Merger Documents” shall mean those documents required to be filed with the Nevada Secretary of State in accordance with the Nevada Code.

“New Stock Rights” shall have the meaning provided in Section 2.7(a).

“NYSE” shall mean the New York Stock Exchange.

“Ordinary Course” shall mean, with respect to any Person, the ordinary course of commercial operations customarily engaged in by such Person, consistent with past practices (including with respect to quantity and frequency).

“Parent” shall have the meaning provided in the introductory paragraph hereto.

“Parent Bylaws” shall have the meaning provided in Section 2.9.

“Parent Certificate of Incorporation” shall have the meaning provided in Section 2.9.

“Parent Class A Certificate” shall have the meaning provided in Section 2.4(a).

“Parent Class A Stock” shall have the meaning provided in the second WHEREAS clause.

“Parent Class B Stock” shall have the meaning provided in the second WHEREAS clause.

“Party” or “Parties” shall mean each of FACO, the Company, Parent, Company Merger Sub or all of them, as the case may be.

“Permitted Reverse Stock Split” shall mean an amendment to the certificate of incorporation of the Company to affect a reverse stock split of the outstanding shares of common stock of the Company if, in the opinion of the Company’s management, such reverse stock split is advisable to attempt to maintain compliance with the requirements for continued listing of the NASDAQ National Market.

“Person” shall mean and include any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

“Pre-Closing Period” shall have the meaning provided in Section 3.13(b).

“Premium Limit” shall have the meaning provided in Section 9.4(b).

“Promissory Note” shall mean a subordinated secured promissory note in substantially the form of Exhibit D-1 executed by the Company.

“Proxy Statement/Prospectus” shall have the meaning provided in Section 8.1.

“PRSI Merger Agreement” shall mean the Agreement and Plan of Merger dated as of December 28, 2001 among the Company, US SEARCH Screening Services, Inc., Professional Resource Screening, Inc., Irwin R. Pearlstein, David Pearlstein and Cheryl Pearlstein-Enos.

“PRSI Settlement” shall have the meaning provided in Section 9.8.

“Registration Statement” shall have the meaning provided in Section 8.1.

“Registry” shall have the meaning provided in the first WHEREAS clause.

“Registry Articles of Merger” shall mean the Articles of Merger in the form attached hereto as Exhibit A-12.

“Registry Common Stock” shall mean the Common Stock, par value $1.00, of Registry.

“Registry Merger” shall have the meaning provided in the first WHEREAS clause.

“Registry Plan of Merger” shall have the meaning provided in Section 2.2(g).

“Registry Surviving Corporation” shall have the meaning provided in Section 2.2(g).

“Returns” shall have the meaning provided in Section 3.13(a).

“SafeRent” shall have the meaning provided in the first WHEREAS clause.

“SafeRent Agreement of Merger” shall have the meaning provided in Section 2.2(b).

“SafeRent Certificate of Merger” shall mean the Certificate of Merger in the form attached hereto as Exhibit A-2.

“SafeRent Common Stock” shall mean the Common Stock, par value $0.01, of SafeRent.

“SafeRent Merger” shall have the meaning provided in the first WHEREAS clause.

“SafeRent Surviving Corporation” shall have the meaning provided in Section 2.2(b).

“SAMI” shall have the meaning provided in the first WHEREAS clause.

“SAMI Articles of Merger” shall mean the Articles of Merger in the form attached hereto as Exhibit A-6.

“SAMI Common Stock” shall mean the Common Stock, par value $0.10, of SAMI.

“SAMI Merger” shall have the meaning provided in the first WHEREAS clause.

“SAMI Plan of Merger” shall have the meaning provided in Section 2.2(d).

“SAMI Surviving Corporation” shall have the meaning provided in Section 2.2(d).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall have the meaning provided in Section 6.6.

“Stock Plans” shall have the meaning provided in Section 2.7(a).

“Subsidiary” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest at the time or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision).

“Takeover Proposal” shall mean any tender or exchange offer, or proposal, other than a proposal by FACO or any of its affiliates, for a merger, share exchange or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Company or any of its Subsidiaries or a substantial portion of the assets of the Company or any of its Subsidiaries.

“Takeover Statute” shall mean any “fair price,” “moratorium,” “control share acquisition,” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States.

“Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person.

“Trading Day” shall mean a day on which the Nasdaq is open for at least one-half of its normal business hours.

“24/7” shall have the meaning provided in Section 3.15(k).

“VEBAs” shall have the meaning provided in Section 3.19(a).

“ZapApp” shall mean ZapApp India Private Limited, a private limited company organized under the laws of India.

1.2   Principles of Construction.

(a)  All references to Sections, subsections and Exhibits are to Sections, subsections and Exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.”

(b)  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(c)  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)  The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(e)  This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(f)  All references to (i) Schedules in Section 3 are to Schedules that form a part of the Disclosure Schedule delivered by the Company to FACO concurrently with the execution and delivery of this Agreement and (ii) Schedules in Sections 4 and 9.9 are to Schedules that form a part of the Disclosure Schedule delivered by FACO to the Company concurrently with the execution and delivery of this Agreement. The Schedules referred to herein are incorporated herein by reference.

SECTION 2

THE MERGERS AND RELATED MATTERS

2.1   Formation of Parent and the Merger Subs.    FACO has caused (a) Parent, Company Merger Sub and FAST Merger Sub 1 to be organized as corporations under the laws of the State of Delaware, (b) FAST Merger Sub 2, FAST Merger Sub 3 and FAST Merger Sub 4 to be organized as corporations under the laws of the State of Florida, (c) FAST Merger Sub 5 to be organized as a corporation under the laws of the State of California and (d) FAST Merger Sub 6 to be organized as a corporation under the laws of the State of Nevada. As of the date hereof, (i) FACO holds one share of common stock, which constitutes 100% of the issued and outstanding capital stock of Parent and (ii) Parent holds one share of common stock, which constitutes 100% of the issued and outstanding capital stock of each Merger Sub. FACO will cause Parent to perform (and Parent will cause each Merger Sub to perform) each of Parent’s and such Merger Sub’s respective obligations under this Agreement.

2.2   The Mergers.

(a)  At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the Company Certificate of Merger and the applicable provisions of the Delaware Code, Company Merger Sub shall be merged with and into the Company and the separate corporate existence of Company Merger Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the “Company Surviving Corporation”).

(b)  Prior to the Effective Time, FACO shall cause SafeRent and Fast Merger Sub 1 to enter into the agreement of merger in the form attached as Exhibit A-3 (the “SafeRent Agreement of Merger”). At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the SafeRent Certificate of Merger, the SafeRent Agreement of Merger and the applicable provisions of the Delaware Code, FAST Merger Sub 1 shall be merged with and into SafeRent and the separate corporate existence of FAST Merger Sub 1 shall cease, and SafeRent shall continue as the surviving corporation under the laws of the State of Delaware (the “SafeRent Surviving Corporation”).

(c)  Prior to the Effective Time, FACO shall cause EHP and Fast Merger Sub 2 to enter into the plan of merger in the form attached as Exhibit A-5 (the “EHP Plan of Merger”). At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the EHP Articles of Merger, the EHP Plan of Merger and the applicable provisions of the Florida Code, FAST Merger Sub 2 shall be merged with and into EHP and the separate corporate existence of FAST Merger Sub 2 shall cease, and EHP shall continue as the surviving corporation under the laws of the State of Florida (the “EHP Surviving Corporation”).

(d)  Prior to the Effective Time, FACO shall cause SAMI and Fast Merger Sub 3 to enter into the plan of merger in the form attached as Exhibit A-7 (the “SAMI Plan of Merger”). At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the SAMI Articles of Merger, the SAMI Plan of Merger and the applicable provisions of the Florida Code, FAST Merger Sub 3 shall be merged with and into SAMI and the separate corporate existence of FAST Merger Sub 3 shall cease, and SAMI shall continue as the surviving corporation under the laws of the State of Florida (the “SAMI Surviving Corporation”).

(e)  Prior to the Effective Time, FACO shall cause Hirecheck and Fast Merger Sub 4 to enter into the plan of merger in the form attached as Exhibit A-9 (the “Hirecheck Plan of Merger”). At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the Hirecheck Articles of Merger, the Hirecheck Plan of Merger and the applicable provisions of the Florida Code, FAST Merger Sub 4 shall be merged with and into Hirecheck and the separate corporate existence of FAST Merger Sub 4 shall cease, and Hirecheck shall continue as the surviving corporation under the laws of the State of Florida (the “Hirecheck Surviving Corporation”).

(f)  Prior to the Effective Time, FACO shall cause ADR and Fast Merger Sub 5 to enter into the agreement of merger in the form attached as Exhibit A-11 (the “ADR Agreement of Merger”). At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the ADR Certificates of Approval, the ADR Agreement of Merger and the applicable provisions of the California Code, FAST Merger Sub 5 shall be merged with and into ADR and the separate corporate existence of FAST Merger Sub 5 shall cease, and ADR shall continue as the surviving corporation under the laws of the State of California (the “ADR Surviving Corporation”).

(g)  Prior to the Effective Time, FACO shall cause Registry and Fast Merger Sub 6 to enter into the plan of merger in the form attached as Exhibit A-13 (the “Registry Plan of Merger”). At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the Registry Articles of Merger, the Registry Plan of Merger and the applicable provisions of the Nevada Code, FAST Merger Sub 6 shall be merged with and into Registry and the separate corporate existence of FAST Merger Sub 6 shall cease, and Registry shall continue as the surviving corporation under the laws of the State of Nevada (the “Registry Surviving Corporation”).

(h)  The Mergers shall become effective when (i) the Closing has occurred, (ii) each of the Delaware Agreements of Merger has been executed by the respective parties thereto in accordance with the Delaware Code and each of the Delaware Certificates of Merger, executed in accordance with the Delaware Code, is duly filed with the Secretary of State of Delaware, (iii) each of the Florida Plans of Merger has been executed by the respective parties thereto in accordance with the Florida Code and each of the Florida Articles of Merger, executed in accordance with the Florida Code, is duly filed with the Department of State of Florida, (iv) the ADR Agreement of Merger has been executed by the respective parties thereto in accordance with the California Code and each of the Certificates of Approval, executed in accordance with the California Code, is duly filed with the Secretary of State of California and (v) the Registry Plan of Merger has been executed by the respective parties thereto in accordance with the Nevada Code and the Registry Articles of Merger, executed in accordance with the Nevada Code, is duly filed with the Secretary of State of Nevada, or at the latest of such times as the Parties may agree and specify in the Delaware Certificates of Merger, the Florida Articles of Merger, the ADR Agreement of Merger and the Registry Articles of Merger (the latest such time of effectiveness, the “Effective Time”).

(i)  Each of the Company and FACO shall cooperate and use their respective best efforts to cause the Delaware Certificates of Merger, the Florida Plans of Merger, the ADR Agreement of Merger and the Registry Plan of Merger to be filed with the Secretary of State of the State of Delaware, the Department of State of the State of Florida, the Secretary of State of the State of California and the Secretary of State of the State of Nevada, as appropriate, including making such modifications to the forms of such documents attached to this Agreement as may be necessary or advisable to effect promptly such filings.

(j)  From and after the Effective Time, (i) the Company Merger and the SafeRent Merger shall have the effects provided for in Section 251 of the Delaware Code, (ii) the EHP Merger, the SAMI Merger and the Hirecheck Merger shall have the effects provided for in Section 607.1106 of the Florida Code, (iii) the ADR Merger shall have the effects provided for in Section 1107 of the California Code and (iv) the Registry Merger shall have the effects provided for in Section 92A.250 of the Nevada Code.

(k)  From and after the Effective Time, (i) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Company Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, (ii) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Company Surviving Corporation until thereafter amended as provided by law, by such Certificate of Incorporation or by such bylaws and (iii) the directors and officers of the Company Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Company Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and bylaws of the Company Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

2.3   Conversion of Company Shares.    At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party or any of their respective shareholders:

(a)  Each share of Company Common Stock then issued and outstanding, other than Excepted Shares, shall be converted into the right to receive 0.04 of a share of Parent Class A Stock; provided, however, that in the event the Company effects a permitted stock split, reverse split (including a Permitted Reverse Stock Split), stock dividend, reorganization, recapitalization or other like change with respect to shares of Company Common Stock after the date hereof and prior to the Effective Time, such fraction (expressed as a decimal) shall be adjusted to reflect fully the effect of such permitted stock split, reverse split, stock dividend, reorganization, recapitalization or other like change (such fraction (expressed as a decimal), as the same may be adjusted in accordance herewith, the “Exchange Ratio”). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Company Common Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, other than the right to receive Parent Class A Stock and cash in lieu of fractional shares of Parent Class A Stock.

(b)  No fraction of a share of Parent Class A Stock will be issued hereunder, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Class A Stock shall receive from Parent, subject to any withholdings required by applicable law, an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction and (ii) the average closing price of a share of Company Common Stock, as quoted on the Nasdaq National Market (or, if no longer quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the then principal exchange or market for the Company Common Stock), for the ten Trading Days ending on the Trading Day that is three Trading Days prior to the date of the Company Shareholders Meeting.

(c)  Excepted Shares shall be canceled and retired without any conversion thereof and no holder thereof shall receive any cash payment with respect to a fractional share.

(d)  Each share of common stock of Company Merger Sub shall be converted into one share of Common Stock, par value $0.001, of the Company Surviving Corporation.

2.4   Surrender of Company Certificates.

(a)  Exchange of Company Common Certificates.    At the Effective Time, or as soon as practicable thereafter, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Exchange Agent”) for the holders of shares of Company Common Stock in connection with the Company Merger and the payment of the consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.3. Prior to the filing of the Company Certificate of Merger in accordance with Section 2.2(i), Parent shall deposit with the Exchange Agent in trust for the holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (each such certificate a “Company Common Certificate”), and each such holder will be entitled to receive, upon surrender of one or more Company Common Certificates to the Exchange Agent in the manner set forth in subsection (b) below,  (i) certificates representing the shares of Parent Class A Stock (each such certificate, a “Parent Class A Certificate”) into which the shares of Company Common Stock represented by such Company Common Certificates are to be converted in the Company Merger and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractions of shares pursuant to Section 2.3(b). The Exchange Agent shall invest any such cash deposited with it as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

(b)  Exchange Procedures.    Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a Company Common Certificate: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Certificates shall pass, only upon receipt of the Company Common Certificates by the Exchange Agent and shall otherwise be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Common Certificates in exchange for Parent Class A Certificates (and cash in lieu of fractional shares). Upon surrender to the Exchange Agent of a Company Common Certificate, together with such letter of transmittal properly completed and duly executed, together with any other documents as may be reasonably requested by the Exchange Agent, the Exchange Agent shall pay the holder of such Company Common Certificate the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Company Common Certificate and such Company Common Certificate shall forthwith be canceled. Until so surrendered, each Company Common Certificate (other than Company Common Certificates representing shares of Company Common Stock to be canceled pursuant to Section 2.3(c)) shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which the holder of such Company Common Certificate is entitled pursuant to this Section 2.

No dividends or other distributions with respect to shares of Parent Class A Stock will be paid to the holder of any unsurrendered Company Common Certificate with respect to the shares of Parent Class A Stock represented thereby until the holder of record of such Company Common Certificate surrenders such Company Common Certificate. Subject to applicable law, following the surrender of any such Company Common Certificate, there shall be paid to the record holder of the Parent Class A Certificates issued in exchange thereof, without interest, at the time of such surrender, the amount of any such dividends or other distributions theretofore payable (but for the provisions of this paragraph) with respect to the shares represented by such Parent Class A Certificates.

(c)  Registration Name on Certificates.    If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Company Common Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that the Company Common Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay any transfer or other taxes payable by reason of the foregoing or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not required to be paid.

(d)  Unavailable Certificates.    In the event any Company Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Section 2; provided that Parent and/or the Company Surviving Corporation may require the Person to whom the Merger Consideration is paid, as a condition precedent to the payment thereof, to give Parent and/or the Company Surviving Corporation a bond in such sum as is customary or otherwise indemnify Parent and/or the Company Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against Parent and/or the Company Surviving Corporation with respect to the Company Common Certificate claimed to have been lost, stolen or destroyed.

(e)  Merger Not Consummated.    In the event the Company Merger is not consummated for any reason, Parent shall promptly direct the Exchange Agent to return promptly to (i) each Person who deposited a Company Common Certificate and any other agreements or instruments tendered to the Exchange Agent by such Person, such Company Common Certificate and other agreements or instruments and (ii) Parent, the Merger Consideration.

(f)  Escheat Laws.    Notwithstanding any provisions of this Section 2 to the contrary, none of Parent, FACO and the Company Surviving Corporation shall be liable to any holder of the Company Common Certificates formerly representing shares of Company Common Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.5   No Further Rights of Transfers.    At and after the Effective Time, each holder of a Company Common Certificate shall cease to have any rights as a shareholder of the Company, except for, in the case of a holder of a Company Common Certificate (other than Excepted Shares), the right to surrender his, her or its Company Common Certificate in exchange for the Merger Consideration, and no transfer of Company Common Shares shall be made on the stock transfer books of the Company Surviving Corporation. Company Common Certificates presented to the Company Surviving Corporation after the Effective Time shall be canceled and exchanged as provided in this Section 2. At the close of business on the day on which the Effective Time occurs, the stock ledger of the Company with respect to Company Common Stock shall be closed.

2.6   Reserved.

2.7   Stock Option and Other Plans.

(a)  Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) and the Board of Directors of Parent (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time all the outstanding stock options, stock appreciation rights, limited stock appreciation rights and stock purchase rights (the “Company Stock Rights”) heretofore granted under any stock option or similar plan, agreement and arrangement of the Company and its Subsidiaries (the “Stock Plans”), shall be assumed by Parent and converted automatically into options to purchase shares of Parent Class A Stock (collectively, “New Stock Rights”) in an amount and, if applicable, at an exercise price determined as provided below:

(i)  the number of shares of Parent Class A Stock to be subject to each New Stock Right shall be equal to the product of (x) the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original Company Stock Right and (y) the Exchange Ratio, provided that any fractional share of Parent Class A Stock resulting from such multiplication shall be rounded down to the nearest share; and

(ii)  the exercise price per share of Parent Class A Stock under each New Stock Right shall be equal to the exercise price per share of Company Common Stock under the original Company Stock Right divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

After the Effective Time, each New Stock Right shall be exercisable and be subject to the same terms and conditions (other than vesting that is accelerated pursuant to the terms of any written agreement in effect on the date hereof) as were applicable to the related Company Stock Right immediately prior to the Effective Time (except that with regard to such New Stock Right, any references to the Company shall be deemed, as appropriate, to include Parent).

(b)  The Company shall take all actions so that following the Effective Time no holder of a Company Stock Right under or any participant in any of the Stock Plans shall have any right thereunder to acquire capital stock of the Company or the Company Surviving Corporation. The Company will take all actions so that, as of the Effective Time, neither the Company nor the Company Surviving Corporation or any of their respective Subsidiaries is or will be bound by any Company Stock Rights or other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Company, the Company Surviving Corporation or any of their respective subsidiaries or to receive any payment in respect thereof, except as otherwise provided herein.

(c)  Parent shall take all action necessary at the Effective Time to authorize and reserve a number of shares of Parent Class A Stock sufficient for issuance upon exercise of each New Stock Right.

(d)  As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Class A Stock equal to the number of shares subject to the New Stock Rights. Any such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) for at least as long as any New Stock Right remains outstanding.

(e)  The Board of Directors of the Company shall, prior to or as of the Effective Time, take necessary and appropriate action to approve the deemed disposition of the Company Stock Rights for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Parent shall, prior to the Effective Time, take necessary and appropriate action to approve the deemed grant of options to purchase Parent Class A Stock under the New Stock Rights for purposes of Section 16(b) of the Exchange Act.

2.8   Conversion of FAST Company Shares; Indian Interests.    At the Effective Time:

(a)  By virtue of the SafeRent Merger and without any action on the part of any Party or any of their respective shareholders:

(i)  All shares of SafeRent Common Stock then issued and outstanding shall be collectively converted into that fraction of the FAST Stock Consideration that is allocated by FACO in its sole determination to the SafeRent Common Stock. All such shares of SafeRent Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and FACO and its affiliates shall cease to have any rights with respect thereto, other than the right to receive the shares of Parent Class B Stock into which such shares of SafeRent Common Stock are converted hereunder.

(ii)  Each share of the issued and outstanding common stock of FAST Merger Sub 1 shall be converted into one share of Common Stock, par value $0.001, of the SafeRent Surviving Corporation.

(b)  By virtue of the EHP Merger and without any action on the part of any Party or any of their respective shareholders:

(i)  All shares of EHP Common Stock then issued and outstanding shall be collectively converted into that fraction of the FAST Stock Consideration that is allocated by FACO in its sole determination to the EHP Common Stock. All such shares of EHP Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and FACO and its affiliates shall cease to have any rights with respect thereto, other than the right to receive the shares of Parent Class B Stock into which such shares of EHP Common Stock are converted hereunder.

(ii)  Each share of the issued and outstanding common stock of FAST Merger Sub 2 shall be converted into one share of Common Stock, par value $0.001, of the EHP Surviving Corporation.

(c)  By virtue of the SAMI Merger and without any action on the part of any Party or any of their respective shareholders:

(i)  All shares of SAMI Common Stock then issued and outstanding shall be collectively converted into that fraction of the FAST Stock Consideration that is allocated by FACO in its sole determination to the SAMI Common Stock. All such shares of SAMI Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and FACO and its affiliates shall cease to have any rights with respect thereto, other than the right to receive the shares of Parent Class B Stock into which such shares of SAMI Common Stock are converted hereunder.

(ii)  Each share of the issued and outstanding common stock of FAST Merger Sub 3 shall be converted into one share of Common Stock, par value $0.001, of the SAMI Surviving Corporation.

(d)  By virtue of the Hirecheck Merger and without any action on the part of any Party or any of their respective shareholders:

(i)  All shares of Hirecheck Common Stock then issued and outstanding shall be collectively converted into that fraction of the FAST Stock Consideration that is allocated by FACO in its sole determination to the Hirecheck Common Stock. All such shares of Hirecheck Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and FACO and its affiliates shall cease to have any rights with respect thereto, other than the right to receive the shares of Parent Class B Stock into which such shares of Hirecheck Common Stock are converted hereunder.

(ii)  Each share of the issued and outstanding common stock of FAST Merger Sub 4 shall be converted into one share of Common Stock, par value $0.001, of the Hirecheck Surviving Corporation.

(e)  By virtue of the ADR Merger and without any action on the part of any Party or any of their respective shareholders:

(i)  All shares of ADR Common Stock then issued and outstanding shall be collectively converted into that fraction of the FAST Stock Consideration that is allocated by FACO in its sole determination to the ADR Common Stock. All such shares of ADR Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and FACO and its affiliates shall cease to have any rights with respect thereto, other than the right to receive the shares of Parent Class B Stock into which such shares of ADR Common Stock are converted hereunder.

(ii)  Each share of the issued and outstanding common stock of FAST Merger Sub 5 shall be converted into one share of Common Stock, par value $0.001, of the ADR Surviving Corporation.

(f)  By virtue of the Registry Merger and without any action on the part of any Party or any of their respective shareholders:

(i)  All shares of Registry Common Stock then issued and outstanding shall be collectively converted into that fraction of the FAST Stock Consideration that is allocated by FACO in its sole determination to the Registry Common Stock. All such shares of Registry Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and FACO and its affiliates shall cease to have any rights with respect thereto, other than the right to receive the shares of Parent Class B Stock into which such shares of Registry Common Stock are converted hereunder.

(ii)  Each share of the issued and outstanding common stock of FAST Merger Sub 6 shall be converted into one share of Common Stock, par value $0.001, of the Registry Surviving Corporation.

(g)  FACO will contribute and convey to Parent all of FACO’s right, title and interest in and to the Indian Interests in exchange for a fraction of the FAST Stock Consideration, which fraction shall be allocated by FACO in its sole determination.

(h)  All allocations to be made by FACO pursuant to this Section 2.8 shall be made not less than three Business Days prior to the Closing Date and shall be made in accordance with the fair market value of the stock and interests referred to in Sections 2.8(a) through (g).

(i)  At the Closing, Parent will deliver to FACO a certificate, registered in FACO’s name, representing the shares of Parent Class B Stock to which FACO is entitled under this Section 2.8.

2.9   Certificate of Incorporation and Bylaws of Parent.    Prior to the Effective Time, FACO shall cause the certificate of incorporation of Parent to be amended and restated to read as set forth in Exhibit B (the “Parent Certificate of Incorporation”) and, following such amendment and restatement, FACO shall cause the Parent Certificate of Incorporation to continue to be the certificate of incorporation of Parent until the Effective Time and thereafter until amended as provided therein and under the Delaware Code. The bylaws attached hereto as

Exhibit C are the bylaws of Parent (the “Parent Bylaws”) and FACO shall cause the Parent Bylaws to continue to be the bylaws of Parent from the date hereof until the Effective Time and thereafter until amended as provided therein and under the Parent Certificate of Incorporation and the Delaware Code.

2.10   Directors and Officers of Parent.    FACO shall take all action reasonably necessary to identify as soon as practicable the individuals in addition to Lawrence D. Lenihan, Jr. and Brent N. Cohen to serve as directors of Parent at the Effective Time and the individuals to serve as officers of Parent at the Effective Time, each of such directors and officers to hold office, subject to the applicable provisions of the Parent Certificate of Incorporation and the Parent Bylaws, until their respective successors shall be duly elected or appointed and qualified. If any such person so identified (i) prior to the Effective Time determines not to serve as a director or officer, as the case may be, of Parent following the Effective Time or (ii) is not acceptable to or does not satisfy the listing standards of the Nasdaq National Market or other rules and regulations promulgated by the SEC or Nasdaq, FACO shall designate a replacement for such person or, in the case of a replacement for Lawrence D. Lenihan, Jr. or Brent N. Cohen (or their replacements) as directors, the Company shall designate a replacement for such person.

2.11   Parent Cash Balances.    Immediately prior to the Closing, FACO shall make a capital contribution to Parent in cash, by wire transfer to a bank account controlled by Parent, in an amount equal to or exceeding  (a) $15,000,000 minus (b) the sum of (i) all amounts permitted to be offset by FACO pursuant to Section 12.2, (ii) the aggregate amount of the consolidated cash balances of the FAST Companies and their respective Subsidiaries immediately prior to the Closing that will remain with the FAST Companies and their respective Subsidiaries immediately following the Closing and (iii) the amount of the total outstanding principal balance, and all interest accrued thereon, due by the Company to FACO in respect of the loans evidenced by the Promissory Note.

2.12   Assumption of Company Warrants.    At the Effective Time, (a) each warrant to purchase a share or shares of Company Common Stock outstanding immediately prior to the Effective Time (each, a “Company Warrant”) shall become a warrant entitling the holder thereof to purchase the number of shares of Parent Class A Stock such holder would have received pursuant to Section 2.3 of this Agreement had such holder exercised such Company Warrant immediately prior to the Effective Time, rounded up to the nearest whole share of Parent Class A Stock, and all references in any Company Warrant to the Company shall be deemed to be a reference to Parent, where appropriate, and (b) Parent shall assume all obligations of the Company with respect to the Company Warrants and shall cause the Company Surviving Corporation to deliver any notices to the holders of Company Warrants as may be required pursuant to the terms thereof. Other than as set forth in the preceding sentence, each Company Warrant shall be subject to the same terms and conditions applicable to such Company Warrant immediately prior to the Effective Time.

2.13   FAST Stock Consideration.

(a)  At the Closing, FACO shall be entitled to receive a number of fully-paid and non-assessable shares of Parent Class B Stock equal to the sum of:

(i)  Four times the number of shares of Parent Class A Stock to be issued pursuant to the Company Merger on account of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time;

(ii)  Four times the number of shares of Parent Class A Stock required to be issued upon the exercise in full of any options or warrants issued by the Company that are outstanding as of the Closing Date and that are not listed in Schedule 3.3; provided, however, that FACO shall not be entitled to receive any shares of Parent Class B Common Stock in respect of any option issued by the Company that (A) is not listed in Schedule 3.3, (B) covers a number of shares no greater than that covered by an option that has been terminated or has expired after the date hereof but prior to such issuance and (C) has an exercise price no less than the exercise price of the option that has been so terminated or expired; and

(iii)  The greater of (A) 1,000 and (B) the product of (1) 10,130,000, minus four times the number of shares of Company Common Stock issued or required to be issued as a result of the exercise between the date of this Agreement and the Closing Date of Company Stock Rights and/or Company Warrants that are listed in Schedule 3.3 and (2) the Exchange Ratio.

(b)  If, at the Closing, the amount of the Company’s indebtedness for borrowed money exceeds the Borrowing Limit, then 15 business days after the Closing, FACO shall be entitled to receive, an additional number of shares of Parent Class B Stock equal to:

(i)  Four times the amount by which the Company’s indebtedness for borrowed money at Closing exceeds the Borrowing Limit, divided by;

(ii)  The average closing price of one share of Parent Class A Stock over the first 10 days of trading following the Closing.

(c)  If the PRSI Settlement has not occurred prior to the Closing and Parent subsequently issues shares of Parent Class A Stock to settle the Company’s remaining obligations pursuant to Sections 3.1 and 3.5 of the PRSI Merger Agreement, then Parent shall issue to FACO a number of shares of Parent Class B Stock equal to the lesser of (A) four times the number of shares of Parent Class A Stock issued (or to be issued) by the Company in settlement of such obligations and (B) the product of (1) 1,200,000 and (2) the Exchange Ratio.

2.14   Closing.    The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of White & Case LLP, 633 West Fifth Street, Suite 1900, Los Angeles, California, as soon as practicable (and in any event within five (5) Business Days) after the last of the conditions set forth in Section 7 hereof is fulfilled or waived (subject to applicable law) or at such other time and place and on such other date as FACO and the Company shall mutually agree (the “Closing Date”).

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees in favor of FACO as follows:

3.1   Existence and Good Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to conduct its business, and is in good standing, in each jurisdiction listed on Schedule 3.1, which are the only jurisdictions in which the character or location of the property owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.2   Binding Effect.    This Agreement (a) has been duly authorized and approved by all required corporate action of the Company, (b) has been duly executed and delivered by the Company and (c) constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

3.3   Capitalization.    As of the date of this Agreement, the authorized capital stock of the Company is (a) 300,000,000 shares of Common Stock, $0.001 par value, of which 96,992,327 shares are issued and outstanding and (b) 1,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. All such outstanding shares have been, and all shares of capital stock of the Company issued after the date hereof will be, duly authorized and validly issued and are, or upon such issuance will be, fully paid and nonassessable. Except as set forth on Schedule 3.3, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of Company Common Stock, any other securities of the Company, or any equity interest in the Company or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Schedule 3.3 contains a complete and accurate list of Company Stock Rights granted under any Stock Plans, including the “grant programs” pursuant to which such Company Stock Rights were granted. Except as set forth on Schedule 3.3, no Person has any demand or piggyback registration rights in respect of shares of Company Common Stock or any other securities of the Company. All securities, rights, options and plans set forth (or required to be set forth) on Schedule 3.3 have been issued or granted in accordance with applicable law and not in contravention with the certificate of incorporation or bylaws of the Company.

3.4   Subsidiaries and Investments.

(a)  Set forth on Schedule 3.4 hereto is a list of each direct or indirect Subsidiary of the Company and the percentage ownership of the Company in each such Subsidiary. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (as set forth in Schedule 3.4) and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

(b)  Set forth on Schedule 3.4 is a list of jurisdictions in which each Subsidiary of the Company is qualified as a foreign company. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned, leased or operated by each Subsidiary of the Company, or the nature of the business conducted by each Subsidiary of the Company, makes such qualification necessary, except where the failure to obtain such qualification would not have a Material Adverse Effect on the Company.

3.5   SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC (as such documents have been amended prior to the date hereof, the “Company SEC Reports”), as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, the rules and regulations thereunder and the court interpretations thereof and the rules of the NASD. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of material fact or omitted statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in such Company SEC Reports (the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to the absence of complete notes and normal, year-end adjustments, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof. Without limiting the generality of the foregoing, (i) PricewaterhouseCoopers LLP (“PwC”) has not resigned or been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act of 2002 (excluding any failure to make such certifications occurring after the date of this Agreement that is inadvertent but promptly corrected by filing the requisite certification or is attributable to the physical incapacity of an officer required to make such a certification) and (iii) no enforcement action has been initiated against the Company by the SEC relating to disclosures contained in any Company SEC Report.

3.6   Books and Records.    The minute books of the Company and each of its Subsidiaries contain, in all material respects, accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of the Company and its respective Subsidiaries. Except as set forth on Schedule 3.6, neither the Company nor any of its Subsidiaries has any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its Subsidiaries.

3.7   Title to Properties; Encumbrances.    Except (1) as set forth on Schedule 3.7 (and except for property leased by the Company, which, for the avoidance of doubt, is represented and warranted to in Section 3.9) and (2) for properties and assets reflected in the Company Balance Sheet or acquired since the Company Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course, the Company and its Subsidiaries have good, valid and marketable title to (a) all of their respective properties and assets (real and personal, tangible and intangible), including all of the properties and assets reflected in the Company Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Company or a Subsidiary thereof since the Company Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Company Balance Sheet, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, and other liens or other imperfections in title, if any, which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, such property by the Company or such Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described on Schedule 3.7 (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as “Company Permitted Liens”).

3.8   Real Property.    Neither the Company nor any of its Subsidiaries owns, directly or indirectly, in whole or in part, any interest in any real property.

3.9   Leases.    Schedule 3.9 contains an accurate and complete list of each real and personal property lease for which total annual rent payments equal or exceed $15,000 to which the Company or any of its Subsidiaries is a party (as lessee or lessor). Each lease set forth on Schedule 3.9 (or required to be set forth on Schedule 3.9) is in full force and effect; all rents and additional rents due by the Company or one of its Subsidiaries to date on each such lease have been paid (other than any pass through expenses not yet invoiced to the Company); in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except where such defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The tangible personal property leased by the Company and its Subsidiaries is in a state of good maintenance and repair, reasonable wear and tear excepted, except where the state of such property would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.10   Material Contracts.    Except as set forth on Schedule 3.10, neither the Company nor any of its Subsidiaries is bound by (a) any agreement, contract or commitment relating to the employment of any Person (as hereinafter defined) by either the Company or any of its Subsidiaries or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan (including any agreement under which an employee of the Company would be entitled to payment, vesting of rights or benefits or other compensation upon a change in control of the Company), (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $50,000 per individual item or $100,000 in the aggregate, (d) any loan or advance to, or investment in, any

Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person other than the Company or one of its Subsidiaries (other than the endorsement of negotiable instruments for collection in the Ordinary Course), (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the ability of the Company to engage in any line of business or to compete with any Person or (h) any agreement, contract or commitment not entered into in the Ordinary Course which involves $50,000 or more and is not cancelable without penalty within 30 days. Each contract or agreement set forth (or required to be set forth) on Schedule 3.10 is in full force and effect. Neither the Company nor any of its Subsidiaries has violated any of the material terms or conditions of any contract or agreement (x) to which the Company (or a Subsidiary thereof) and any customer that accounts for more than 2% of the total sales of the Company and its Subsidiaries, taken as a whole, are parties or (y) set forth (or required to be set forth) on Schedule 3.10, in each case in any material respect, and, to the best knowledge, information and belief of the Company, all of the material covenants to be performed by any other party thereto have been fully performed.

3.11   Restrictive Documents.    Except as set forth on Schedule 3.11, neither the Company nor any of its Subsidiaries is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of the Company or any of its Subsidiaries to acquire any property or conduct business in any area or business line or (b) has or would reasonably be expected to have a Material Adverse Effect on the Company.

3.12   Litigation.    Except as set forth on Schedule 3.12, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company, threatened, against or impacting the Company, any of its Subsidiaries or any of their respective properties or rights which would materially and adversely affect the right or ability of the Company or any of its Subsidiaries to carry on its business as now conducted, or which would have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the Company.

3.13   Taxes.

(a)  Tax Returns.    The Company and each of its Subsidiaries have timely filed or caused to be filed with the appropriate taxing authorities all returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information tax returns) for Taxes (“Returns”) that are required to be filed by, or with respect to, the Company or such Subsidiary on or prior to the Closing Date. The Returns have accurately reflected in all material respects and will accurately reflect in all material respects all liability for Taxes of the Company and such Subsidiaries for the periods covered thereby.

(b)  Payment of Taxes.    Except as set forth on Schedule 3.13(b), all material Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Company and each of its Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (the “Pre-Closing Period”) have been (or by the Closing Date will be) timely paid in full on or prior to the Closing Date or adequately accrued and disclosed and fully provided for in the Company Financial Statements in accordance with GAAP.

(c)  Other Tax Matters.    Except as set forth on Schedule 3.13(c):

(i)  (A) neither the Company nor any of its Subsidiaries has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality; (B) no such audit is pending or, to the Company’s knowledge, contemplated; and (C) neither the Company nor any of its Subsidiaries has received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries;

(ii)  neither the Company nor any of its Subsidiaries (A) has, as of the Closing Date, entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company and (B) is, as of the Closing Date, currently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency;

(iii)  neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Return, other than the consolidated, unified or combined Returns of the Company’s Subsidiaries filed with other Subsidiaries of the Company and/or the Company, provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired;

(iv)  all Taxes which either the Company or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable;

(v)  neither the Company nor any of its Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the date hereof;

(vi)  there are no tax sharing, allocation, indemnification or similar agreements in effect as between (A) the Company or any predecessor, Subsidiary or other affiliate thereof and (B) any other party under which Parent, FACO, the Company or any Subsidiary thereof (before and after giving effect to the Mergers) could be liable for any Taxes or other claims of any party;

(vii)  neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality;

(viii)  no election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code;

(ix)  no claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;

(x)  neither the Company nor any of its Subsidiaries is a party to any agreement that would require the Company or any of its Subsidiaries or any affiliate thereof to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code;

(xi)  (A) there are no deferred intercompany transactions between the Company and any of its Subsidiaries or between its Subsidiaries and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of the Company or any of its Subsidiaries) which will or may result in the recognition of income upon the consummation of the transactions contemplated by this Agreement, and (B) there are no other transactions or facts existing with respect to the Company and/or its Subsidiaries which by reason of the consummation of the transactions contemplated by this Agreement will result in the Company and/or its Subsidiaries recognizing income; and

(xii)  no indebtedness of the Company or any of its Subsidiaries consists of “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(d)  The Company is not liable for any unpaid Taxes, and no claim has ever been made against the Company by any taxing authority, arising out of any of the consolidated Returns of The Kushner-Locke Company, a California corporation, in which the Company was included.

3.14   Insurance.    Set forth on Schedule 3.14 is a complete list of insurance policies that the Company and its Subsidiaries maintain with respect to their respective businesses, properties and employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company and its Subsidiaries and their respective property and assets are normally exposed in the operation of their respective businesses. There has not been any material adverse change in the Company’s or any of its Subsidiaries’ relationship with their respective insurers or in the premiums payable pursuant to such policies during the past year.

3.15   Intellectual Properties.

(a)  Schedule 3.15(a) is an accurate and complete list of all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names, corporate and business names, trade names, brand names and material computer software programs used or held for use in the business of the Company and its Subsidiaries. The Intellectual Property listed (or required to be listed) on Schedule 3.15(a), except as indicated on such Schedule, has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

(b)  Except (i) as set forth in Schedule 3.15(b) and (ii) for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions, neither the Company nor any of its Subsidiaries is a party to any license or agreement, whether as licensor, licensee or otherwise, with respect to any Intellectual Property. To the extent any Intellectual Property is used under license in the business of the Company and/or any of its Subsidiaries, no notice of a material default has been sent or received by the Company or any of its Subsidiaries under any such license which remains uncured and the execution, delivery or performance of the Company’s obligations hereunder will not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Company and/or its Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, enforceable by the Company in accordance with the terms thereof.

(c)  Except as set forth in Schedule 3.15(c), the Company or a Subsidiary thereof owns or is licensed to use, all of the Company Intellectual Property (including all of the Intellectual Property set forth (or required to be set forth) in Schedule 3.15(a)), free and clear of any liens, security interests, charges, encumbrances and other adverse claims, without obligation to pay any royalty or any other fees with respect thereto. Neither the Company’s nor any of its Subsidiaries’ use of the Company Intellectual Property (including the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the business of the Company or any of its Subsidiaries) violates, infringes, misappropriates or misuses any intellectual property rights of any third party. No Company Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. Other than routine filing fees and payments made pursuant to agreements disclosed in Schedule 3.15(b) or 3.15(c), there are no actions that must be taken or payments that must be made by the Company or any of its Subsidiaries within 180 days following the Closing Date that, if not taken or paid, will adversely affect the Company Intellectual Property. The Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Company or any of its Subsidiaries.

(d)  Except as set forth in Schedule 3.15(d), neither the Company nor any of its Subsidiaries has received any written notice or claim from any third party challenging the right of the Company or any of its Subsidiaries to use any of the Company Intellectual Property. The Company Intellectual Property listed (or required to be listed) on Schedules 3.15(a) and 3.15(b) constitutes all the Intellectual Property necessary to operate the business of the Company and its Subsidiaries as of the Closing Date and thereafter, in the manner in which it is presently operated, except for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions.

(e)  Except as set forth in Schedule 3.15(e), neither the Company nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company or any of its Subsidiaries) of its rights to, or in connection with any Intellectual Property, which claim is still pending. Except as set forth in Schedule 3.15(e), neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the Ordinary Course.

(f)  Except as set forth in Schedule 3.15(f), to the best knowledge of the Company, there is no pending or threatened claim by any third party of a violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the Company Intellectual Property. To the best knowledge of the Company, no valid basis exists for any such claims.

(g)  Except as set forth in Schedule 3.15(g), there are no interferences or other contested proceedings, either pending or, to the best knowledge of the Company, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to the Company Intellectual Property.

(h)  Either the Company or a Subsidiary thereof has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that the Company or a Subsidiary thereof does not already own by operation of law.

(i)  The Company and its Subsidiaries have taken all necessary and reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and the Company or a Subsidiary thereof. Neither the Company or any of its Subsidiaries has breached any agreements of non-disclosure or confidentiality.

(j)  Each of the material computer software programs used or held for use in the business of the Company and its Subsidiaries operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications thereof, and, with respect to each of such computer software programs that are owned by the Company or a Subsidiary thereof, the applications can be compiled from their associated source code without undue burden.

(k)  For the twelve-month period prior to the Closing Date, the active Internet domain names and URLs (as defined in the definition of Intellectual Property) of the Company and its Subsidiaries direct and resolve to the appropriate Internet protocol addresses and are and have been accessible to Internet users on those certain computers used by the Company and its Subsidiaries to make the Sites (as defined in the definition of Intellectual Property) so accessible substantially twenty-four (24) hours per day, seven (7) days per week (“24/7”) and are and have been operational for transacting from those certain computers used by the Company and its Subsidiaries to make the Sites so accessible on a 24/7 basis. Either the Company or a Subsidiary thereof has fully operational backup copies of each Site (and all related software, databases and other information), made from the current versions of such Site as accessible to Internet users. From the date hereof until the Closing Date, backup copies have been made on media commercially appropriate for such backups, no less frequently than every 14 days, and such backup copies have been stored in a safe and secure environment, fit for such backup media, and are not located at the same location of the relevant server(s). Neither the Company nor any Subsidiary thereof has any reason to believe that the Sites will not operate or will not continue to be accessible to Internet users on substantially a 24/7 basis prior to, at the time of and after the Closing Date.

3.16   Compliance with Laws.    The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not have a Material Adverse Effect on the Company. In furtherance of, and not by way of limitation of, the preceding sentence, neither the Company nor any of its Subsidiaries has violated any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation, nor has the Company or any Subsidiary thereof received notice of any such violation, and neither the Company nor any of its Subsidiaries is aware of any facts that would give rise to such a violation.

3.17   Governmental Licenses.    Each of the Company and its Subsidiaries has all governmental licenses, permits, franchises, approvals, permits and other authorizations of, and have made all registrations and/or filings with, all Governmental Entities (“Licenses”) necessary to own, lease and operate its properties and to enable it to carry on its respective business as presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Licenses held by the Company and each of its Subsidiaries, are in full force and effect, except where the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect on the Company. No such License is the subject of a proceeding for suspension or revocation or similar proceedings. No jurisdiction has demanded or requested that the Company or any of its Subsidiaries qualify or become licensed as a foreign corporation.

3.18   Labor Matters.

(a)  Each of the Company and its Subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(b)  No unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board and, to the best knowledge, information and belief of the Company, no unfair labor practice complaint is threatened or pending against the Company or any of its Subsidiaries before the National Labor Relations Board.

(c)  There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge, information and belief of the Company, threatened against or involving the Company or any of its Subsidiaries.

(d)  No union representation question exists respecting the employees of the Company or any of its Subsidiaries.

(e)  No grievance which would reasonably be expected to have a Material Adverse Effect upon the Company, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted.

(f)  No collective bargaining agreement is currently in effect or is being negotiated by the Company or any of its Subsidiaries.

(g)  Neither the Company nor any of its Subsidiaries has experienced any material labor difficulty during the last three years.

(h)  There has not been, and the Company does not reasonably expect there to be, any material adverse change in relations with employees of the Company or any of its Subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

(i)  There has been no, and will not be any, “layoff” or “plant closing” as defined by the Worker Adjustment Retraining and Notification Act during the 90 days prior to the Closing Date with respect to the Company or any of its Subsidiaries.

3.19  Employee Benefit Plans.

(a)  List of Plans.    Set forth in Schedule 3.19(a) is an accurate and complete list of all (i) “employee welfare benefit plans” (“Company Welfare Plans”), within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”); (ii) “employee pension benefit plans” (“Company Pension Plans”), within the meaning of Section 3(2) of ERISA; (iii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, “voluntary employees’ beneficiary associations” (“VEBAs”), under Section 501(c)(9) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iv) employment, consulting, termination, and severance contracts or agreements, in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii), (iii) or (iv) above) are in writing or are otherwise exempt from the provisions of ERISA, that are maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 3.19, all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code (all of the foregoing plans, programs, arrangements, commitments, practices, contracts and agreements referred to in (i), (ii), (iii) and (iv) above are collectively referred to as “Company Plans”).

(b)  Status of Plans.    Each Company Plan (including any related trust) complies in form with the requirements of all applicable laws, including ERISA and the Code, and, to the knowledge of the Company, has at all times been maintained and operated in material compliance with its terms and the requirements of all applicable laws, including ERISA and the Code. No complete or partial termination of any Company Pension Plan has occurred or is expected to occur. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Company Plan, except to the extent required by applicable law or except to the extent any such creation, modification or termination is not reasonably expected to result in a material liability of the Company or any Subsidiary thereof. No condition or circumstance exists that would prevent the amendment or termination of any Company Plan, except to the extent required to comply with Section 401(a) of the Code, as applicable, or as disclosed in Schedule 3.19(b). Neither the Company nor any of its Subsidiaries has caused any condition or circumstance that would reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any Company Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

(c)  No Pension Plans.    No Company Pension Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries maintains or contributes to, or has any obligation to contribute to any “multiple employer plan” (within the meaning of the Code or ERISA) or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(d)  Liabilities.    Neither the Company nor any of its Subsidiaries maintains any Company Plan which is a “group health plan” (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent such noncompliance would not result in material liability, and neither the Company nor any of its Subsidiaries is subject to any material liability, including additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Company Welfare Plan which is such a group health plan is a “multiple employer welfare arrangement,” within the meaning of Section 3(40) of ERISA. Each Company Welfare Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Company Plan meets the requirements of the Code applicable thereto. Neither the Company nor any of its Subsidiaries maintains any Company Welfare Plan that has provided any “disqualified benefit” (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax would likely be imposed.

Except as required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, neither the Company nor any of its Subsidiaries maintains any Company Welfare Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees’ retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Company Pension Plan that is not intended to be qualified under Section 401(a) of the Code. No Company Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the Company, is or is likely to be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

Neither the Company nor any of its Subsidiaries has incurred any material liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that is likely to give rise to any such material liability.

There are no actions, suits, claims or disputes pending, or, to the knowledge of the Company, threatened, anticipated or expected to be asserted against or with respect to any Company Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to the knowledge of the Company, threatened, anticipated or expected to be asserted against the Company or any of its Subsidiaries or, to the knowledge of the Company, any fiduciary of any Company Plan, in any case with respect to any Company Plan. No Company Plan or, to the knowledge of the Company, any fiduciary thereof is the subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

(e)  Contributions.    Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Company Welfare Plan or Company Pension Plan or any agreement relating to any Company Welfare Plan or Company Pension Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Company Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the knowledge of the Company and its Subsidiaries no event has occurred and no condition or circumstance has existed that is likely to give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Company Welfare Plan or Company Pension Plan, applicable law or related agreements.

(f)  Tax Qualification.    Each Company Pension Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the “IRS”) regarding the qualified status of such plan under Section 401(a) of the Code and the exempt status of the trust established in connection therewith under Section 501(a) of the Code (or has submitted, or is within the remedial amendment period for submitting, an application for a determination with the IRS, and is awaiting a response). Each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination letter or submission referred to in this paragraph (f), to the Company’s knowledge no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of, or failure to issue, any such determination letter or that would reasonably be expected to adversely affect the qualified status of any such Company Plan or the exempt status of any such VEBA.

(g)  Transactions.    Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the knowledge of the Company, other persons who participate in the operation of any Company Welfare Plan or Company Pension Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Company Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject the Company or any of its Subsidiaries to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any material claim being made under, by or on behalf of any such Company Plan by any party with standing to make such claim.

(h)  Triggering Events.    Except as set forth on Schedule 3.19(h), the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), “parachute payment” (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. No Company Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

(i)  Documents.    The Company has delivered or caused to be delivered, or made available, to FACO and its counsel true and complete copies of all material documents in connection with each Company Plan, including (where applicable): (i) all Company Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Company Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained with respect to each Company Pension Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on IRS Form 5500-series or 990 for each of the last three years for each Company Plan required to file such form; and (vi) the most recently prepared financial statements for each Company Plan for which such statements are required.

3.20  Interests in Clients, Suppliers, Etc.    Except as set forth on Schedule 3.20, to the knowledge of the Company no officer, director, employee or affiliate of the Company or any of its Subsidiaries either (a) is or (b) possesses, directly or indirectly, any financial interest in or (c) is a director, officer or employee of, any Person which is, a client of, supplier to, customer of, lessor to, lessee of or competitor or potential competitor of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.20, neither the Company nor any of its Subsidiaries is a party to any transaction agreement, arrangement or understanding with any affiliate, officer, director or employee of the Company or any of its Subsidiaries. Ownership of securities of a company whose securities are registered under the Exchange Act of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

Except as set forth on Schedule 3.20, (i) neither the Company nor any of its Subsidiaries is indebted to any director, officer, employee or agent of the Company or any of its Subsidiaries (except for amounts due as normal salaries and in reimbursement of ordinary expenses), (ii) no such person is indebted to the Company or any of its Subsidiaries and (iii) except as set forth in the Company SEC Reports, there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

3.21   No Changes Since Balance Sheet Date.    Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, on Schedule 3.21 or as expressly permitted or contemplated by this Agreement (including a Permitted Reverse Stock Split and borrowings contemplated in Section 6.1(e)), since the Company Balance Sheet Date neither the Company nor any of its Subsidiaries has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course, (b) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Company Permitted Liens), (c) sold, transferred or otherwise disposed of any assets except in the Ordinary Course, (d) made any capital expenditure or commitment therefor, except in the Ordinary Course, (e) made any distribution to its shareholders or declared or paid any dividend or made any distribution on any shares of its capital stock, (f) redeemed, purchased or otherwise acquired any shares of its capital stock, (g) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock, other than grants of stock options to employees in the Ordinary Course, (h) made any bonus or profit sharing distribution or payment of any kind, other than bonuses paid to employees in the Ordinary Course, (i) increased its indebtedness for borrowed money, except borrowings from banks in the Ordinary Course, or made any loan to any Person, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course charged to applicable reserves or write-offs for which a corresponding offset is available to the Company or such Subsidiary pursuant to the terms of an existing agreement, none of which individually or in the aggregate is material to the Company and its Subsidiaries, taken as a whole, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the Ordinary Course, (l) canceled or waived any claims or rights of material value, (m) made any change in any method of accounting or auditing practice, unless required to do so by applicable law or GAAP, (n) entered into any change-in-control arrangement with any Person, (o) otherwise conducted its business or entered into any material transaction, except in the Ordinary Course or (p) agreed, whether or not in writing, to do any of the foregoing.

3.22   Consents and Approvals; No Violations.    Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), are made and the waiting period thereunder has been terminated or expired, (ii) the shareholders of the Company approve the Mergers and (iii) the Delaware Merger Documents required to effect the Company Merger are accepted for filing with the Delaware Secretary of State, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those required under or in relation to the Exchange Act, the Securities Act, state securities or “blue sky” laws, and rules and regulations of the NASD or (d) except as set forth on Schedule 3.22, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either the Company or any of its Subsidiaries is a party, or by which either the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, other than, in the case of clauses (b), (c) and (d) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.23   Broker’s or Finder’s Fees.    Except as set forth on Schedule 3.23, no agent, broker, person or firm acting on behalf of the Company or any of its Subsidiaries is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

3.24   Copies of Documents.    The Company has caused to be made available for inspection and copying by FACO and its advisers, true, complete and correct copies of all documents listed on any Schedule referred to in this Section 3.

3.25   Registration Statement; Proxy Statement/Prospectus.    The information supplied by the Company and its Subsidiaries for inclusion in the Registration Statement pursuant to which the Parent Class A Stock to be issued in the Company Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company and its Subsidiaries for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading, with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing provisions of this Section 3.25, no representation or warranty is made by the Company with respect to statements included in the Registration Statement or the Proxy Statement/Prospectus based on information supplied by FACO, Parent or any Merger Sub for inclusion therein.

3.26   Opinion of Financial Advisor.    The Company has been advised in writing by its financial advisor, Lehman Brothers Inc., that in such advisor’s opinion, as of the date hereof, the Mergers are fair to the shareholders of the Company from a financial point of view.

3.27   Vote Required.    The affirmative vote of the holders of a majority of the voting shares of the Company outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of the Company’s capital stock necessary to approve this Agreement and the transaction contemplated hereby, including the Mergers.

3.28   Board Approval.    The Board of Directors of the Company (at a meeting duly called and held) has duly (a) approved this Agreement and the Mergers, (b) determined that the transactions contemplated by this Agreement, including the Mergers, taken together, are fair to and in the best interests of the shareholders of the Company and (c) resolved to recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby, including the Mergers.

3.29   Assets of the Company.    The Company and its Subsidiaries own or have the valid right to use all of the assets reasonably necessary for the operation of their respective businesses, as currently conducted.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF FACO

FACO represents, warrants and agrees in favor of the Company as follows:

4.1   Existence and Good Standing.    FACO is a corporation duly organized, validly existing and in good standing under the laws of the State of California. FACO has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.2   Binding Effect.    This Agreement (a) has been duly authorized and approved by all required corporate action of FACO, (b) has been duly executed and delivered by FACO and (c) constitutes the valid and binding agreement of FACO enforceable against FACO in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

4.3   FAST Companies; Subsidiaries.

(a)  Set forth on Schedule 4.3 is a list of each FAST Company and each direct or indirect Subsidiary thereof and the percentage ownership of each such FAST Company in any such Subsidiary. Each FAST Company and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (as set forth in Schedule 4.3) and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

(b)  Set forth on Schedule 4.3 is a list of jurisdictions in which each FAST Company and each Subsidiary thereof is duly qualified or licensed to conduct its business, and each such company is in good standing in each such jurisdiction. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned, leased or operated by each FAST Company and each Subsidiary thereof, or the nature of the business conducted by each FAST Company and each Subsidiary thereof, makes such qualification necessary, except where the failure to obtain such qualification would not have a Material Adverse Effect on the FAST Companies, taken as a whole.

4.4   Capitalization.

(a)  The capitalization of each FAST Company is set forth in Schedule 4.4. All outstanding shares of the capital stock of each FAST Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.4, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of any FAST Company, any other securities of any FAST Company, or any equity interest in any FAST Company or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Except as set forth on Schedule 4.4, no Person has any demand or piggyback registration rights in respect of shares of common stock or other securities of any FAST Company. All securities, rights, options and plans set forth (or required to be set forth) on Schedule 4.4 have been issued or granted in accordance with applicable law and not in contravention with the articles or certificate of incorporation or bylaws of the relevant FAST Company.

(b)  Immediately prior to the Effective Time, FACO will (i) own, beneficially and of record, 100% of the capital stock or other equity interests of each of the FAST Companies, free and clear of all liens, security interests, charges, encumbrances and other adverse claims and (ii) have full legal right, power and authority to sell, assign, transfer and convey the Indian Interests to Parent pursuant to this Agreement. At the Closing, FACO will transfer to Parent all of its right, title and interest in and to title to the Indian Interests, free and clear of all liens, security interests, charges, encumbrances and other adverse claims.

4.5   Financial Statements.    Schedule 4.5 contains copies of each of the FAST Financial Statements. Except as specifically disclosed therein and except as set forth in Schedule 4.5, the FAST Financial Statements have been prepared from, and in accordance with the books and records of the FAST Companies, were prepared in accordance with GAAP and fairly present in all material respects, subject in the case of interim financial statements to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to the FAST Companies and their Subsidiaries taken as a whole) and the absence of notes that, if presented, would not differ materially from those included in the financial statements of the FAST Companies and their respective Subsidiaries for the fiscal year ended December 31, 2001, the financial position of each of the FAST Companies, together with its respective Subsidiaries, if any, as of the dates thereof and the results of operations of each of the FAST Companies, together with its respective Subsidiaries, if any, for the periods presented therein. Since the FAST Balance Sheet Date, there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the FAST Companies and their Subsidiaries, taken as a whole, except for immaterial changes due to the normal operations of the FAST Companies’ and their Subsidiaries’ businesses in the Ordinary Course and changes contemplated by this Agreement.

4.6   Books and Records.    The minute books of the FAST Companies and each of their Subsidiaries contain, in all material respects, accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Boards of Directors of the FAST Companies and their respective Subsidiaries. Except as set forth on Schedule 4.6, none of the FAST Companies and their Subsidiaries has any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of a FAST Company or a Subsidiary thereof.

4.7   Title to Properties; Encumbrances.    Except (1) as set forth on Schedule 4.7 (and except for property leased by a FAST Company or Subsidiary thereof, which, for the avoidance of doubt, is represented and warranted to in Section 4.9) and (2) for properties and assets reflected in the FAST Balance Sheets or acquired since the FAST Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course, the FAST Companies and their respective Subsidiaries have good, valid and marketable title to (a) all of their respective properties and assets (real and personal, tangible and intangible), including all of the properties and assets reflected in the FAST Balance Sheets, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by a FAST Company or a Subsidiary thereof since the FAST Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the FAST Balance Sheets, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, and other liens or other imperfections in title, if any, which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, such property by such FAST Company or such Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described on Schedule 4.7 (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as “FAST Permitted Liens”).

4.8   Real Property.    No FAST Company or Subsidiary thereof owns, directly or indirectly, in whole or in part, any interest in any real property.

4.9   Leases.    Schedule 4.9 contains an accurate and complete list of each real and personal property lease for which total annual rent payments equal or exceed $25,000 to which a FAST Company or any Subsidiary thereof is a party (as lessee or lessor). Each lease set forth on Schedule 4.9 (or required to be set forth on Schedule 4.9) is in full force and effect; all rents and additional rents due by a FAST Company or a Subsidiary thereof to date on each such lease have been paid (other than any pass through expenses not yet invoiced to any FAST Company or Subsidiary thereof); in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except where such defaults would not, individually or in the aggregate, have a Material Adverse Effect on the FAST Companies, taken as a whole. The tangible personal property leased by the FAST Companies and their respective Subsidiaries is in a state of good maintenance and repair, reasonable wear and tear excepted, except where the state of such property would not, individually or in the aggregate, have a Material Adverse Effect on the FAST Companies, taken as a whole.

4.10   Material Contracts.    Except as set forth on Schedule 4.10, none of the FAST Companies and their respective Subsidiaries is bound by (a) any agreement, contract or commitment relating to the employment of any Person (as hereinafter defined) by any FAST Company or any Subsidiary thereof or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan (including any agreement under which an employee of a FAST Company or a Subsidiary thereof would be entitled to payment, vesting of rights or benefits or other compensation upon a change in control of such FAST Company or Subsidiary thereof), (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $100,000 per individual item or $250,000 in the aggregate, (d) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person other than a FAST Company or a Subsidiary thereof (other than the endorsement of negotiable instruments for collection in the Ordinary Course), (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the ability of any FAST Company to engage in any line of business or to compete with any Person or (h) any agreement, contract or commitment not entered into in the Ordinary Course which involves $100,000 or more and is not cancelable without penalty within 30 days. Each contract or agreement set forth (or required to be set forth) on Schedule 4.10 is in full force and effect. None of the FAST Companies and their respective Subsidiaries has violated any of the material terms or conditions of any contract or agreement (x) to which any FAST Company (or a Subsidiary thereof) and any customer that accounts for more than 2% of the total sales of the FAST Companies and their respective Subsidiaries, taken as a whole, are parties or (y) set forth (or required to be set forth) on Schedule 4.10 in any material respect, and, to the best knowledge, information and belief of the FAST Companies, all of the material covenants to be performed by any other party thereto have been fully performed.

4.11   Restrictive Documents.    Except as set forth on Schedule 4.11, none of the FAST Companies and their respective Subsidiaries is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of any FAST Company or any Subsidiary thereof to acquire any property or conduct business in any area or business line or (b) has or would reasonably be expected to have a Material Adverse Effect on the FAST Companies, taken as a whole.

4.12   Litigation.    Except as set forth on Schedule 4.12, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of FACO and the FAST Companies any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of FACO and the FAST Companies, threatened, against or impacting any FAST Company, any Subsidiary thereof or any of their respective properties or rights which would materially and adversely affect the right or ability of any FAST Company or any Subsidiary thereof to carry on its business as now conducted, or which would have a Material Adverse Effect on the FAST Companies, taken as a whole. None of the FAST Companies and their respective Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the FAST Companies, taken as a whole.

4.13   Taxes.

(a)  Tax Returns.    The FAST Companies and each of their respective Subsidiaries have timely filed or caused to be filed with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, any FAST Company or such Subsidiary on or prior to the Closing Date. The Returns have accurately reflected in all material respects and will accurately reflect in all material respects all liability for Taxes of the FAST Companies and such Subsidiaries for the periods covered thereby.

(b)  Payment of Taxes.    All material Taxes and Tax liabilities due by or with respect to the income, assets or operations of the FAST Companies and each of their respective Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning before and ending after the Closing Date, the Pre-Closing Period, have been (or by the Closing Date will be) timely paid in full on or before the Closing Date or adequately accrued and disclosed and fully provided for on the books and records of the FAST Companies and each of their respective Subsidiaries in accordance with GAAP.

(c)  Other Tax Matters.    Except as set forth on Schedule 4.13(c):

(i)  (A) none of the FAST Companies and their respective Subsidiaries has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality; (B) no such audit is pending or, to the knowledge of the FAST Companies, contemplated; and (C) no FAST Company or any Subsidiary thereof has received any written notices from any taxing authority relating to any issue which could affect the Tax liability of any FAST Company or any such Subsidiary;

(ii)  none of the FAST Companies and their respective Subsidiaries (A) has, as of the Closing Date, entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of any FAST Company and (B) is, as of the Closing Date, currently contesting the Tax liability of any FAST Company or any Subsidiary thereof before any court, tribunal or agency;

(iii)  none of the FAST Companies and their respective Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Return, other than the consolidated, unified or combined Returns of FACO or such Return filed with any direct or indirect Subsidiary of FACO, provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired;

(iv)  all Taxes which any FAST Company or any Subsidiary thereof is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable;

(v)  none of the FAST Companies and their respective Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the date hereof;

(vi)  there are no tax sharing, allocation, indemnification or similar agreements in effect as between  (A) any FAST Company or any predecessor, Subsidiary or other affiliate thereof and (B) any other party under which Parent, the Company or any Subsidiary thereof (before and after giving effect to the Mergers) could be liable for any Taxes or other claims of any party;

(vii)  none of the FAST Companies and their respective Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality;

(viii)  no election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat any FAST Company or any Subsidiary thereof as a consenting corporation, as defined in Section 341 of the Code;

(ix)  no claim has ever been made by any taxing authority in a jurisdiction where any FAST Company or any Subsidiary thereof does not file Returns that such FAST Company or any of its Subsidiaries are or may be subject to taxation by that jurisdiction;

(x)  no FAST Company or any Subsidiary thereof is a party to any agreement that would require any FAST Company or any Subsidiary thereof to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code;

(xi)  (A) there are no deferred intercompany transactions between any FAST Company and a Subsidiary thereof or between the respective Subsidiaries of the FAST Companies and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of any FAST Company or any Subsidiary thereof) which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (B) there are no other transactions or facts existing with respect to the FAST Companies and/or their Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in the FAST Companies and/or their Subsidiaries recognizing income; and

(xii)  no indebtedness of any FAST Company or any Subsidiary thereof consists of “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

4.14   Insurance.    Set forth on Schedule 4.14 is a complete list of insurance policies that the FAST Companies and their respective Subsidiaries maintain or receive the benefit of with respect to their respective businesses, properties and employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the FAST Companies and their respective Subsidiaries and their respective property and assets are normally exposed in the operation of their respective businesses. There has not been any material adverse change in any FAST Company’s or any FAST Company’s Subsidiary’s, or, with respect to insurance policies that a FAST Company or any Subsidiary thereof receives the benefit of with respect to its business, properties and employees, FACO’s, relationship with their respective insurers or in the premiums payable pursuant to such policies during the past year.

4.15   Intellectual Properties.

(a)  Schedule 4.15(a) is an accurate and complete list of all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names, corporate and business names, trade names, brand names and material computer software programs used or held for use in the business of the FAST Companies and their respective Subsidiaries. The Intellectual Property listed (or required to be listed) on Schedule 4.15(a), except as indicated on such Schedule, has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

(b)  Except (i) as set forth in Schedule 4.15(b) and (ii) for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions, none of the FAST Companies and their respective Subsidiaries is a party to any license or agreement, whether as licensor, licensee or otherwise, with respect to any Intellectual Property. To the extent any Intellectual Property is used under license in the business of any FAST Company and/or any of its Subsidiaries, no notice of a material default has been sent or received by such FAST Company or any of its Subsidiaries under any such license which remains uncured and the execution, delivery or performance of FACO’s obligations hereunder will not result in such a default. Each such license agreement is a legal, valid and binding obligation of the FAST Company and/or Subsidiary thereof that is a party thereto and, to the knowledge of the FAST Companies, each of the other parties thereto, enforceable by such FAST Company in accordance with the terms thereof.

(c)  Except as set forth in Schedule 4.15(c), a FAST Company or a Subsidiary thereof owns or is licensed to use, all of the FAST Intellectual Property (including all of the Intellectual Property set forth (or required to be set forth) in Schedule 4.15(a)), free and clear of any liens, security interests, charges, encumbrances and other adverse claims, without obligation to pay any royalty or any other fees with respect thereto. Neither any FAST Company’s nor any FAST Company’s Subsidiary’s use of the FAST Intellectual Property (including the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the business of the FAST Companies and their respective Subsidiaries) violates, infringes, misappropriates or misuses any intellectual property rights of any third party. No FAST Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. Other than routine filing fees and payments made pursuant to agreements disclosed in Schedule 4.15(b) or 4.15(c), there are no actions that must be taken or payments that must be made by any FAST Company or any Subsidiary thereof within 180 days following the Closing Date that, if not taken or paid, will adversely affect the FAST Intellectual Property. The FAST Companies and their respective Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by any FAST Companies or any Subsidiary thereof.

(d)  Except as set forth in Schedule 4.15(d), none of the FAST Companies and their respective Subsidiaries has received any written notice or claim from any third party challenging the right of any FAST Company or any Subsidiary thereof to use any of the FAST Intellectual Property. The FAST Intellectual Property listed (or required to be listed) on Schedules 4.15(a) and 4.15(b) constitutes all the Intellectual Property necessary to operate the businesses of the FAST Companies and their respective Subsidiaries as of the Closing Date and thereafter, in the manner in which it is presently operated, except for licenses related to “off the shelf” or other software widely available on generally standard terms and conditions.

(e)  Except as set forth in Schedule 4.15(e), none of the FAST Companies and their respective Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of any FAST Company or any Subsidiary thereof) of its rights to, or in connection with any Intellectual Property, which claim is still pending. Except as set forth in Schedule 4.15(e), none of the FAST Companies and their respective Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the Ordinary Course.

(f)  Except as set forth in Schedule 4.15(f), to the best knowledge of the FAST Companies, there is no pending or threatened claim by any third party of a violation, infringement, misuse or misappropriation by any FAST Company or any Subsidiary thereof of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the FAST Intellectual Property. To the best knowledge of FACO and the FAST Companies, no valid basis exists for any such claims.

(g)  Except as set forth in Schedule 4.15(g), there are no interferences or other contested proceedings, either pending or, to the best knowledge of the FAST Companies, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to the FAST Intellectual Property.

(h)  Either a FAST Company or a Subsidiary thereof has secured valid written assignments from all consultants and employees who contributed to the creation or development of FAST Intellectual Property of the rights to such contributions that either a FAST Company or a Subsidiary thereof does not already own by operation of law.

(i)  The FAST Companies and their respective Subsidiaries have taken all necessary and reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and a FAST Company or a Subsidiary thereof. None of the FAST Companies and their respective Subsidiaries has breached any agreements of non-disclosure or confidentiality.

(j)  Each of the material computer software programs used or held for use in the businesses of the FAST Companies and their respective Subsidiaries operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications thereof, and, with respect to each of such computer software programs that are owned by a FAST Company or a Subsidiary thereof, the applications can be compiled from their associated source code without undue burden.

(k)  For the twelve-month period prior to the Closing Date, the active Internet domain names and URLs of the FAST Companies and their respective Subsidiaries direct and resolve to the appropriate Internet protocol addresses and are and have been accessible to Internet users on those certain computers used by the FAST Companies and their respective Subsidiaries to make the Sites so accessible substantially on a 24/7 basis and are and have been operational for transacting from those certain computers used by the FAST Companies and their respective Subsidiaries to make the Sites so accessible on a 24/7 basis. Either a FAST Company or a Subsidiary thereof has fully operational backup copies of each Site (and all related software, databases and other information), made from the current versions of such Site as accessible to Internet users. From the date hereof until the Closing Date, backup copies have been made on media commercially appropriate for such backups, no less frequently than every 14 days, and such backup copies have been stored in a safe and secure environment, fit for such backup media, and are not located at the same location of the relevant server(s). None of the FAST Companies has any reason to believe that the Sites will not operate or will not continue to be accessible to Internet users on substantially a 24/7 basis prior to, at the time of and after the Closing Date.

4.16   Compliance with Laws.    Except as set forth in Schedule 4.16, the FAST Companies and each of their respective Subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not have a Material Adverse Effect on the FAST Companies, taken as a whole. In furtherance of, and not by way of limitation of, the preceding sentence, none of the FAST Companies and their respective Subsidiaries has violated any privacy, data protection, publicity, advertising or similar federal, state or local law of any kind in the United States or any other nation, nor has any of the FAST Companies and their respective Subsidiaries received notice of any such violation, and neither FACO nor any FAST Company is aware of any facts that would give rise to such a violation.

4.17   Governmental Licenses.    Except as set forth in Schedule 4.17, each of the FAST Companies and their respective Subsidiaries has all Licenses necessary to own, lease and operate its properties and to enable it to carry on its respective business as presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, have a Material Adverse Effect on the FAST Companies, taken as a whole. All Licenses held by any FAST Company or any Subsidiary thereof, are in full force and effect, except where the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect on the FAST Companies, taken as a whole. No such License is the subject of a proceeding for suspension or revocation or similar proceedings. Except as set forth in Schedule 4.17, no jurisdiction has demanded or requested that any FAST Company or any Subsidiary thereof qualify or become licensed as a foreign corporation.

4.18   Labor Matters.

(a)  Each of the FAST Companies and their respective Subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on the FAST Companies, taken as a whole.

(b)  No unfair labor practice complaint against any FAST Company or any Subsidiary thereof is pending before the National Labor Relations Board and, to the best knowledge, information and belief of the FAST Companies, no unfair labor practice complaint is threatened or pending against any FAST Company or any Subsidiary thereof before the National Labor Relations Board.

(c)  There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge, information and belief of the FAST Companies, threatened against or involving any FAST Company or any Subsidiary thereof.

(d)  No union representation question exists respecting the employees of any FAST Company or any Subsidiary thereof.

(e)  No grievance which would reasonably be expected to have a Material Adverse Effect upon the FAST Companies, taken as a whole, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted.

(f)  No collective bargaining agreement is currently in effect or is being negotiated by any Company or any Subsidiary thereof.

(g)  None of the FAST Companies and their respective Subsidiaries has experienced any material labor difficulty during the last three years.

(h)  There has not been, and no FAST Company reasonably expects there to be, any material adverse change in relations with employees of any FAST Company or any Subsidiary thereof as a result of any announcement of the transactions contemplated by this Agreement.

(i)  There has been no, and will not be any, “layoff” or “plant closing” as defined by the Worker Adjustment Retraining and Notification Act during the 90 days prior to the Closing Date with respect to any FAST Company or any Subsidiary thereof.

4.19   Employee Benefit Plans.

(a)  List of Plans.    Set forth in Schedule 4.19(a) is an accurate and complete list of all (i) “employee welfare benefit plans” (“FAST Welfare Plans”), within the meaning of Section 3(1) of ERISA; (ii) “employee pension benefit plans” (“FAST Pension Plans”), within the meaning of Section 3(2) of ERISA; (iii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, VEBAs under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iv) employment, consulting, termination, and severance contracts or agreements, in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii), (iii) or (iv) above) are in writing or are otherwise exempt from the provisions of ERISA, that are maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by any FAST Company or any Subsidiary thereof (including, for this purpose and for the purpose of all of the representations in this Section 4.19, all employers (whether or not incorporated) that would be treated together with any FAST Company or any Subsidiary thereof as a single employer within the meaning of Section 414 of the Code (all of the foregoing plans, programs, arrangements, commitments, practices, contracts and agreements referred to in (i), (ii), (iii) and (iv) above, are collectively referred to as “FAST Plans”).

(b)  Status of Plans.    Each FAST Plan (including any related trust) complies in form with the requirements of all applicable laws, including ERISA and the Code, and, to the knowledge of the FACO, has at all times been maintained and operated in material compliance with its terms and the requirements of all applicable laws, including ERISA and the Code. No complete or partial termination of any FAST Pension Plan has occurred or is expected to occur, except for the expected termination of all FAST Plans sponsored by EHP, SafeRent or their respective Subsidiaries (collectively, the “EHP/SafeRent Plans”) effective on or before December 31, 2002. None of the FAST Companies and their respective Subsidiaries has any commitment, intention or understanding to create, modify or terminate any FAST Plan, except for the expected termination of all EHP/SafeRent Plans effective on or before December 31, 2002, and except to the extent required by applicable law or except to the extent any such creation, modification or termination is not reasonably expected to result in a material liability of any FAST Company or Subsidiary thereof. No condition or circumstance exists that would prevent the amendment or termination of any FAST Plan, except to the extent required to comply with Section 401(a) of the Code, as applicable, or as disclosed in Schedule 4.19(b). No FAST Company nor any Subsidiary thereof has caused any condition or circumstance that would reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any FAST Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

(c)  Pension Plans.    Except as disclosed in Schedule 4.19(c), none of the FAST Companies and their respective Subsidiaries maintains or contributes to, or has any obligation to contribute to any “multiple employer plan” (within the meaning of the Code or ERISA) or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). With respect to each FAST Pension Plan that is a “single employer plan” that is subject to Title IV of ERISA (i) the funding method used in connection with such plan is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable, (ii) as of the last day of the last plan year of such plan, the actuarial present value of the accumulated plan benefits (whether or not vested) of such plan did not exceed the fair value of the plan assets allocable thereto (as determined by such plan’s most recent actuarial valuation), (iii) no “accumulated funding deficiency” (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to such plan with respect to any plan year, whether or not waived, (iv) no FAST Company has failed to pay when due any “required installment,” within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to such plan, (v) no FAST Company is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any such plan, (vi) no FAST Company has any liability for unpaid contributions with respect to any such plan which were required to be paid on or prior to the date hereof, (vii) no FAST Company is required to provide security to such plan under Section 401(a)(29) of the Code, (viii) each FAST Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to such plan for each plan year thereof for which such premiums are required, (ix) no FAST Company has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA, (x) there has been no “reportable event” (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to such plan and (xi) no filing has been made by any FAST Company with the PBGC, and no proceeding has been commenced by the PBGC, to terminate such plan, except, in each case, as could not reasonably be expected to have a material adverse effect on the FAST Companies taken as a whole.

(d)  Liabilities.     None of the FAST Companies and their respective Subsidiaries maintains any FAST Welfare Plan which is a “group health plan” (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent such noncompliance would not result in material liability, and none of the FAST Companies and their respective Subsidiaries is subject to any material liability, including additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No FAST Welfare Plan which is such a group health plan is a “multiple employer welfare arrangement,” within the meaning of Section 3(40) of ERISA. Each FAST Welfare Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any FAST Plan meets the requirements of the Code applicable thereto. No FAST Company and no Subsidiary thereof maintains any FAST Welfare Plan that has provided any “disqualified benefit” (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax would likely be imposed.

Except as disclosed in Schedule 4.19(d) or as required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, none of the FAST Companies and their respective Subsidiaries maintains any FAST

Welfare Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither any FAST Company nor any Subsidiary thereof has any obligation to provide any such benefits to any retired or former employees or active employees following such employees’ retirement or termination of service. Except as disclosed in Schedule 4.19(d), no FAST Company and no Subsidiary thereof has any unfunded liabilities pursuant to any FAST Pension Plan that is not intended to be qualified under Section 401(a) of the Code. No FAST Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the FAST Companies, is or is likely to be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

Except as disclosed in Schedule 4.19(d), no FAST Company and no Subsidiary thereof has incurred any material liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that is likely to give rise to any such material liability.

There are no actions, suits, claims or disputes pending, or, to the knowledge of the FAST Companies, threatened, anticipated or expected to be asserted against or with respect to any FAST Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to the knowledge of the FAST Companies, threatened, anticipated or expected to be asserted against any FAST Company or any Subsidiary thereof or, to the knowledge of the FAST Companies, any fiduciary of any FAST Plan, in any case with respect to any FAST Plan. No FAST Plan or, to the knowledge of the FAST Companies, any fiduciary thereof is the subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

(e)  Contributions.    Full payment has been timely made of all amounts which any FAST Company or any Subsidiary thereof is required, under applicable law or under any FAST Welfare Plan or FAST Pension Plan or any agreement relating to any FAST Welfare Plan or FAST Pension Plan to which any FAST Company or any Subsidiary thereof is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such FAST Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the knowledge of the FAST Companies no event has occurred and no condition or circumstance has existed that is likely to give rise to any such challenge or disallowance. The FAST Companies and their respective Subsidiaries have made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any FAST Welfare Plan or FAST Pension Plan, applicable law or related agreements.

(f)  Tax Qualification.    Except as disclosed in Schedule 4.19(f), each FAST Pension Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS regarding the qualified status of such plan under Section 401(a) of the Code and the exempt status of the trust established in connection therewith under Section 501(a) of the Code (or has submitted, or is within the remedial amendment period for submitting, an application for a determination with the IRS, and is awaiting a response). Each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination letter or submission referred to in this paragraph (f), to the knowledge of the FAST Companies no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of, or failure to issue, any such determination letter or that would reasonably be expected to adversely affect the qualified status of any such FAST Plan or the exempt status of any such VEBA.

(g)  Transactions.    None of the FAST Companies and their respective Subsidiaries, nor any of their respective directors, officers, employees or, to the knowledge of the FAST Companies, other persons who participate in the operation of any FAST Welfare Plan or FAST Pension Plan or related trust or funding vehicle, has engaged in any transaction with respect to any FAST Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any FAST Company or any Subsidiary thereof to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any material claim being made under, by or on behalf of any such FAST Plan by any party with standing to make such claim.

(h)  Triggering Events.    The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any FAST Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), “parachute payment” (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of any FAST Company or any Subsidiary thereof. Except as disclosed in Schedule 4.19(h), no FAST Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

(i)  Documents.    FACO has delivered or caused to be delivered or made available to the Company and its counsel true and complete copies of all material documents in connection with each FAST Plan, including (where applicable): (i) all FAST Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any FAST Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained with respect to each FAST Pension Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on IRS Form 5500-series or 990 for each of the last three years for each FAST Plan required to file such form; and (vi) the most recently prepared financial statements for each FAST Plan for which such statements are required.

4.20  Interests in Clients, Suppliers, Etc.    Except as set forth on Schedule 4.20, to the knowledge of FACO and the FAST Companies no officer, director, employee or affiliate of any FAST Company or any Subsidiary thereof either (a) is or (b) possesses, directly or indirectly, any financial interest in or (c) is a director, officer or employee of, any Person which is a client of, supplier to, customer of, lessor to, lessee of or competitor or potential competitor of any FAST Company or any Subsidiary thereof. Except as set forth on Schedule 4.20, none of the FAST Companies and their respective Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any affiliate, officer, director or employee of FACO, any FAST Company or any Subsidiary of FACO or any FAST Company. Ownership of securities of a company whose securities are registered under the Exchange Act of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 4.20.

Except as set forth on Schedule 4.20, (i) none of the FAST Companies and their respective Subsidiaries is indebted to any director, officer, employee or agent of any FAST Company or any Subsidiary thereof (except for amounts due as normal salaries and in reimbursement of ordinary expenses), (ii) no such person is indebted to any FAST Company or any Subsidiary thereof and (iii) there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

4.21  No Changes Since Balance Sheet Date.    Except as set forth on Schedule 4.21 or as expressly permitted or contemplated by this Agreement:

(a)  between the FAST Balance Sheet Date and the date of this Agreement, none of the FAST Companies or any of their respective Subsidiaries has (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than FAST Permitted Liens), (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, except in the ordinary course of business, (v) made any distribution to its shareholders or declared or paid any dividend or made any distribution on any shares of its capital stock (vi) redeemed, purchased or otherwise acquired any shares of its capital stock, (vii) made any bonus or profit sharing distribution or payment of any kind, other than bonuses paid to employees in the ordinary course of business consistent with past practice, (viii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (ix) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the FAST Companies and their respective Subsidiaries, taken as a whole, (x) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (xi) canceled or waived any claims or rights of material value, (xii) entered into any change-in-control arrangement with any Person, (xiii) otherwise conducted its business or entered into any material transaction, except in the ordinary course of business or (xiv) agreed, whether or not in writing, to do any of the foregoing; and

(b)  since the FAST Balance Sheet Date, none of the FAST Companies or any of their respective Subsidiaries has (i) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock, other than grants of options to employees in the Ordinary Course, (ii) made any change in any method of accounting or auditing practice, unless required to do so by applicable law or GAAP or (iii) agreed, whether or not in writing, to do any of the foregoing.

4.22  Consents and Approvals; No Violations.    Assuming (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or expired, (ii) the shareholders of the Company approve the Mergers, (iii) the Delaware Merger Documents required to effect the SafeRent Merger are accepted for filing with the Delaware Secretary of State, (iv) the Florida Merger Documents are accepted for filing with the Florida Secretary of State, (v) the California Merger Documents are accepted for filing with the California Secretary of State and (vi) the Nevada Merger Documents are accepted for filing with the Nevada Secretary of State, the execution and delivery of this Agreement by FACO and the consummation of the transactions contemplated hereby will not (a) violate any provision of the certificate of incorporation or bylaws of FACO, any FAST Company or any Subsidiary of a FAST Company, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to FACO, any FAST Company or any Subsidiary of a FAST Company, (c) except as set forth on Schedule 4.22, require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those required under or in relation to the Exchange Act, the Securities Act, state securities or “blue sky” laws, and rules and regulations of the NASD or (d) except as set forth on Schedule 4.22, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FACO, any FAST Company or any Subsidiary of a FAST Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which FACO, any FAST Company or any Subsidiary of a FAST Company is a party, or by which FACO, any FAST Company or any Subsidiary of a FAST Company or any of their respective properties or assets may be bound, other than, in the case of clauses (b), (c) and (d) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, have a Material Adverse Effect on the FAST Companies, taken as a whole.

4.23  Broker’s or Finder’s Fees.    Except as set forth on Schedule 4.23, no agent, broker, person or firm acting on behalf of FACO, any FAST Company or any of their respective affiliates is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

4.24  Copies of Documents.    FACO has caused to be made available for inspection and copying by the Company and its advisers, true, complete and correct copies of all documents listed on any Schedule referred to in this Section 4.

4.25  Registration Statement; Proxy Statement/Prospectus.    The information supplied by FACO and its affiliates for inclusion in the Registration Statement pursuant to which the Parent Class A Stock to be issued in the Company Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by FACO and its affiliates for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading, with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing provisions of this Section 4.25, no representation or warranty is made by FACO with respect to statements included in the Registration Statement or the Proxy Statement/Prospectus based on information supplied by the Company for inclusion therein.

4.26  Vote Required.    No vote of the holders of the outstanding shares of equity securities of FACO or any Subsidiary of FACO that has not already been obtained is necessary to approve this Agreement or any of the transactions contemplated hereby.

4.27  FAST Company Indebtedness.    Set forth on Part A of Schedule 4.27 is a list of all obligations of the FAST Companies and their respective Subsidiaries to pay, whether or not contingent, or guarantee (a) any intercompany obligations owed to FACO or any affiliate thereof (other than a FAST Company) by a FAST Company or (b) any obligation of FACO, any FAST Company or any affiliate thereof to pay any costs related to the acquisition of any of the FAST Companies or their respective Subsidiaries, including any installment payments, note payments, deferred consideration, earnouts, bonus pool payments, guarantees or indemnification payments pursuant to any agreement or understanding by which FACO or any of its affiliates acquired any of the FAST Companies or any Subsidiary thereof (collectively, the “FAST Company Acquisition Indebtedness”). For the avoidance of doubt, the FAST Company Acquisition Indebtedness does not include any of the items listed on Part B of Schedule 4.27 or on Schedule 4.20.

4.28  Assets of FAST Companies.    The FAST Companies and their respective Subsidiaries own or have the valid right to use all of the assets reasonably necessary for the operation of their respective businesses, as currently conducted, and such ownership or valid right to use of such assets will not terminate as a result of the consummation of the Mergers.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS

FACO, Parent and the Merger Subs represent and warrant to the Company as follows:

5.1  Existence and Good Standing.    Each of Parent, Company Merger Sub and FAST Merger Sub 1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of FAST Merger Sub 2, FAST Merger Sub 3 and FAST Merger Sub 4 is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. FAST Merger Sub 5 is a corporation duly organized, validly existing and in good standing under the laws of the State of California. FAST Merger Sub 6 is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Parent is a wholly owned Subsidiary of FACO and each Merger Sub is a wholly owned Subsidiary of Parent. The copy of the certificate of incorporation of Parent attached to this Agreement as Exhibit B and the copy of the bylaws of Parent attached to this Agreement as Exhibit C are true, complete and correct copies of such documents.

5.2  Binding Effect.    This Agreement (a) has been duly authorized and approved by all required corporate action of each of Parent and the Merger Subs, (b) has been duly executed and delivered by each of Parent and the Merger Subs and (c) constitutes the valid and binding agreement of each of Parent and the Merger Subs enforceable against each of Parent and the Merger Subs in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

5.3  Non-Contravention.    The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement and the consummation by each of Parent and the Merger Subs of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Parent or any Merger Sub.

5.4  No Business Activities.    No Merger Sub is a party to any material agreements other than this Agreement or has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. No Merger Sub has any Subsidiaries.

SECTION 6

TRANSACTIONS PRIOR TO THE EFFECTIVE TIME

6.1  Conduct of the Business of the Company Prior to Closing.    During the period from the date of this Agreement to the Effective Time, the Company shall and shall cause its Subsidiaries to: (x) conduct their respective operations only according to the ordinary and usual course of business, accurately maintain their books and records in the manner required by applicable law, maintain their accounting and other financial records in accordance with applicable accounting requirements, published rules and regulations of the SEC with respect thereto and GAAP, and use reasonable efforts to preserve intact their business organizations, keep available the services of their officers and employees (without having any obligation to provide retention packages) and maintain existing relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them; (y) confer with FACO concerning operational matters of a material nature (including the cancellation or waiver of any claim or right in excess of $50,000) and (z) report periodically to FACO concerning the business, operations and finances of the Company and its Subsidiaries. Notwithstanding the immediately preceding sentence, prior to the Effective Time, except as may be first approved in writing by FACO or as is otherwise permitted or required by this Agreement, the Company shall and the Company shall cause each of its Subsidiaries to: (a) other than a Permitted Reverse Stock Split, refrain from amending or modifying their respective articles or certificates of incorporation and bylaws from their respective forms on the date of this Agreement, (b) refrain from paying any bonuses other than bonuses in the Ordinary Course (except only to the extent that the Company or a Subsidiary thereof has expressly agreed and is bound as of the date of this Agreement to pay such bonuses) and increasing any salaries or other compensation to any director, officer, employee or stockholder and entering into any employment, severance or similar agreement with any director, officer or employee (except the hiring of employees who are not officers or directors in the Ordinary Course), (c) refrain from adopting, amending or increasing any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of their respective, directors, officers or employees, except for adoptions and increases of bonus plans in the Ordinary Course of the Company and its Subsidiaries, and as required by applicable law, (d) refrain from entering into any contract or commitment except contracts and commitments in the Ordinary Course, (e) refrain from increasing their indebtedness for borrowed money, except borrowings in the Ordinary Course under existing or replacement lines of credit, provided that such borrowings, together with all indebtedness for borrowed money existing as of the date hereof, shall not exceed $6,800,000 in the aggregate, (f) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from declaring or paying any dividends in respect of their respective capital stock or redeeming, purchasing or otherwise acquiring any of their respective securities, other than repurchases of stock from employees upon termination of employment (to the extent that the Company or a Subsidiary thereof has expressly agreed and is bound as of the date of this Agreement to do so), (h) refrain from making any material change in accounting methods or practices, except as required by law, the SEC or GAAP, (i) except as contemplated by Section 9.8, refrain from selling any shares of capital stock or any other securities, as the case may be, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of their respective capital stock or any other securities, or re-pricing any existing options, warrants or rights to purchase any shares of their respective capital stock, or making any other changes in their respective capital structures, except such issuances or sales of securities which either the Company or any of its Subsidiaries is already obligated to make as of the date of this Agreement and which are disclosed to FACO and grants of stock options to non-executive employees of the Company and its Subsidiaries in the Ordinary Course; provided that the Company may issue warrants to purchase in the aggregate not more than 100,000 shares of its common stock (which number shall be adjusted to reflect any stock split or combination with respect to the Company’s common stock that occurs after the date of this Agreement) in connection with refinancing its existing lines of credit, (j) refrain from selling, leasing or otherwise disposing of any asset or property other than in the Ordinary Course, (k) refrain from making any capital expenditure (except to the extent that the Company or a Subsidiary thereof has expressly agreed and is bound as of the date of this Agreement to make such capital expenditure) or commitment therefor, except in the Ordinary Course, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course, none of which individually or in the aggregate is material, (m) refrain from taking any action that could reasonably be expected to result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) except as otherwise permitted by Section 6.4 or 10.1, any of the conditions to the Mergers set forth in Section 7 not being satisfied, (n) use reasonable best efforts to refrain from taking any action outside the Ordinary Course that would reasonably be expected to (i) delay the filing of the definitive Proxy Statement/Prospectus or require the amendment of the definitive Proxy Statement/Prospectus after being filed or (ii) delay the effectiveness of the Registration Statement or require a post-effective amendment to the Registration Statement and (o) refrain from agreeing to do any of the foregoing.

6.2  Conduct of the Business of the FAST Companies Prior to Closing.    During the period from the date of this Agreement to the Effective Time, FACO shall cause the FAST Companies and their respective Subsidiaries to accurately maintain their books and records in the manner required by applicable law, maintain their accounting and other financial records in accordance with applicable accounting requirements, published rules of the SEC and GAAP, collect their receivables in the Ordinary Course, pay their payables in the Ordinary Course and use reasonable efforts to preserve intact their business organizations, keep available the services of their officers and employees (without having any obligation to provide retention packages) and maintain existing relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Effective Time, except as may be first approved in writing by the Company or as is otherwise permitted or required by this Agreement, FACO shall cause the FAST Companies and each of their respective Subsidiaries (to the extent such FAST Company or Subsidiary thereof is a Subsidiary of FACO) to: (a) refrain from amending or modifying their respective articles or certificates of incorporation and bylaws from their respective forms on the date of this Agreement, (b) refrain from making any material change in accounting methods or practices, except as required by law, the SEC or GAAP, (c) refrain from selling any shares of capital stock or any other securities, as the case may be, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of their respective capital stock or any other securities, or making any other changes in their respective capital structures, except such issuances or sales of securities which either a FAST Company or a Subsidiary thereof is already obligated to make as of the date of this Agreement and which are disclosed to the Company, (d) refrain from taking any action that could reasonably be expected to result in (i) any of the representations and warranties of FACO set forth in this Agreement becoming untrue or (ii) any of the conditions to the Mergers set forth in Section 7 not being satisfied, (e) use reasonable best efforts to refrain from taking any action outside the Ordinary Course that would reasonably be expected to (i) delay the filing of the definitive Proxy Statement/Prospectus or require the amendment of the definitive Proxy Statement/Prospectus after being filed or (ii) delay the effectiveness of the Registration Statement or require a post-effective amendment to the Registration Statement, (f) refrain from engaging in any transaction with FACO or any of its affiliates (other than the FAST Companies and their respective Subsidiaries) other than in the Ordinary Course or as contemplated by this Agreement and (g) refrain from agreeing to do any of the foregoing.

6.3  Review of the Company and the FAST Companies; Confidentiality.

(a)  FACO may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the Company and its Subsidiaries and their financial and legal condition to the extent FACO deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Company in this Agreement or the remedies of FACO for breaches of those representations and warranties. The Company shall, and shall cause the Subsidiaries of the Company to, permit FACO and its representatives to have, after the date of execution of this Agreement, reasonable access, during normal business hours and upon reasonable advance notice, to the premises, to the officers, management, employees and representatives and to all the books and records of the Company and its Subsidiaries and to cause the officers of the Company and its Subsidiaries to furnish FACO, subject to compliance by the Company with all applicable restrictions imposed by law, rule, regulation or court order and subject to compliance by FACO and its representatives with the restrictions contained in any confidentiality agreement entered into by FACO and the Company, with such financial and operating data and other information with respect to the business and properties of the Company as FACO shall from time to time reasonably request.

(b)  The Company may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the FAST Companies and their respective Subsidiaries and their financial and legal condition to the extent the Company deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by FACO in this Agreement or the remedies of the Company for breaches of those representations and warranties. FACO shall, and shall cause the FAST Companies and their respective Subsidiaries to, permit the Company and its representatives to have, after the date of execution of this Agreement, reasonable access, during normal business hours and upon reasonable advance notice, to the premises, to the officers, management, employees and representatives and to all the books and records of the FAST Companies and their respective Subsidiaries and to cause the officers of the Companies and their respective Subsidiaries to furnish the Company, subject to compliance by the FAST Companies and their respective Subsidiaries with all applicable restrictions imposed by law, rule, regulation or court order and subject to compliance by the Company and its representatives with the restrictions contained in any confidentiality agreement entered into by FACO and the Company, with such financial and operating data and other information with respect to the business and properties of the Companies and their respective Subsidiaries as the Company shall from time to time reasonably request.

(c)  In the event of termination of this Agreement:

(i)  FACO shall keep confidential and shall not use or exploit in its business, and shall cause each of the FAST Companies to keep confidential and not to use or exploit in their respective businesses, any material information obtained from the Company and its Subsidiaries concerning the Company’s and its Subsidiaries’ properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of the Company, shall return to the Company and its Subsidiaries or destroy all copies of any schedules, statements, documents or other written information obtained in connection therewith, including any materials prepared by FACO, its Subsidiaries or its representatives (except for work product encompassed by the attorney-client privilege) containing any such confidential information, except to the extent that such materials contain information confidential to FACO, in which case such materials shall not be returned, but destroyed;

(ii)  the Company shall keep confidential and shall not use or exploit in its business, and shall cause each of the its Subsidiaries to keep confidential and not to use or exploit in their respective businesses, any material information obtained from FACO and its Subsidiaries concerning FACO’s and its Subsidiaries’ properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of FACO, shall return to FACO and its Subsidiaries or destroy all copies of any schedules, statements, documents or other written information obtained in connection therewith, including any materials prepared by the Company, its Subsidiaries or its representatives (except for work product encompassed by the attorney-client privilege) containing any such confidential information, except to the extent that such materials contain information confidential to the Company, in which case such materials shall not be returned, but destroyed; and

(iii)  the Confidentiality Agreement shall remain in full force and effect.

6.4   Exclusive Dealing.    Prior to the termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, and the Company and its Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Company or any of its Subsidiaries to, solicit, initiate, knowingly encourage or facilitate the submission of proposals or offers relating to a Takeover Proposal or endorse or enter into any agreement with respect to, any Takeover Proposal. The Company shall promptly advise FACO orally and in writing of any Takeover Proposal or any inquiries or discussions with respect thereto and shall promptly, but in any event within two Business Days of receipt, furnish to FACO a copy of any such written proposal or a written summary of the material terms of any such oral proposal. Neither the Board of Directors of the Company nor any committee thereof shall  (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to FACO the approval or recommendation by the Board of Directors of the Company of the Mergers or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding Company Common Stock other than pursuant to the Mergers or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information pursuant to appropriate terms of confidentiality concerning the Company and its business, properties or assets to a Person who has indicated, without any solicitation by the Company or any Subsidiary or representative thereof after the date of this Agreement, an interest in making a Takeover Proposal, (ii) engaging in discussions or negotiations with such unsolicited Person, (iii) following receipt of a Takeover Proposal from an unsolicited Person, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders, (iv) following receipt of a Takeover Proposal from an unsolicited Person, failing to make or withdrawing or modifying its recommendation and/or declaration of advisability of the Mergers and/or adoption of this Agreement, and to the extent it does so, the Company may refrain from calling, providing notice of and/or holding the Company Shareholders Meeting to adopt this Agreement and from soliciting proxies or consents to secure the vote of its shareholders to adopt this Agreement, (v) waiving the provisions of any confidentiality and/or standstill agreement to which the Company is a party, (vi) taking any action required to be taken by any non-appealable, final order of a court of competent jurisdiction and/or (vii) making any disclosure or filing required by applicable law (including Delaware state law and the rules and regulations promulgated under the federal securities laws), stock exchange rules or the rules, regulations or order of any Governmental Entity (including the SEC), but in each case referred to in the foregoing clauses (i) through (v) only to the extent that the Board of Directors of the Company shall have concluded in good faith after consulting with its outside legal counsel and financial advisor that the failure to take such action would be inconsistent with the discharge of its fiduciary duties to the shareholders of the Company under applicable law.

6.5   Best Efforts.    Until such time as this Agreement is terminated pursuant to Section 10.1, each of the Company and FACO shall, the Company shall cause each of its Subsidiaries to and FACO shall cause the FAST Companies and their respective Subsidiaries to, cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company or any Subsidiary thereof, FACO or any FAST Company or any Subsidiary thereof as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Mergers; provided, however, that in order to obtain any such consent, approval or authorization no (a) loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, (b) contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or FACO and (c) Party shall, and no Party shall be required to, commit to any divestiture transaction, agree to sell or hold separate or agree to license to such Party’s competitors, before or after the Effective Time, any of FACO’s, the Company’s or their respective Subsidiaries’ businesses, product lines, properties, data or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties, data or assets.

6.6   Promissory Note.    The Parties contemplate that FACO will advance to the Company up to $1,400,000 pursuant to the Promissory Note, which Promissory Note shall be secured pursuant to the terms of a security agreement executed by the Company in substantially the form of Exhibit D-2 hereto (the “Security Agreement”). The Parties acknowledge and agree that prior to the execution and delivery of the Promissory Note and the Security Agreement, the Company must obtain the approval of Comerica Bank. FACO and the Company shall use commercially reasonable efforts to obtain such approval on or before 5:00 p.m., Los Angeles time, on December 27, 2002. In this regard, FACO will agree to enter into a subordination agreement for the benefit of Comerica Bank consistent with the form of subordination agreement prepared by FACO and provided to the Company prior to the date hereof.

SECTION 7

CONDITIONS PRECEDENT TO MERGER

7.1  Conditions Precedent to Obligations of FACO and the Company.    The respective obligations of FACO and the Company to effect (and to cause Parent and the Merger Subs to effect) the Mergers are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date of each of the following conditions:

(a)   Approval of the Company’s Shareholders.    This Agreement and the transactions contemplated hereby, including the Mergers, shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with applicable law and the Company’s certificate of incorporation and bylaws.

(b)  HSR Act.    Any waiting period (and any extension thereof) under the HSR Act applicable to the Mergers shall have expired or been terminated.

(c)  Statutes; Governmental Approvals.    No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Mergers; all governmental and other consents and approvals, if any, disclosed on any Schedule or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

(d)  No Litigation.    No temporary or preliminary or permanent injunction or other order issued by a court or other government body or by any public authority to restrain or prohibit or restraining or prohibiting the consummation of the Mergers shall be in effect.

(e)  Securities Matters.    The SEC shall have declared effective the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened by the SEC. All requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties.

(f)  Listing.    The Parent Class A Stock to be delivered hereunder shall have been listed for quotation on the Nasdaq National Market, subject only to official notice of issuance.

7.2   Conditions Precedent to Obligations of FACO.    The obligations of FACO to effect (and to cause Parent and the Merger Subs to effect) the Mergers are also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(a)  Truth of Representations and Warranties.    The representations and warranties of the Company contained herein (other than those contained in the last sentence of Section 3.5) shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier or later date and without regard to materiality qualifiers contained in individual representations and warranties). The representations and warranties of the Company contained in the last sentence of Section 3.5 shall be true and accurate in all respects, in each case at and as of the date of this Agreement and as of the Closing Date.

(b)  Performance of Agreements.    All of the agreements of the Company to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects as of the Closing Date.

(c)  Good Standing and Other Certificates.    As of the Closing Date, the Company shall have delivered to FACO (i) a certificate from the Chief Executive Officer of the Company, dated the Closing Date, in the form attached as Exhibit E, (ii) copies of the Company’s certificate of incorporation including all amendments thereto, certified by the Secretary of State of Delaware, (iii) a certificate from the Secretary of State or other appropriate official of the Company’s jurisdiction of incorporation to the effect that the Company is in good standing in such jurisdiction and listing all charter documents of the Company on file, (iv) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State, (v) a certificate as to the tax status of the Company from the appropriate official in its jurisdiction of incorporation and (vi) a copy of the bylaws of the Company, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date.

(d)  Change In Law.    As of the Closing Date, no law, regulation, interpretation, opinion, order, judgment or decree of any kind (including any privacy, data protection, publicity, advertising or similar federal, state or local law) shall have been enacted, entered, promulgated, issued, amended or enforced by any court or Governmental Entity, and no change shall have occurred, which would reasonably be expected to materially and adversely affect the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, except any such law, regulation, interpretation, opinion, order, judgment or decree that would affect the United States economy generally without disproportionately affecting the industries in which the Company and its Subsidiaries compete.

(e)  Bankruptcy Proceedings.    The Company shall not have commenced a voluntary case concerning itself under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto, and an involuntary case thereunder shall not have been commenced against the Company which involuntary case is not dismissed prior to the Closing Date.

(f)  Proceedings.    As of the Closing Date, the Company shall have delivered to FACO certified copies of resolutions duly adopted by the Company’s Board of Directors and shareholders, approving the Mergers and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as FACO reasonably deems necessary to enable the

Mergers to be consummated as provided in this Agreement. All other proceedings in connection with the Mergers and the other transactions contemplated hereby, and all instruments, consents, waiver, approvals, endorsements and documents referred to hereunder or otherwise incident to such transactions, shall have been obtained and be reasonably satisfactory in form and substance to FACO and its counsel.

(g)  Resignation of Directors and Officers.    All of the directors of the Company and its Subsidiary and such officers of the Company and its Subsidiary as FACO shall designate in writing to the Company not less than five Business Days prior to the Closing Date shall have resigned effective as of the Closing Date and FACO shall have received written evidence thereof.

(h)  Tax Opinion.    FACO shall have received a written opinion from White & Case LLP, counsel to FACO, dated as of the Closing Date, in form and substance reasonably satisfactory to FACO, substantially to the effect that each of the Mergers other than the Company Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

(i)  PRSI Settlement.    The Company shall not have failed to comply with any of its obligations under Section 9.8.

7.3   Conditions Precedent to Obligation of the Company.    The obligation of the Company to effect the Mergers is also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(a)  Good Standing and Other Certificates.    As of the Closing Date FACO shall have delivered, or caused to be delivered, to the Company (i) a certificate from each of the Presidents or Chief Executive Officers of FACO, Parent, each Merger Sub and each FAST Company, dated the Closing Date, in the form of Exhibit F, (ii) copies of the articles or certificate of incorporation of FACO and each FAST Company, respectively, including all amendments thereto, certified by the Secretary of State or other appropriate official of such Person’s jurisdiction of incorporation, (iii) a certificate from the Secretary of State or other appropriate official of jurisdiction of incorporation of FACO, Parent, each Merger Sub and each FAST Company to the effect that each such Person is in good standing in such jurisdiction, and listing all charter documents of FACO, Parent, each Merger Sub and each FAST Company on file, (iv) a certificate as to the tax status of each of Parent, the Merger Subs and the FAST Companies from the appropriate official in its jurisdiction of incorporation or formation and (v) a copy of the bylaws of each of the FAST Companies, certified by the Secretary of such FAST Company as being true and correct and in effect on the Closing Date.

(b)  Truth of Representations and Warranties.    The representations and warranties of FACO contained herein shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier or later date and without regard to materiality qualifiers contained in individual representations and warranties).

(c)  Performance of Agreements.    All of the agreements of FACO to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

(d)  Bankruptcy Proceedings.    No FAST Company shall have commenced a voluntary case concerning itself under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto, and an involuntary case thereunder shall not have been commenced against any FAST Company which involuntary case is not dismissed prior to the Closing Date.

(e)  Proceedings.    As of the Closing Date, FACO shall have delivered to the Company certified copies of resolutions duly adopted by its Board of Directors approving the Mergers and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as the Company reasonably deems necessary to enable the Mergers to be consummated as provided in this Agreement. All other proceedings in connection with the Mergers and the other transactions contemplated hereby, and all instruments, consents, waiver, approvals, endorsements and documents referred to hereunder or otherwise incident to such transactions, shall have been obtained and be reasonably satisfactory in form and substance to the Company and its counsel.

(f)  Change In Law.    As of the Closing Date, no law, regulation, interpretation, opinion, order, judgment or decree of any kind (including any privacy, data protection, publicity, advertising or similar federal, state or local law) shall have been enacted, entered, promulgated, issued, amended or enforced by any court or Governmental Entity, and no change shall have occurred, which would reasonably be expected to materially and adversely affect the business, operations, assets, liabilities, financial condition or results of operations of the FAST Companies and their respective Subsidiaries, taken as a whole, except any such law, regulation, interpretation, opinion, order, judgment or decree that would affect the United States economy generally without disproportionately affecting the industries in which the FAST Companies and their respective Subsidiaries compete.

(g)  Standstill Agreement.    The standstill agreement in the form of Exhibit G shall have been executed and delivered by FACO and Parent as of the Closing Date.

(h)  Services Agreement.    The services agreement in the form of Exhibit H shall have been executed and delivered by FACO and Parent as of the Closing Date.

(i)  Tax Opinion.    The Company shall have received a written opinion from Latham & Watkins, counsel to the Company, as of the Closing Date, in form and substance reasonably satisfactory to the Company and based on a certificate of FACO, Parent and Company Merger Sub in substantially the form attached to this Agreement as Exhibit I-1 and based on a certificate of the Company in substantially the form attached to this Agreement as Exhibit I-2, substantially to the effect that the Company Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

(j)  Parent Cash Balances.    FACO shall have complied with its obligations pursuant to Section 2.11.

SECTION 8

COVENANTS RELATING TO SECURITIES MATTERS

8.1   Proxy Statement/Prospectus; Registration Statement.    As soon as practicable following the date of this Agreement, FACO and the Company shall jointly prepare and Parent shall file with the SEC, a registration statement on Form S-4 under the Securities Act (the “Registration Statement”) covering the Parent Class A Stock to be issued in the Company Merger which will include a proxy statement/prospectus (the “Proxy Statement/Prospectus”) describing, among other things, the transactions contemplated by this Agreement. Each of FACO and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under state blue sky or securities laws in connection with the issuance of shares of Parent Class A Stock necessary to fulfill the transaction contemplated by this Agreement. FACO and the Company shall each furnish the other all information concerning FACO, the FAST Companies and the Company and all such other information required for use in the Proxy Statement/Prospectus and each of FACO and the Company shall take such other action as the other may reasonably request in connection with the preparation of the Proxy Statement/Prospectus. Parent shall use all commercially reasonable efforts to have or to cause the Registration Statement to become effective as promptly as practicable and shall take all action required under applicable federal or state securities laws in connection with the issuance of shares of Parent Class A Stock and shares of Parent Class B Stock in the Mergers (other than qualifying to do business in any jurisdiction in which Parent, any FAST Company or the Company is not now so qualified). If at any time prior to the Effective Time any event or information should be discovered by FACO or the Company or their respective Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Party discovering such event or information shall promptly inform the other Parties, and to the extent required by law, Parent will promptly file an amendment or supplement with the SEC and disseminate such amendment to the Company’s shareholders.

8.2   Listing.    FACO and the Company shall prepare and Parent shall submit to Nasdaq a listing application covering the shares of Parent Class A Stock to be issued in the Company Merger and shall use their respective best efforts to cause such shares to be approved for quotation on the Nasdaq National Market prior to the Effective Time, subject to official notice of issuance. Such listing application shall be submitted to Nasdaq promptly following the filing of the Registration Statement with the SEC. In the event that Nasdaq is unwilling to approve such listing application due to the dual-class voting structure reflected in the Parent Certificate of Incorporation attached as Exhibit B, (a) FACO and the Company shall revise the Parent Certificate of Incorporation to provide for Parent to have only one class of common stock with the rights currently afforded Parent Class A Stock in the form of the Parent Certificate of Incorporation attached as Exhibit B, (b) FACO and the Company shall seek approval from Nasdaq on such basis, (c) the shares of Parent capital stock issuable to FACO pursuant to this Agreement shall be shares of the single class of common stock of Parent in lieu of Parent Class B Stock (with no adjustment made to the number of shares), and (d) all references to “Parent Class A Stock” and “Parent Class B Stock” in this Agreement and all other agreements and documents referenced in this Agreement shall be deemed thereafter to read “Parent Common Stock,” which shall be defined to mean “the Common Stock, par value $0.001, of Parent.”

SECTION 9

OTHER COVENANTS

9.1   Shareholder Approval.

(a)  In order to consummate the Mergers, the Company, acting through its Board of Directors, shall, in accordance with applicable law, and subject to Section 6.4:

(i)  furnish a copy of the Proxy Statement/Prospectus to each of its shareholders as promptly as practicable after the Registration Statement has become effective with the SEC; provided, however, that the Company shall not mail any Proxy Statement/Prospectus, or any amendment or supplement thereto, to which FACO reasonably objects;

(ii)  promptly and duly call, give notice of, convene and hold a special meeting of its shareholders (the “Company Shareholders Meeting”) for the purpose of voting upon this Agreement and the Mergers and the Company agrees that this Agreement and the Mergers shall be submitted at such Company Shareholders Meeting; provided, however, that the Company Shareholders Meeting shall not be held on a day earlier than the day that is twenty (20) Business Days after the Proxy Statement/Prospectus has been delivered to the shareholders of the Company; and

(iii)  use its reasonable best efforts to obtain the necessary approval of the Mergers by its shareholders.

(b)  FACO shall, and shall cause its Subsidiaries to, vote or cause to be voted all the shares of Company Common Stock owned of record by FACO or any Subsidiary thereof in favor of the approval of the Mergers and adoption of this Agreement. After the date hereof and prior to the termination of this Agreement, FACO shall not, and shall cause its Subsidiaries and affiliates not to, purchase, offer to purchase, or enter into any contract, agreement or understanding regarding the purchase of shares of Company Common Stock, except pursuant to the terms of this Agreement.

9.2   HSR Act.    FACO and the Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the FTC and the Antitrust Division, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each Party shall make all such further filings and submissions, and take such further action as may be required in connection therewith (except that no Party shall be required to commit to any divestiture transaction, agree to sell or hold separate or agree to license to such Party’s competitors any of its or its respective Subsidiaries’ businesses, product lines, properties, data or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties, data or assets), and shall furnish the other all information in its possession necessary therefor. FACO and the

Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division or the FTC, and the Party receiving the request shall use its reasonable best efforts to comply with such request as soon as possible. Neither such Party shall withdraw any such filing or submission without the written consent of the other.

9.3   Returns.    Except as required by law and as approved in advance by FACO, the Company will, and will cause its Subsidiaries to, prepare all Returns in a manner that is consistent with the past practices of the Company or such Subsidiary, as the case may be, with respect to the treatment of items on such Returns, except to the extent that any inconsistency would not materially increase FACO’s, the Company’s or any of their respective Subsidiaries’ liability for Taxes for any period.

9.4   Directors and Officers Indemnification.

(a)  After the Effective Time, Parent will indemnify and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company’s and its Subsidiaries’ certificate of incorporation (or equivalent organizational documents) and bylaws or any indemnification agreement with the Company’s and its Subsidiaries’ officers and directors to which the Company and/or its Subsidiaries is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

(b)  For six years after the Effective Time, Parent will use its reasonable best efforts to procure officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each Indemnified Party currently covered by the Company’s and/or its Subsidiaries’ officers’ and directors’ liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof (the “D&O Insurance”), provided that FACO shall not be required to cause Parent to maintain the D&O Insurance with respect to a specific officer or director if the premium for obtaining the D&O Insurance exceeds 200% of the amount per annum the Company paid in its current fiscal year (the “Premium Limit”), which amount has been disclosed to FACO. If Parent is unable to obtain the D&O Insurance required by this Section, it shall obtain as much comparable insurance as possible for an annual premium equal to the Premium Limit. In the event Parent would be required to spend in excess of the Premium Limit per year to obtain the D&O Insurance required by this Section, Parent will notify the Indemnified Parties who would be the covered thereby and permit any such Indemnified Party to pay the excess amount over the Premium Limit that may be necessary to maintain such D&O Insurance covering such Indemnified Party.

(c)  Without limitation of the foregoing, but subject to any limitation imposed from time to time under applicable law, in the event any Indemnified Party is or becomes involved in any action, proceeding or investigation in connection with any matter occurring prior to or at the Effective Time, including the transactions contemplated hereby, for which such Indemnified Party would be entitled to indemnification from Parent under Section 9.4(a), Parent will pay as incurred such Indemnified Party’s reasonable fees and expenses of counsel selected by the Indemnified Party and reasonably acceptable to Parent (including the reasonable cost of any investigation and preparation and the reasonable cost of any appeal) incurred in connection therewith. Notwithstanding the foregoing, Parent shall not, in connection with any one action or proceeding for which it is obligated to indemnify the Indemnified Parties hereunder or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys (in addition to any reasonably necessary local counsel) at any time for all Indemnified Parties (except to the extent that one or more of the Indemnified Parties shall have an actual or potential conflict of interest that would make it reasonably advisable to retain separate counsel). Parent shall be entitled to participate in the defense of any such action or proceeding and counsel selected by any Indemnified Party shall, to the extent consistent with their professional responsibilities, cooperate with Parent and any counsel designated by Parent.

(d)  The covenants contained in this Section 9.4 (i) shall survive the Closing, (ii) are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and (iii) after the Closing, may not be amended without the written consent of each of the Indemnified Parties or waived with respect to any Indemnified Party without the written consent of such Indemnified Party.

9.5   Confidentiality Agreement.    The Parties agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall terminate as of the date hereof. The Parties further agree that the Confidentiality Agreement shall terminate as of the Effective Time.

9.6   Takeover Statutes.    If any Takeover Statute is or may become applicable to the Mergers, each of FACO and the Company shall take such actions as are necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Mergers and such other transactions.

9.7   Certain Benefits Relating to Acquisition Agreements.    From and after the Effective Time, in the event that FACO or any of its affiliates (other than Parent and its Subsidiaries) is permitted to reduce or offset against any payment obligations to third parties arising from or relating to any of the agreements by which FACO or its affiliates acquired the FAST Companies and their respective Subsidiaries from any third parties, whether by merger, purchase of shares of capital stock, purchase of assets or otherwise (the “FAST Acquisition Agreements”) (including offsets or reductions against promissory notes to third parties, which promissory notes reflect payment obligations of FACO or any of its affiliates pursuant to any of the FAST Acquisition Agreements), FACO shall, and shall cause its affiliates to, contribute an amount of cash equal to such reduction or offset to Parent at the time FACO or its affiliate recognizes such reduction or offset, which recognition will be subject, for the avoidance of doubt, to the timing of any such reduced or offset payment obligation.

9.8  PRSI Settlement.    The Company agrees that if prior to the Closing it enters into or otherwise agrees to a settlement of any of its remaining obligations, contingent or otherwise pursuant to Sections 3.1 and 3.5 of the PRSI Merger Agreement (a “PRSI Settlement”), such PRSI Settlement will be effected solely by the issuance of Company Common Stock.

9.9  Release of Claims Against FAST Companies.    At the Effective Time, FACO shall release in full each of the FAST Companies and their respective Subsidiaries from any liability or obligation owed by such FAST Company or Subsidiary thereof to FACO or any of FACO’s affiliates (other than a FAST Company or a Subsidiary thereof), excluding those obligations set forth on Schedule 4.20, obligations contemplated by this Agreement and direct charges or allocations for any 401(k) matching contribution, employee benefits (including medical insurance allocations and pension expenses), payroll processing, insurance premiums and related matters.

9.10  Assumption of FAST Company Acquisition Indebtedness.    At the Effective Time, FACO shall assume all FAST Company Acquisition Indebtedness incurred prior to the Effective Time.

9.11  Tax Treatment.

(a)  The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code.

(b)  During the two-year period commencing on the Closing Date, except to the extent that failure to comply with the following would not prevent the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code:

(i)  after the Effective Time, Parent shall not:

(A)  liquidate the Company;

(B)  merge the Company into another corporation;

(C)  sell or otherwise dispose of any Company Common Stock acquired by Parent pursuant to this Agreement, except for transfers and successive transfers of stock described in Treasury Regulation Section 1.368-2(k) or transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each transfer by the transferor corporation at the time of transfer; or

(D)  cause the Company to sell or otherwise dispose of any of its assets or any of the assets of Company Merger Sub acquired in the Company Merger, except for (1) dispositions made in the Ordinary Course, (2) transfers and successive transfers of stock described in Treasury Regulation Section 1.368-2(k) or transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each transfer by the transferor corporation at the time of transfer, (3) dispositions after which the Company would continue to hold, following the Effective Time, at least 90% of the fair market value of the net assets and at least 70% of the fair market value of gross assets it held immediately prior to the Effective Time and (4) transfers to partnerships that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B);

(ii)  Parent shall not cause the Company, after the Effective Time, to issue additional shares of stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code; and

(iii)  except with respect to open-market purchases of Parent Class A Stock pursuant to a general stock repurchase program of Parent that has not been created or modified in connection with the Company Merger, following the Effective Time, neither Parent nor any Person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) shall purchase, redeem or otherwise reacquire any Parent Class A Stock issued pursuant to this Agreement.

(c)  Unless otherwise required by applicable law, each of the Parties shall, and FACO shall cause each FAST Company to, report each of the Mergers as a reorganization within the meaning of Section 368(a) of the Code.

(d)  Each of the Parties shall cooperate and use its reasonable best efforts in order for the Company to obtain the opinions of Latham & Watkins described in Section 7.3(k). In connection therewith, both Parent (together with Company Merger Sub) and the Company shall deliver to such counsel representation letters, dated and executed as of the dates of such opinions, in substantially the form attached to this Agreement as Exhibit I-1 and Exhibit I-2, respectively. In rendering such opinions, counsel shall be entitled to rely upon assumptions and representations reasonably satisfactory to such counsel, including representations set forth in such representation letters.

(e)  Each of the Parties shall cooperate and use its reasonable best efforts in order for FACO to obtain the opinion of White & Case LLP described in Section 7.2(i). In rendering such opinions, counsel shall be entitled to rely upon assumptions and representations reasonably satisfactory to such counsel, including representations set forth in such representation letters.

(f)  No provision of this Section 9.11 shall require any Party to amend this Agreement, waive any right or any breach of any representation, warranty or covenant contained herein, change the structure of any of the Mergers or otherwise modify the transactions contemplated by this Agreement.

9.12   Trademark Assignments.    As soon as practicable following the Closing, FACO shall assign to Parent the trademarks listed as owned by FACO on Item 2 of Schedule 4.15(c).

SECTION 10

TERMINATION

10.1  Events of Termination.    This Agreement may be terminated at any time prior to the Effective Time (a) by mutual written agreement of the Parties, (b) on or after the date that is 180 days after the date of this Agreement (or such later date as FACO and the Company may have agreed to in writing) by FACO, by written notice to the Company, if the conditions set forth in Section 7.1 and Section 7.2 hereof shall not have been complied with or performed in any material respect and FACO shall not have materially breached any of its representations, warranties, covenants or agreements contained herein, (c) by FACO, by written notice to the Company, if the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of the Mergers, (d) on or after the date that is 180 days after the date of this Agreement (or such later date as FACO and the Company may have agreed to in writing) by the Company, by written notice to FACO, if the conditions set forth in Section 7.1 and Section 7.3 hereof shall not have been complied with or performed in any material respect and the Company shall not have materially breached any of its representations, warranties, covenants or agreements contained herein, (e) by either FACO or the Company by written notice to the other Parties if the Effective Time shall not have occurred within 30 days after the Closing Date; provided that the Party seeking to terminate under this clause (e) shall not have breached in any material respect any of its covenants and agreements contained herein which breach is the proximate cause of the failure of the Effective Time to have occurred within such 30-day period, (f) by FACO, by written notice to the Company, if the Company fails to call the Company Shareholders Meeting on or prior to the 45th day after the Registration Statement is declared effective by the SEC, (g) by the Company, by written notice to FACO, if a Takeover Proposal shall have occurred and the Board of Directors of the Company in connection therewith withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby to the extent permitted by Section 6.4, (h) by either FACO or the Company, by written notice to the other, if a court of competent jurisdiction or other Governmental Entity shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, (i) by either FACO or the Company, by written notice to the other, if at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of this Agreement and the Mergers shall not have been obtained, (j) by FACO or the Company by written notice to the other Parties, if Lehman Brothers Inc., the Company’s financial advisor, withdraws its opinion referred to in Section 3.26 or otherwise notifies the Board of Directors of the Company that it may no longer rely on such opinion, (k) by the Company, by written notice to FACO delivered not later than January 3, 2003, if FACO fails to deliver to the Company, by 5:00 p.m., Los Angeles time, on December 28, 2002, copies of the financial statements for the FAST Companies required to be included in the Proxy Statement/Prospectus under the rules and regulations promulgated by the Securities and Exchange Commission (assuming the Proxy Statement/Prospectus is mailed on or prior to February 15, 2003), (l) by FACO, by written notice to the Company, if the Company shall have materially breached any of its covenants and agreements contained in this Agreement and the Company shall fail to cure such breach within 10 days after FACO gives written notice thereof to the Company; provided that the availability of such 10-day cure period shall not have the effect of extending the date referred to in clause (b) above, (m) by the Company, by written notice to FACO, if FACO shall have materially breached any of its covenants and agreements contained in this Agreement and FACO shall fail to cure such breach within 10 days after the Company gives written notice thereof to FACO; provided that the availability of such 10-day cure period shall not have the effect of extending the date referred to in clause (d) above or (n) by the Company, if Comerica has not delivered its approval of the execution and delivery by the Company of the Promissory Note and the Security Agreement by 5:00 p.m., Los Angeles time, on December 27, 2002.

10.2   Effect of Termination.

(a)  In the event that this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the Parties hereto under this Agreement (other than pursuant to Sections 6.3(c), 10.2, 12.2 and 12.5, which shall continue in full force and effect) shall terminate without further liability or obligation of any Party to any other Party hereunder; provided, however, that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions contemplated hereby are abandoned by reason of (i) the willful failure of such Party to have performed its obligations hereunder and (ii) any knowing misrepresentation made by such Party regarding any matter set forth herein.

(b)  In the event that this Agreement is terminated pursuant to (i) Section 10.1(c), (f) or (g) or (ii) pursuant to Section 10.1(i) if, at the time of the Company Shareholders Meeting, a Takeover Proposal has been made and not rejected by the Company’s Board of Directors, the Company shall promptly thereafter pay to FACO the sum of $2,800,000 in cash. The Company acknowledges that the agreement contained in this Section 10.2(b) is an integral part of the transactions contemplated by this Agreement, and that, without such agreement, FACO would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 10.2(b), the Company shall pay to FACO all costs and expenses (including attorneys’ fees) in connection with collecting such amount, together with interest on the amount of the unpaid transaction expenses and termination fee at the prime rate in effect on the date such payment was required to be made as such rate is published in the Wall Street Journal.

SECTION 11

NONSURVIVAL OF REPRESENTATIONS AND COVENANTS

Except for covenants and agreements which, by their terms, are to be performed after the Effective Time, none of the representations, warranties, covenants and agreements of the Parties in this Agreement shall survive the Effective Time, and thereafter no Party hereto and no Subsidiary, officer, director or employee of any such Party, or any Subsidiary of such Party, shall have any liability under this Agreement with respect to any such representation, warranty or agreement except for liabilities arising from intentional fraud, willful (tortious or illegal) misconduct or criminal acts.

SECTION 12

MISCELLANEOUS

12.1   Knowledge.    Except as otherwise set forth herein, where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge, information and belief of (a) the Company, the Company confirms that its chief executive officer, president, principal accounting officer, general counsel and tax director has made due and diligent inquiry as to the matters that are the subject of such representations and warranties or (b) FACO or any FAST Company, FACO confirms that FACO’s or such FAST Company’s president, chief financial officer, general counsel and tax director has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

12.2   Expenses.    The Parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement and the documents described herein, including, the fees and expenses of their respective counsel, auditors and financial advisers; provided, however, that (a) following the Closing, Parent shall be obligated to reimburse FACO and its affiliates for all out-of-pocket fees and expenses incurred by any of them in connection with the negotiation and preparation of this Agreement and preparation of the Mergers and any related activities (including fees and costs of attorneys and accountants and other advisors) and (b) FACO shall be entitled to offset any reimbursement that would otherwise be owed by Parent under this Section 12.2 for fees and expenses incurred prior to the Closing against the capital contribution required to be made by FACO under Section 2.11.

12.3   Governing Law.    The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware (exclusive of conflict of laws principles) applicable to agreements executed and to be performed solely within such State.

12.4   Jurisdiction; Waiver of Jury Trial.    Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court,  (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 12.6; provided that nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.4.

12.5  Publicity.    Except as otherwise required by law, neither FACO nor the Company shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior consent of the other to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably or untimely withheld; provided, however, that either FACO or the Company may, without the prior consent of the other, issue any such press release or other public statement as may, upon the advice of counsel, be required by law or the rules or regulations of the NYSE or the NASD, as applicable, if it has used all reasonable efforts to consult with the other.

12.6  Notices.    Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

if to FACO, Parent or any Merger Sub, to:

The First American Corporation
1 First American Way
Santa Ana, California 92707
Telephone:	(714) 800-3000
Facsimile:	(714) 800-3325
Attention:	Parker S. Kennedy
Kenneth D. DeGiorgio

and

Hirecheck, Inc.
805 Executive Center Drive West
Suite 300
St. Petersburg, Florida 33702
Telephone:	(727) 290-1000
Facsimile:	(727) 533-0344
Attention:	John W. Long

with a copy (which shall not constitute notice) to:

White & Case LLP
633 West Fifth Street
Los Angeles, California 90071
Telephone:	(213) 620-7700
Facsimile:	(213) 687-0758
Attention:	Neil W. Rust

if to the Company, to:

US SEARCH.com Inc.
5401 Beethoven Street
Los Angeles, California 90066
Telephone:	(310) 302-6300
Facsimile:	(310) 578-5649
Attention:	Brent N. Cohen
Richard R. Heitzmann

with a copy (which shall not constitute notice) to:

Latham & Watkins
633 West Fifth Street
Los Angeles, California 90071
Telephone:	(213) 485-1234
Facsimile:	(213) 891-8763
Attention:	David M. Hernand

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered, sent by facsimile or three Business Days after deposit into the U.S. mail postage prepaid.

12.7  Parties in Interest.    This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

12.8  Counterparts.    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

12.9  Entire Agreement.    This Agreement and the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. The Parties acknowledge and agree that there are no, and there shall not be any, oral agreements between or among any of the Parties and that for any agreement to be binding such agreement must be in a writing executed by each Party.

12.10   Amendments.    This Agreement may be amended by FACO and the Company, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the shareholders of the Company, but, after any such approval by such shareholders, no amendment shall be made which by law requires further approval by such shareholders without such further approval. Any such amendment may not be made orally, but only by an agreement in writing signed by the Parties.

12.11   Extension; Waiver.    At any time prior to the Effective Time, the Parties may, to the extent legally allowed, but shall not be obligated to, (a) extend the time for performance of any of the obligations or other acts of the other parties hereto contained here, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Parties contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

12.12   Severability.    In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

12.13   Third Party Beneficiaries.    Except as expressly provided herein, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

*        *        *

IN WITNESS WHEREOF, each of the Parties has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By:	/s/ KENNETH D. DEGIORGIO
Name: Kenneth D. Degiorgio
Title: Vice President

US SEARCH.COM INC.

By:	/s/ BRENT N. COHEN
Name:
Title:

FIRST ADVANTAGE CORPORATION

By:	/s/ KENNETH D. DEGIORGIO
Name: Kenneth D. Degiorgio
Title: Vice President

STOCKHOLM SEVEN MERGER CORP.

By:	/s/ KENNETH D. DEGIORGIO
Name: Kenneth D. Degiorgio
Title: Vice President

EXHIBIT A-1

FORM OF COMPANY CERTIFICATE OF MERGER

CERTIFICATE OF MERGER
OF
STOCKHOLM SEVEN MERGER CORP.
INTO
US SEARCH.COM INC.

                    Pursuant to Title 8, Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned corporation, organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

                    FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Stockholm Seven Merger Corp.	Delaware

US Search.com Inc.	Delaware

                    SECOND:  That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

                    THIRD:  That the name of the surviving corporation of the merger is US Search.com Inc.

                    FOURTH:  That the certificate of incorporation of US Search.com, Inc., a Delaware corporation (the “Surviving Corporation”), shall be the certificate of incorporation of the Surviving Corporation.

                    FIFTH:  That the executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation.  The address of the principal place of business of the Surviving Corporation is 5401 Beethoven St., Los Angeles, CA  90066.

                    SIXTH:  That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

A-1-1

                    IN WITNESS WHEREOF, US Search.com Inc. has caused this Certificate to be signed by ____________________, its authorized officer, this __ day of _________________, 2003.

US SEARCH.COM INC

By:

Name:

Title:

A-1-2

EXHIBIT A-2

FORM OF SAFERENT CERTIFICATE OF MERGER

CERTIFICATE OF MERGER
OF
STOCKHOLM ONE MERGER CORP.
INTO
SAFERENT, INC.

                    Pursuant to Title 8, Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned corporation, organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

                    FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Stockholm One Merger Corp.	Delaware

SafeRent, Inc.	Delaware

                    SECOND:  That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

                    THIRD:  That the name of the surviving corporation of the merger is SafeRent, Inc.

                    FOURTH:  That the certificate of incorporation of SafeRent, Inc., a Delaware corporation (the “Surviving Corporation”), shall be the certificate of incorporation of the Surviving Corporation.

                    FIFTH:  That the executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation.  The address of the principal place of business of the Surviving Corporation is 789 Sherman Street, Suite 385, Denver, CO 80203.

                    SIXTH:  That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

A-2-1

                    IN WITNESS WHEREOF, SafeRent, Inc. has caused this Certificate to be signed by __________________, its authorized officer, this __ day of _________________, 2003.

SAFERENT, INC.

By:

Name:

Title:

A-2-2

EXHIBIT A-3

FORM OF SAFERENT AGREEMENT OF MERGER

AGREEMENT OF MERGER

OF

STOCKHOLM ONE MERGER CORP.

WITH AND INTO

SAFERENT, INC.

          This AGREEMENT OF MERGER, dated as of ______________, 2003, is entered into by and between STOCKHOLM ONE MERGER CORP., a Delaware corporation (“Merger Sub”), and SAFERENT, INC., a Delaware corporation (the “Company”), in compliance with 251 of the General Corporation Law of the State of Delaware (the “DGCL”). The Company and Merger Sub are sometimes hereinafter referred to as the “Constituent Corporations.”

W I T N E S S E T H:

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the “Merger”) so that the Company shall be the surviving corporation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION ONE:  THE MERGER

          1.        Merger.  In the Merger, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall thereupon cease and (c) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of Delaware unaffected and unimpaired by the Merger.

          2.        The Surviving Corporation.  The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the DGCL.

          3.        Further Action.  If at any time after the consummation of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement of Merger or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

A-3-1

SECTION TWO:  CORPORATE GOVERNANCE MATTERS

          1.        Certificate of Incorporation.  Upon the consummation of the Merger, the Certificate of Incorporation of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

          2.        Bylaws.  Upon the consummation of the Merger, the Bylaws of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation.

          3.        Directors.  Upon the consummation of the Merger, the directors of the Company immediately prior to the consummation of the Merger shall be the directors of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

          4.        Officers.  Upon the consummation of the Merger, the officers of the Company immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

SECTION THREE:  MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

          1.        Merger Sub Stock.  Upon the consummation of the Merger, each common share of Merger Sub outstanding immediately prior to the consummation of the Merger shall automatically be converted into and become one common share of the Surviving Corporation, and each certificate representing such common shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of common shares of the Surviving Corporation.

          2.        Conversion of Company Common Stock.  Upon the consummation of the Merger, all common shares of the Company outstanding immediately prior to the consummation of the Merger shall automatically be collectively converted into the right to receive [_____] shares of “Class B” Common Stock, par value $0.001, of [Newco], a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub (the “Merger Consideration”).

          3.        Closing of the Company’s Stock Ledger.  At and after the consummation of the Merger, all holders of certificates representing common shares of the Company that were outstanding immediately prior to the consummation of the Merger shall cease to have any rights as shareholders of the Company.  At the close of business on the day the Merger is consummated the stock ledger of the Company shall be closed with respect to all such common shares.

A-3-2

          4.        Delivery of Merger Consideration.  Upon the consummation of the Merger, Parent will deliver to The First American Corporation, a California corporation (“FACO”) and the sole shareholder of the Company, a certificate or certificates, registered in FACO’s name, representing the Merger Consideration.

SECTION FOUR:  MISCELLANEOUS

          1.        Termination.

                    (a)          Notwithstanding the approval of this Agreement of Merger by the shareholders of the Company and Merger Sub, this Agreement of Merger may be terminated at any time prior to the consummation of the Merger by mutual agreement of the parties to this Agreement of Merger.

                    (b)          Notwithstanding the approval of this Agreement of Merger by the shareholders of the Company and Merger Sub, this Agreement of Merger shall terminate automatically in the event that the Agreement and Plan of Merger, dated as of December __, 2002, among FACO, US SEARCH.com Inc. and Parent, shall be terminated as provided therein.

                    (c)          In the event of the termination of this Agreement of Merger as provided above, this Agreement of Merger shall become void and there shall be no liability on the part of the Company or Merger Sub or the Company’s or Merger Sub’s respective officers or directors.

          2.        Amendment. This Agreement of Merger may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval.  This Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          3.        Counterparts.  In order to facilitate the filing and recording of this Agreement of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

*          *          *

A-3-3

                    IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement of Merger to be signed in their corporate names by an authorized officer as of the day and year first above written.

STOCKHOLM ONE MERGER CORP., a Delaware corporation

By:

Name:
Title:	President

SAFERENT, INC., a Delaware corporation

By:

Name:
Title:	President

A-3-4

EXHIBIT A-4

FORM OF EHP ARTICLES OF MERGER

ARTICLES OF MERGER

OF

STOCKHOLM TWO MERGER CORP.

WITH AND INTO

EMPLOYEE HEALTH PROGRAMS, INC.

                    Pursuant to the provisions of Section 607.1105 of the Florida 1989 Business Corporation Act (the “Florida Act”), the undersigned hereby certify that:

                    1.          Stockholm Two Merger Corp., a Florida corporation (“Merger Sub”), shall be merged with and into Employee Health Programs, Inc., a Florida corporation (the “Company”), which shall be the surviving corporation (such merger, the “Merger”).

                    2.          The Plan of Merger dated as of ____________, 2003, pursuant to which the Merger was approved and a copy of which is attached hereto, was adopted by Merger Sub and the Company in accordance with Section 607.1101 of the Florida Act, and approved by all of the shareholders of Merger Sub and the Company by respective unanimous written consents dated as of ____________, 2003.

                    3.          The Merger shall become effective on the day that these Articles of Merger have been filed with the Department of State of the State of Florida (the “Effective Date”).

                    4.          The Articles of Incorporation of the Company as in effect on the Effective Date shall remain in effect and be the Articles of Incorporation of the corporation surviving the Merger.

A-4-1

                    IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of Merger Sub and the Company by their respective authorized officers as of this ____ day of _________________, 2003.

STOCKHOLM TWO MERGER CORP., a Florida corporation

By:

Name:
Title:	President

EMPLOYEE HEALTH PROGRAMS, INC., a Florida corporation

By:

Name:
Title:	President

A-4-2

EXHIBIT A-5

FORM OF EHP PLAN OF MERGER

PLAN OF MERGER

OF

STOCKHOLM TWO MERGER CORP.

WITH AND INTO

EMPLOYEE HEALTH PROGRAMS, INC.

                    This PLAN OF MERGER, dated as of ________________, 2003, is entered into by and between Stockholm Two Merger Corp., a Florida corporation (“Merger Sub”), and Employee Health Programs, Inc., a Florida corporation (the “Company”), in compliance with Section 607.1101 of the Florida 1989 Business Corporation Act (the “Florida Act”).  The Company and Merger Sub are sometimes hereinafter referred to as the “Constituent Corporations.”

W I T N E S S E T H:

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the “Merger”) so that the Company shall be the surviving corporation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION ONE:  THE MERGER

          1.        Merger.  In the Merger, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall thereupon cease and (c) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of Florida unaffected and unimpaired by the Merger.

          2.        The Surviving Corporation.  The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the Florida Act.

          3.        Further Action.  If at any time after the consummation of the Merger any further action is necessary or desirable to carry out the purposes of this Plan of Merger or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

A-5-1

SECTION TWO:  CORPORATE GOVERNANCE MATTERS

          1.        Articles of Incorporation.  Upon the consummation of the Merger, the Articles of Incorporation of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Articles of Incorporation of the Surviving Corporation.

          2.        Bylaws.  Upon the consummation of the Merger, the Bylaws of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation.

          3.        Directors.  Upon the consummation of the Merger, the directors of the Company immediately prior to the consummation of the Merger shall be the directors of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

          4.        Officers.  Upon the consummation of the Merger, the officers of the Company immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

SECTION THREE:  MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

          1.        Merger Sub Stock.  Upon the consummation of the Merger, each common share of Merger Sub outstanding immediately prior to the consummation of the Merger shall automatically be converted into and become one common share of the Surviving Corporation, and each certificate representing such common shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of common shares of the Surviving Corporation.

          2.        Conversion of Company Common Stock.  Upon the consummation of the Merger, all common shares of the Company outstanding immediately prior to the consummation of the Merger shall automatically be collectively converted into the right to receive [_____] shares of “Class B” Common Stock, par value $0.001, of [Newco], a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub (the “Merger Consideration”).

          3.        Closing of the Company’s Stock Ledger.  At and after the consummation of the Merger, all holders of certificates representing common shares of the Company that were outstanding immediately prior to the consummation of the Merger shall cease to have any rights as shareholders of the Company.  At the close of business on the day the Merger is consummated the stock ledger of the Company shall be closed with respect to all such common shares.

A-5-2

          4.        Delivery of Merger Consideration.  Upon the consummation of the Merger, Parent will deliver to The First American Corporation, a California corporation (“FACO”) and the sole shareholder of the Company, a certificate or certificates, registered in FACO’s name, representing the Merger Consideration.

SECTION FOUR:  MISCELLANEOUS

          1.        Termination.

                    (a)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger may be terminated at any time prior to the consummation of the Merger by mutual agreement of the parties to this Plan of Merger.

                    (b)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger shall terminate automatically in the event that the Agreement and Plan of Merger, dated as of December __, 2002, among FACO, US SEARCH.com Inc. and Parent, shall be terminated as provided therein.

                    (c)          In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall become void and there shall be no liability on the part of the Company or Merger Sub or the Company’s or Merger Sub’s respective officers or directors.

          2.        Amendment. This Plan of Merger may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval.  This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          3.        Counterparts.  In order to facilitate the filing and recording of this Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

*          *          *

A-5-3

          IN WITNESS WHEREOF, the Constituent Corporations have caused this Plan of Merger to be signed in their corporate names by an authorized officer as of the day and year first above written.

STOCKHOLM TWO MERGER CORP., a Florida corporation

By:

Name:
Title:	President

EMPLOYEE HEALTH PROGRAMS, INC., a Florida corporation

By:

Name:
Title:	President

A-5-4

EXHIBIT A-6

FORM OF SAMI ARTICLES OF MERGER

ARTICLES OF MERGER

OF

STOCKHOLM THREE MERGER CORP.

WITH AND INTO

SUBSTANCE ABUSE MANAGEMENT, INC.

                    Pursuant to the provisions of Section 607.1105 of the Florida 1989 Business Corporation Act (the “Florida Act”), the undersigned hereby certify that:

                    1.          Stockholm Three Merger Corp., a Florida corporation (“Merger Sub”), shall be merged with and into Substance Abuse Management, Inc., a Florida corporation (the “Company”), which shall be the surviving corporation (such merger, the “Merger”).

                    2.          The Plan of Merger dated as of __________________, 2003, pursuant to which the Merger was approved and a copy of which is attached hereto, was adopted by Merger Sub and the Company in accordance with Section 607.1101 of the Florida Act, and approved by all of the shareholders of Merger Sub and the Company by respective unanimous written consents dated as of _____________________, 2003.

                    3.          The Merger shall become effective on the day that these Articles of Merger have been filed with the Department of State of the State of Florida (the “Effective Date”).

                    4.          The Articles of Incorporation of the Company as in effect on the Effective Date shall remain in effect and be the Articles of Incorporation of the corporation surviving the Merger.

A-6-1

                    IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of Merger Sub and the Company by their respective authorized officers as of this ____ day of _________________, 2003.

STOCKHOLM THREE MERGER CORP., a Florida corporation

By:

Name:
Title:	President

SUBSTANCE ABUSE MANAGEMENT, INC., a Florida corporation

By:

Name:
Title:	President

A-6-2

EXHIBIT A-7

FORM OF SAMI PLAN OF MERGER

PLAN OF MERGER

OF

STOCKHOLM THREE MERGER CORP.

WITH AND INTO

SUBSTANCE ABUSE MANAGEMENT, INC.

                    This PLAN OF MERGER, dated as of ________________, 2003, is entered into by and between Stockholm Three Merger Corp., a Florida corporation (“Merger Sub”), and Substance Abuse Management, Inc., a Florida corporation (the “Company”), in compliance with Section 607.1101 of the Florida 1989 Business Corporation Act (the “Florida Act”).  The Company and Merger Sub are sometimes hereinafter referred to as the “Constituent Corporations.”

W I T N E S S E T H:

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the “Merger”) so that the Company shall be the surviving corporation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION ONE:  THE MERGER

          1.        Merger.  In the Merger, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall thereupon cease and (c) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of Florida unaffected and unimpaired by the Merger.

          2.        The Surviving Corporation.  The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the Florida Act.

          3.        Further Action.  If at any time after the consummation of the Merger any further action is necessary or desirable to carry out the purposes of this Plan of Merger or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

A-7-1

SECTION TWO:  CORPORATE GOVERNANCE MATTERS

          1.        Articles of Incorporation.  Upon the consummation of the Merger, the Articles of Incorporation of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Articles of Incorporation of the Surviving Corporation.

          2.        Bylaws.  Upon the consummation of the Merger, the Bylaws of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation.

          3.        Directors.  Upon the consummation of the Merger, the directors of the Company immediately prior to the consummation of the Merger shall be the directors of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

          4.        Officers.  Upon the consummation of the Merger, the officers of the Company immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

SECTION THREE:  MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

          1.        Merger Sub Stock.  Upon the consummation of the Merger, each common share of Merger Sub outstanding immediately prior to the consummation of the Merger shall automatically be converted into and become one common share of the Surviving Corporation, and each certificate representing such common shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of common shares of the Surviving Corporation.

          2.        Conversion of Company Common Stock.  Upon the consummation of the Merger, all common shares of the Company outstanding immediately prior to the consummation of the Merger shall automatically be collectively converted into the right to receive [_____] shares of “Class B” Common Stock, par value $0.001, of [Newco], a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub (the “Merger Consideration”).

          3.        Closing of the Company’s Stock Ledger.  At and after the consummation of the Merger, all holders of certificates representing common shares of the Company that were outstanding immediately prior to the consummation of the Merger shall cease to have any rights as shareholders of the Company.  At the close of business on the day the Merger is consummated the stock ledger of the Company shall be closed with respect to all such common shares.

A-7-2

          4.        Delivery of Merger Consideration.  Upon the consummation of the Merger, Parent will deliver to The First American Corporation, a California corporation (“FACO”) and the sole shareholder of the Company, a certificate or certificates, registered in FACO’s name, representing the Merger Consideration.

SECTION FOUR:  MISCELLANEOUS

          1.        Termination.

                    (a)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger may be terminated at any time prior to the consummation of the Merger by mutual agreement of the parties to this Plan of Merger.

                    (b)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger shall terminate automatically in the event that the Agreement and Plan of Merger, dated as of December __, 2002, among FACO, US SEARCH.com Inc. and Parent, shall be terminated as provided therein.

                    (c)          In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall become void and there shall be no liability on the part of the Company or Merger Sub or the Company’s or Merger Sub’s respective officers or directors.

          2.        Amendment. This Plan of Merger may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval.  This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          3.        Counterparts.  In order to facilitate the filing and recording of this Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

*          *          *

A-7-3

          IN WITNESS WHEREOF, the Constituent Corporations have caused this Plan of Merger to be signed in their corporate names by an authorized officer as of the day and year first above written.

STOCKHOLM THREE MERGER CORP., a Florida corporation

By:

Name:
Title:	President

SUBSTANCE ABUSE MANAGEMENT, INC., a Florida corporation

By:

Name:
Title:	President

A-7-4

EXHIBIT A-8

FORM OF HIRECHECK ARTICLES OF MERGER

ARTICLES OF MERGER

OF

STOCKHOLM FOUR MERGER CORP.

WITH AND INTO

HIRECHECK, INC.

                    Pursuant to the provisions of Section 607.1105 of the Florida 1989 Business Corporation Act (the “Florida Act”), the undersigned hereby certify that:

                    1.          Stockholm Four Merger Corp., a Florida corporation (“Merger Sub”), shall be merged with and into HireCheck, Inc., a Florida corporation (the “Company”), which shall be the surviving corporation (such merger, the “Merger”).

                    2.           The Plan of Merger dated as of __________________, 2003, pursuant to which the Merger was approved and a copy of which is attached hereto, was adopted by Merger Sub and the Company in accordance with Section 607.1101 of the Florida Act, and approved by all of the shareholders of Merger Sub and the Company by respective unanimous written consents dated as of _____________________, 2003.

                    3.          The Merger shall become effective on the day that these Articles of Merger have been filed with the Department of State of the State of Florida (the “Effective Date”).

                    4.          The Articles of Incorporation of the Company as in effect on the Effective Date shall remain in effect and be the Articles of Incorporation of the corporation surviving the Merger.

A-8-1

                    IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of Merger Sub and the Company by their respective authorized officers as of this ____ day of _________________, 2003.

STOCKHOLM FOUR MERGER CORP., a Florida corporation

By:

Name:
Title:	President

HIRECHECK, INC., a Florida corporation

By:

Name:
Title:	President

A-8-2

EXHIBIT A-9

FORM OF HIRECHECK PLAN OF MERGER

PLAN OF MERGER

OF

STOCKHOLM FOUR MERGER CORP.

WITH AND INTO

HIRECHECK, INC.

                    This PLAN OF MERGER, dated as of ________________, 2003, is entered into by and between Stockholm Four Merger Corp., a Florida corporation (“Merger Sub”), and HireCheck, Inc., a Florida corporation (the “Company”), in compliance with Section 607.1101 of the Florida 1989 Business Corporation Act (the “Florida Act”).  The Company and Merger Sub are sometimes hereinafter referred to as the “Constituent Corporations.”

W I T N E S S E T H:

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the “Merger”) so that the Company shall be the surviving corporation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION ONE:  THE MERGER

          1.        Merger.  In the Merger, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall thereupon cease and (c) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of Florida unaffected and unimpaired by the Merger.

          2.        The Surviving Corporation.  The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the Florida Act.

          3.        Further Action.  If at any time after the consummation of the Merger any further action is necessary or desirable to carry out the purposes of this Plan of Merger or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

A-9-1

SECTION TWO:  CORPORATE GOVERNANCE MATTERS

          1.        Articles of Incorporation.  Upon the consummation of the Merger, the Articles of Incorporation of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Articles of Incorporation of the Surviving Corporation.

          2.        Bylaws.  Upon the consummation of the Merger, the Bylaws of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation.

          3.        Directors.  Upon the consummation of the Merger, the directors of the Company immediately prior to the consummation of the Merger shall be the directors of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

          4.        Officers.  Upon the consummation of the Merger, the officers of the Company immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

SECTION THREE:  MANNER OF CONVERTING SHARES OF THE CONSTITUENT
CORPORATIONS

          1.        Merger Sub Stock.  Upon the consummation of the Merger, each common share of Merger Sub outstanding immediately prior to the consummation of the Merger shall automatically be converted into and become one common share of the Surviving Corporation, and each certificate representing such common shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of common shares of the Surviving Corporation.

          2.        Conversion of Company Common Stock.  Upon the consummation of the Merger, all common shares of the Company outstanding immediately prior to the consummation of the Merger shall automatically be collectively converted into the right to receive [_____] shares of “Class B” Common Stock, par value $0.001, of [Newco], a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub (the “Merger Consideration”).

          3.        Closing of the Company’s Stock Ledger.  At and after the consummation of the Merger, all holders of certificates representing common shares of the Company that were outstanding immediately prior to the consummation of the Merger shall cease to have any rights as shareholders of the Company.  At the close of business on the day the Merger is consummated the stock ledger of the Company shall be closed with respect to all such common shares.

A-9-2

          4.        Delivery of Merger Consideration.  Upon the consummation of the Merger, Parent will deliver to The First American Corporation, a California corporation (“FACO”) and the sole shareholder of the Company, a certificate or certificates, registered in FACO’s name, representing the Merger Consideration.

SECTION FOUR:  MISCELLANEOUS

          1.        Termination.

                    (a)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger may be terminated at any time prior to the consummation of the Merger by mutual agreement of the parties to this Plan of Merger.

                    (b)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger shall terminate automatically in the event that the Agreement and Plan of Merger, dated as of December __, 2002, among FACO, US SEARCH.com Inc. and Parent, shall be terminated as provided therein.

                    (c)          In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall become void and there shall be no liability on the part of the Company or Merger Sub or the Company’s or Merger Sub’s respective officers or directors.

          2.        Amendment. This Plan of Merger may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval.  This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          3.        Counterparts.  In order to facilitate the filing and recording of this Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

*          *          *

A-9-3

          IN WITNESS WHEREOF, the Constituent Corporations have caused this Plan of Merger to be signed in their corporate names by an authorized officer as of the day and year first above written.

STOCKHOLM FOUR MERGER CORP., a Florida corporation

By:

Name:
Title:	President

HIRECHECK INC., a Florida corporation

By:

Name:
Title:	President

A-9-4

EXHIBIT A-10

FORM OF ADR CERTIFICATES OF APPROVAL

STOCKHOLM FIVE MERGER CORP.

(Disappearing Corporation)

CERTIFICATE OF APPROVAL OF

AGREEMENT OF MERGER

[_______________] and Kenneth D. DeGiorgio certify that:

1.	They are the President and Secretary, respectively, of Stockholm Five Merger Corp., a California corporation (the “Company”).

2.	The Agreement of Merger in the form attached hereto was duly approved by the board of directors and sole shareholder of the Company.

3.	The Company has one authorized class of shares, designated common shares, of which one (1) share was outstanding and entitled to vote on the principal terms of the Agreement of Merger.

4.

The principal terms of the Agreement of Merger were approved by the Company by a vote of the number of shares that equaled or exceeded the vote required.  The approval of a majority of the outstanding common shares was required to approve the Agreement of Merger.

5.

[Newco], a Delaware corporation and the parent of the Company (“Parent”), will be issuing shares of its equity securities in the merger.  No vote of the stockholders of Parent was required to approve the Agreement of Merger.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: __________, 2003

[________________]
President

Date: __________, 2003

Kenneth D. DeGiorgio Secretary

A-10-1

AMERICAN DRIVING RECORDS, INC.

(Surviving Corporation)

CERTIFICATE OF APPROVAL OF

AGREEMENT OF MERGER

[____________] and Kenneth D. DeGiorgio certify that:

1.	They are the President and Secretary, respectively, of American Driving Records, Inc., a California corporation (the “Company”).

2.	The Agreement of Merger in the form attached hereto was duly approved by the board of directors and the sole shareholder of the Company.

3.	The Company has one authorized class of shares, designated common shares, of which [_____] shares were outstanding and entitled to vote on the principal terms of the Agreement of Merger.

4.

The principal terms of the Agreement of Merger were approved by the Company by a vote of the number of shares that equaled or exceeded the vote required.  The approval of a majority of the outstanding common shares was required to approve the Agreement of Merger.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: __________, 2003

[________________]
President

Date: __________, 2003

Kenneth D. DeGiorgio Secretary

A-10-2

EXHIBIT A-11

FORM OF ADR AGREEMENT OF MERGER

AGREEMENT OF MERGER

          This AGREEMENT OF MERGER, dated as of ___________, 2003 (this “Merger Agreement”), is made and entered into by and among Stockholm Five Merger Corp., a California corporation (“Merger Sub”), and American Driving Records, Inc., a California corporation (the “Company”).  The Company and Merger Sub are sometimes hereinafter referred to as the “Constituent Corporations.”

W I T N E S S E T H:

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the “Merger”) so that the Company shall be the surviving corporation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION ONE:  THE MERGER

          1.        Merger.  In the Merger, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall thereupon cease and (c) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of California unaffected and unimpaired by the Merger.

          2.        The Surviving Corporation.  The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the California Corporations Code.

          3.        Further Action.  If at any time after the consummation of the Merger any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

SECTION TWO:  CORPORATE GOVERNANCE MATTERS

          1.        Articles of Incorporation.  Upon the consummation of the Merger, the Articles of Incorporation of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Articles of Incorporation of the Surviving Corporation.

          2.        Bylaws.  Upon the consummation of the Merger, the Bylaws of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation.

A-11-1

          3.        Directors.  Upon the consummation of the Merger, the directors of the Company immediately prior to the consummation of the Merger shall be the directors of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

          4.        Officers.  Upon the consummation of the Merger, the officers of the Company immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

SECTION THREE:  MANNER OF CONVERTING SHARES OF THE CONSTITUENT
CORPORATIONS

          1.        Merger Sub Stock.  Upon the consummation of the Merger, each common share of Merger Sub outstanding immediately prior to the consummation of the Merger shall automatically be converted into and become one common share of the Surviving Corporation, and each certificate representing such common shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of common shares of the Surviving Corporation.

          2.        Conversion of Company Common Stock.  Upon the consummation of the Merger, all common shares of the Company outstanding immediately prior to the consummation of the Merger shall automatically be collectively converted into the right to receive [_____] shares of “Class B” Common Stock, par value $0.001, of [Newco], a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub (the “Merger Consideration”).

          3.        Closing of the Company’s Stock Ledger.  At and after the consummation of the Merger, all holders of certificates representing common shares of the Company that were outstanding immediately prior to the consummation of the Merger shall cease to have any rights as shareholders of the Company.  At the close of business on the day the Merger is consummated the stock ledger of the Company shall be closed with respect to all such common shares.

          4.        Delivery of Merger Consideration.  Upon the consummation of the Merger, Parent will deliver to The First American Corporation, a California corporation (“FACO”) and the sole shareholder of the Company, a certificate or certificates, registered in FACO’s name, representing the Merger Consideration.

SECTION FOUR:  MISCELLANEOUS

          1.        Termination.

                    (a)          Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement may be terminated at any

A-11-2

time prior to the consummation of the Merger by mutual agreement of the parties to this Merger Agreement.

                    (b)          Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement shall terminate automatically in the event that the Agreement and Plan of Merger, dated as of December __, 2002, among FACO, US SEARCH.com Inc. and Parent, shall be terminated as provided therein.

                    (c)          In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall become void and there shall be no liability on the part of the Company or Merger Sub or the Company’s or Merger Sub’s respective officers or directors.

          2.        Amendment. This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval.  This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          3.        Counterparts.  In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

*          *          *

A-11-3

          IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

STOCKHOLM FIVE MERGER CORP.

By:

Name:
Title:	President

By:

Name:
Title:	Secretary

AMERICAN DRIVING RECORDS, INC.

By:

Name:
Title:	President

By:

Name:
Title:	Secretary

A-11-4

EXHIBIT A-12

FORM OF REGISTRY ARTICLES OF MERGER

ARTICLES OF MERGER

OF

STOCKHOLM SIX MERGER CORP.

WITH AND INTO

FIRST AMERICAN REGISTRY, INC.

                    Pursuant to the provisions of Section 92A.200 of the Nevada General Corporation Law (the “Nevada Law”), the undersigned hereby certify that:

                    1.        Stockholm Six Merger Corp., a Nevada corporation (“Merger Sub”), shall be merged with and into First American Registry, Inc., a Nevada corporation (“Registry”), which shall be the surviving corporation (such merger, the “Merger”).

                    2.        The Plan of Merger, dated as of ____________, 2003 pursuant to which the Merger was approved, was adopted by Merger Sub and Registry in accordance with Section 92A.120 of the Nevada Law, and approved by all of the shareholders of Merger Sub and Registry by respective unanimous written consents dated as of _____________, 2003.

                    3.        The Merger shall become effective on the day that these Articles of Merger have been filed with the Secretary of the State of Nevada (the “Effective Date”).

                    4.        The Articles of Incorporation of Registry as in effect on the Effective Date shall remain in effect and be the Articles of Incorporation of the corporation surviving the Merger.

                    5.        The complete executed Plan of Merger is on file at the registered office of Registry.  Registry’s current registered office is located at _______________________.

*          *          *

A-12-1

                    IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of Merger Sub and Registry by their respective authorized officers as of this _____ day of __________________, 2003.

STOCKHOLM SIX MERGER CORP., a Nevada corporation

By:

Name:
Title:

FIRST AMERICAN REGISTRY, INC., a Nevada corporation

By:

Name:
Title:

A-12-2

EXHIBIT A-13

FORM OF REGISTRY PLAN OF MERGER

PLAN OF MERGER

OF

STOCKHOLM SIX MERGER CORP.

WITH AND INTO

FIRST AMERICAN REGISTRY, INC.

                    This PLAN OF MERGER, dated as of ________________, 2003, is entered into by and between Stockholm Six Merger Corp., a Nevada corporation with a registered office in the State of Nevada at 502 East John Street, Room E, Carson City, Nevada 89706 (“Merger Sub”), and First American Registry, Inc., a Nevada corporation, located at 3204 Tower Oaks Boulevard, Rockville, MD  20852  (the “Company”), in compliance with Section 92A.100 of the Nevada General Corporation Law (the “Nevada Law”).  The Company and Merger Sub are sometimes hereinafter referred to as the “Constituent Corporations.”

W I T N E S S E T H:

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interest of the shareholders of the Constituent Corporations that Merger Sub be merged with and into the Company (the “Merger”) so that the Company shall be the surviving corporation of the Merger.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION ONE:  THE MERGER

          1.        Merger.  In the Merger, (a) Merger Sub shall be merged with and into the Company, (b) the separate existence of Merger Sub shall thereupon cease and (c) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, under the laws of the State of Nevada unaffected and unimpaired by the Merger.

          2.        The Surviving Corporation.  The Surviving Corporation shall succeed to all of the rights, privileges, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the Nevada Law.

          3.        Further Action.  If at any time after the consummation of the Merger any further action is necessary or desirable to carry out the purposes of this Plan of Merger or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

A-13-1

SECTION TWO:  CORPORATE GOVERNANCE MATTERS

          1.        Articles of Incorporation.  Upon the consummation of the Merger, the Articles of Incorporation of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Articles of Incorporation of the Surviving Corporation.

          2.        Bylaws.  Upon the consummation of the Merger, the Bylaws of the Company, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation.

          3.        Directors.  Upon the consummation of the Merger, the directors of the Company immediately prior to the consummation of the Merger shall be the directors of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

          4.        Officers.  Upon the consummation of the Merger, the officers of the Company immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation and shall hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

SECTION THREE:  MANNER OF CONVERTING SHARES OF THE CONSTITUENT
CORPORATIONS

          1.        Merger Sub Stock.  Upon the consummation of the Merger, each common share of Merger Sub outstanding immediately prior to the consummation of the Merger shall automatically be converted into and become one common share of the Surviving Corporation, and each certificate representing such common shares of Merger Sub shall, without any action on the part of the holder thereof, be deemed to represent the same number of common shares of the Surviving Corporation.

          2.        Conversion of Company Common Stock.  Upon the consummation of the Merger, all common shares of the Company outstanding immediately prior to the consummation of the Merger shall automatically be collectively converted into the right to receive [_____] shares of “Class B” Common Stock, par value $0.001, of [Newco], a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub (the “Merger Consideration”).

          3.        Closing of the Company’s Stock Ledger.  At and after the consummation of the Merger, all holders of certificates representing common shares of the Company that were outstanding immediately prior to the consummation of the Merger shall cease to have any rights as shareholders of the Company.  At the close of business on the day the Merger is consummated the stock ledger of the Company shall be closed with respect to all such common shares.

A-13-2

          4.        Delivery of Merger Consideration.  Upon the consummation of the Merger, Parent will deliver to The First American Corporation, a California corporation (“FACO”) and the sole shareholder of the Company, a certificate or certificates, registered in FACO’s name, representing the Merger Consideration.

SECTION FOUR:  MISCELLANEOUS

          1.        Termination.

                    (a)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger may be terminated at any time prior to the consummation of the Merger by mutual agreement of the parties to this Plan of Merger.

                    (b)          Notwithstanding the approval of this Plan of Merger by the shareholders of the Company and Merger Sub, this Plan of Merger shall terminate automatically in the event that the Agreement and Plan of Merger, dated as of December __, 2002, among FACO, US SEARCH.com Inc. and Parent, shall be terminated as provided therein.

                    (c)          In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall become void and there shall be no liability on the part of the Company or Merger Sub or the Company’s or Merger Sub’s respective officers or directors.

          2.        Amendment. This Plan of Merger may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub, but after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval.  This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          3.        Counterparts.  In order to facilitate the filing and recording of this Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

*          *          *

A-13-3

          IN WITNESS WHEREOF, the Constituent Corporations have caused this Plan of Merger to be signed in their corporate names by an authorized officer as of the day and year first above written.

STOCKHOLM SIX MERGER CORP., a Nevada corporation

By:

Name:
Title:	President

FIRST AMERICAN REGISTRY, INC., a Nevada corporation

By:

Name:
Title:	President

A-13-4

EXHIBIT B

PARENT CERTIFICATE OF INCORPORATION

FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FIRST ADVANTAGE CORPORATION

                    First Advantage Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows for purposes of amending and restating its Certificate of Incorporation:

                    1.        The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 2002.

                    2.        The board of directors of the Corporation duly adopted resolutions containing provisions of this First Amended and Restated Certificate of Incorporation, declaring such amendment and restatement to be advisable and called for the approval of the sole stockholder of the Corporation to such amendment and restatement in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                    3.        The sole stockholder of the Corporation, acting by means of written consent in lieu of a meeting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, adopted and approved this First Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                    4.        The text of the Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

I.

                    The name of this corporation is First Advantage Corporation.

II.

                    The address of the registered office of this corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and the name of the registered agent of this corporation in the State of Delaware at such address is Corporation Service Company.

III.

                    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law of the State of Delaware (“DGCL”).

IV.

                    A.         This corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock” and “Preferred

Stock.”  The total number of shares of all classes of stock that this corporation is authorized to issue is [__________] shares, consisting of (1) [__________] shares of Class A Common Stock, each having a par value of one-tenth of one cent ($.001); (2) [__________] shares of Class B Common Stock, each having a par value of one-tenth of one cent ($.001); and (3) [__________] shares of Preferred Stock, each having a par value of one-tenth of one cent ($.001).  Except as otherwise expressly provided herein, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                    B.        The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                    C.        Except as otherwise required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall be entitled to notice of any meeting of the stockholders of this corporation in accordance with the Bylaws and shall vote together as a single class as follows:

                              1.         Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of this corporation on which the holders of the Class A Common Stock are entitled to vote.

                              2.         Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes in person or by proxy on all matters submitted to a vote of the stockholders of this corporation on which the holders of the Class B Common Stock are entitled to vote.

                    D.        Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock, at a one-to-one conversion ratio, as follows:

                              1.         The holder of any share of Class B Common Stock may elect at any time, and at such holder’s sole option, to convert such share into one fully paid and nonassessable share of Class A Common Stock.

                              2.         If at any time The First American Corporation (“FACO”) and its Affiliates collectively own less than twenty-eight percent (28%) of the total number of issued and outstanding shares of Class A Common Stock of this corporation (after giving effect to the conversion into Class A Common Stock of all shares of Class B Common Stock and any securities of the Corporation convertible into or exchangeable for shares of Class A Common

Stock), each issued and outstanding share of Class B Common Stock shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock.

                              3.         Upon the transfer of any share of Class B Common Stock to a Person that, at the time of such transfer, is neither FACO nor an Affiliate of FACO, such share shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock.

                              4.         Notwithstanding anything else to the contrary in this Certificate of Incorporation, any transfer of any share of Class B Common Stock that is effected as part of a distribution by FACO of shares of Class B Common Stock to its shareholders under Section 355(a) of the Internal Revenue Code of 1986, as amended, and any subsequent transfer of such shares, shall not cause an automatic conversion of such shares into Class A Common Stock under IV.D of this Certificate of Incorporation.

                    As used in this Certificate of Incorporation, the following terms shall have the following meanings:

                              “Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with, FACO.  As used in this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                               “Person” means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

V.

                    For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

                    A.       1.        The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.  The initial Board of Directors of the Corporation shall consist of 10 members.  Such number of directors shall be changed in such manner as provided in the Bylaws.

                              2.         Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                              3.         (a)        Subject to the rights of the holders of any series of Preferred Stock to fill vacancies and newly created directorships on the Board of Directors under specified circumstances, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors in accordance with the Bylaws, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled either by (i) the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or (ii) by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of this corporation entitled to vote at an election of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

                                         (b)        If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                    B.       1.        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend and repeal the Bylaws of this corporation.

                              2.         The directors of this corporation need not be elected by written ballot unless the Bylaws so provide.

                              3.         No action shall be taken by the stockholders of this corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

                              4.         Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this corporation shall be given in the manner provided in the Bylaws of this corporation.

VI.

                    A.        No director shall be personally liable to this corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.  If the DGCL is amended after the date of incorporation of this corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                    B.        Any repeal or modification of this Article VI shall be prospective only and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

                    This corporation expressly elects not to be governed by Section 203 of the DGCL.

VIII.

                    A.        This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                    B.        Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of this corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least the majority of the voting power of all of the then- outstanding shares of the voting stock entitled to vote on such matter, voting together as a single class, shall be required to alter, amend or repeal Articles V or VI or this paragraph B.

          IN WITNESS WHEREOF, this First Amended and Restated Certificate of Incorporation has been signed this          day of ______________, 200_.

FIRST ADVANTAGE CORPORATION

Kenneth D. DeGiorgio, Vice President

EXHIBIT C

PARENT BY LAWS

BYLAWS

of

FIRST ADVANTAGE CORPORATION

(a Delaware corporation)

(i)

TABLE OF CONTENTS (Continued)

BYLAWS

of

FIRST ADVANTAGE CORPORATION

(a Delaware corporation)

ARTICLE I

MEETINGS OF STOCKHOLDERS

                    SECTION 1.         Place of Meetings.  Meetings of stockholders shall be held within or without the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                    SECTION 2.         Annual Meetings.  Annual meetings of stockholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting in accordance with Section 5 of this Article I, shall be held on such date and at such time as the Board of Directors shall determine.

                    SECTION 3.         Special Meetings.  Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting and for the conduct of such business as may properly be brought before the meeting by or at the discretion of the Board of Directors or the chairman of the meeting, may be called by the Chairman of the Board or by a majority of the Board of Directors (either by written instrument signed by such majority or by a resolution duly adopted by the vote of such majority).

                    SECTION 4.         Notice of Stockholder Meetings.  Written notice of every meeting of stockholders, annual or special, stating the place, date and time thereof and the purpose or purposes in general terms for which the meeting is called shall, not less than 10 nor more than 60 days before the date on which the meeting is to be held, be given to each stockholder entitled to vote thereat.  Such notice shall be delivered either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each stockholder at such stockholder’s address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, then to the address designated in such request.  Notice shall be deemed to have been given when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                    SECTION 5.         Quorum.

                    (a)        Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of stockholders the presence in person or by proxy of the holders of a majority of the shares of the outstanding capital stock of the Corporation entitled to vote thereat shall constitute a quorum.  If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class entitled to vote.

                    (b)        If a quorum should fail to attend any meeting, then either (i) the chairman of the meeting or (ii) the holders of a majority of the shares present in person or represented by proxy and voting shall have the power to adjourn the meeting to another place, date or time in accordance with Section 6 of this Article I.  Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the chairman of the meeting otherwise directs.

                    (c)        If a quorum is initially present at a meeting, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                    SECTION 6.         Adjourned Meeting; Notice.  When a meeting is adjourned to another place, date or time, unless this Section otherwise requires, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

                    SECTION 7.         Proxies and Voting.

                    (a)        At every meeting of stockholders, upon any matter properly brought before the meeting, except as otherwise provided in the Certificate of Incorporation, every stockholder entitled to vote at such meeting shall have one vote for each share of outstanding capital stock of the Corporation entitled to vote which is registered in such stockholder’s name on the books of the Corporation.  At each such meeting every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting at which it is offered, unless such instrument provides for a longer period during which it is to remain in force.

                    (b)        All voting, including on the election of directors but excepting where otherwise required by law or by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted, may, at the election of the chairman of the meeting, be by voice vote; provided, however, that upon demand by a stockholder entitled to vote or by his or her proxy, or if the chairman of the meeting shall so determine, the vote for directors or upon any other matter before the meeting shall be taken by ballot.

                    (c)        All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, all other matters shall be decided by a majority of the votes cast affirmatively or negatively by the holders of shares of outstanding capital stock of the Corporation entitled to vote and present in person or represented by proxy at the meeting.

                    SECTION 8.         Stockholder List.  A complete list of the stockholders of record entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list of the stockholders of record shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present at the meeting.

                    SECTION 9.         Inspectors.  The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting may, and to the extent required by law shall, appoint one or more inspectors at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

                    SECTION 10.         Action Without Meeting.  Except as required by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the stockholders.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                    SECTION 11.         Organization.  The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof.  The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his or her absence, the chairman of the meeting may appoint a secretary.

                    SECTION 12.         Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

ARTICLE II

DIRECTORS

                    SECTION 1.         Powers.  Except as otherwise required by law or provided by the Certificate of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                    SECTION 2.         Number of Directors.  The Board of Directors shall consist of one or more members.  The exact number of directors constituting the Board of Directors shall be fixed, and may be changed from time to time, by the Board of Directors pursuant to a resolution passed by a majority of the Board of Directors then in office, even if less than a quorum, at a duly held meeting of directors.  No reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  Directors need not be stockholders.

                    SECTION 3.         Term of Office.  Except for the initial directors, who shall be elected by the incorporator of the Corporation, and except as otherwise provided in these Bylaws, directors shall be elected at each annual meeting of stockholders.  Each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death.

                    SECTION 4.         Vacancies and Newly Created Directorships.  If the office of any director becomes vacant for any reason or if the number of directors shall at any time be increased, the Board of Directors may fill such vacancy or newly created directorship pursuant to a resolution duly adopted by a majority of the directors then in office, even if less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death.  The stockholders may at any duly held meeting of stockholders elect a director to fill a vacancy or newly created directorship not filled by the directors.

                    SECTION 5.         Removal by Stockholders.  Unless otherwise restricted by law or by the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, at a duly held meeting of stockholders by the holders of a majority of the shares of outstanding capital stock of the Corporation then entitled to vote on the election of directors.

                    SECTION 6.         Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such place, within or without the State of Delaware, on such dates and at such times as shall be determined from time to time by the Board of Directors.  A regular meeting of the Board may also be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held.

                    SECTION 7.         Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, any two of the directors then in office, the Chief Executive Officer or, if no person holds such office, the President.  Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by (i) mailing written notice not fewer than four days before the meeting or (ii) telegraphing, transmitting a facsimile of or personally delivering written notice or giving telephonic notice not fewer than 48 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                    SECTION 8.         Participation by Telephone Conference Call.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any such committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                    SECTION 9.         Quorum and Vote Required for Action.  Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a duly held meeting at which there is a quorum present shall be the act of the Board of Directors.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

                    SECTION 10.         Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place, and no further notice thereof need be given other than announcement of the adjournment at the meeting so adjourned.  At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting.

                    SECTION 11.         Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                    SECTION 12.         Compensation.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This Section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE III

COMMITTEES OF DIRECTORS

                    SECTION 1.         Committees of the Board of Directors.  The Board of Directors, by vote of a majority of the authorized number of directors, may at any time designate one or more committees, each consisting of two or more directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any such committee who may then replace any absent or disqualified member at any meeting of the committee.  In lieu of such action by the Board of Directors, in the absence or disqualification of any member of a committee, the committee members present at any meeting and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, any such committee, to the extent provided in resolutions duly adopted by the Board of Directors, shall have and may exercise all powers and authority of the Board of Directors in the direction of the management of the business and affairs of the Corporation.  Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at a duly held meeting at which there is a quorum present shall be the act of such committee.  Each committee shall determine its own rules for calling and holding meetings and its own methods of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by such committee.

                    SECTION 2.         Term of Office.  Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders at which such member is not re-elected to the Board of Directors (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is duly elected and qualified or until he or she sooner resigns, is removed, dies, is replaced by change of membership or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

                    SECTION 3.         Audit Committee.  Without limiting the generality of the foregoing, the Board of Directors shall designate annually an Audit Committee consisting of not less than three Directors as it may from time to time determine, none of whom shall be an officer or employee of the Corporation.  The Audit Committee shall select independent public accountants to audit the books of account and other appropriate corporate records of the Corporation annually and at such other times as the Board of Directors shall determine by resolution, and shall review with such independent accountants the Corporation’s financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the Corporation’s statements of account and in determining the soundness of the Corporation’s financial condition.  The Audit Committee shall report to the Board of Directors the results of such reviews, review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants, ensure that suitable independent audits are made of the operations and results of subsidiaries and affiliates and monitor compliance with the Corporation’s code of business conduct.  The Audit Committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe and as may be required from time to time by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted.

ARTICLE IV

OFFICERS

                    SECTION 1.         Officers.  The officers of the Corporation shall consist of a Chief Executive Officer or President, or both, a Chief Financial Officer, a Secretary and, in the discretion of the Board of Directors, a Chairman of the Board, a Chief Operating Officer and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and such other officers as the Board of Directors deems necessary or appropriate.  Except as may be expressly set forth in a written employment contract between the Corporation and an officer or in a resolution duly adopted by the Board of Directors, each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death.  The powers and duties of more than one office may be exercised and performed by the same person.

                    SECTION 2.         Vacancies.  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                    SECTION 3.         Chairman of the Board; Vice Chairman of the Board.  The Chairman of the Board of Directors, if there be such an officer, shall be a member of the Board of Directors and shall preside at its meetings.  The Chairman of the Board shall advise and counsel with the Chief Executive Officer or, if no person holds such office, the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or prescribed by these Bylaws.  The Board of Directors may also elect a Vice Chairman of the Board who, if there be such an officer, shall be a member of the Board of Directors and may preside at its meetings.  Any person occupying the position or having the title of Chairman of the Board or Vice Chairman of the Board shall not, merely in such capacity or because of such title, be either an officer or employee of the Corporation unless the Board duly adopts a resolution with respect to such person subsequent to his or her election to such position specifically designating such position as an officer and/or employee position specifically with respect to such person.

                    SECTION 4.         Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, and subject to the control of the Board of Directors, the Chief Executive Officer of the Corporation, if there be such an officer, shall have general supervision, direction and control of the business and officers of the Corporation.  Subject to the Board of Directors, the Chief

Executive Officer shall be the final arbiter in all differences among the officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as among the officers of the Corporation.  The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or prescribed by these Bylaws.

                    SECTION 5.         President.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer of the Corporation, if there be such an officer or officers, and subject to the control of the Board of Directors, the President of the Corporation, if there be such an officer, shall have such general powers and duties of management as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation or prescribed by these Bylaws.  If no Chief Executive Officer shall have been elected, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

                    SECTION 6.         Executive Vice Presidents, Vice Presidents and Other Officers.  Each Executive Vice President, Vice President, Assistant Vice President and such other officer as may be duly elected under these Bylaws shall have and exercise such powers and shall perform such duties as from time to time may be assigned to such officer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or prescribed by these Bylaws.

                    SECTION 7.         Secretary.  The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for that purpose, see that all notices are duly given in accordance with the provisions of law and these Bylaws, be custodian of the records and of the corporate seal or seals of the Corporation and see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized and, when the seal is so affixed, the Secretary may attest the same.  In general, the Secretary shall perform all duties incident to the office of secretary of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board or prescribed by these Bylaws.

                    SECTION 8.         Assistant Secretaries.  The Assistant Secretaries, if there be any such officers, in order of their seniority shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall assign to them or as from time to time may be assigned to them by the Chairman of the Board or the Secretary.

                    SECTION 9.         Chief Financial Officer.  The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  The books of account shall at all reasonable times be open to inspection by any director.  The Chief Financial

Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors or prescribed by these Bylaws; and shall perform such other duties consistent therewith as may be assigned to him or her by the Chief Executive Officer or, if no person holds such office, the President.

                    SECTION 10.         Subordinate Officers.  The Board of Directors may appoint such subordinate officers as the Board may deem desirable.  Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe.  The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                    SECTION 11.         Compensation.  The Board of Directors shall fix the compensation of all officers of the Corporation.  The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

                    SECTION 12.         Removal.  Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors or the Chief Executive Officer or, if no person holds such office, the President.

                    SECTION 13.         Bonds.  The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                    SECTION 14.         Loans to Directors or Executive Officers.  The Corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, to, or for any director or executive officer (or equivalent thereof) in contravention of applicable law (including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder).

ARTICLE V

STOCK

                    SECTION 1.         Form and Execution of Certificates.

                    (a)        The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe.  The certificates of stock of each class shall be consecutively numbered and signed by the Chief Executive Officer or the President, and by the Secretary or an Assistant

Secretary, may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe and shall bear the corporate seal or a printed or engraved facsimile thereof.  The signatures of any such officer may be facsimiles, engraved or printed.  In case any transfer agent or any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be such transfer agent or officer or officers, whether because of resignation, removal, death or otherwise, before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such transfer agent or officer or officers, and certificates issued and delivered to stockholders prior to such cessation shall not be affected thereby.

                    (b)        In case the corporate seal which has been affixed to, impressed on or reproduced in any such certificate shall cease to be the seal of the Corporation before such certificate shall have been issued and delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation, and certificates issued and delivered to stockholders prior to such cessation shall not be affected thereby.

                    (c)        Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws or any agreement to which the Corporation is a party shall note the restriction conspicuously on the certificate and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy of the full text thereof to the holder of such certificate upon written request and without charge.

                    (d)        Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text or a summary of the preferences, voting powers, qualifications and special and relative rights of the shares of the class or series represented by such certificate or (ii) a statement of the existence of such preferences, voting powers, qualifications and rights and that the Corporation will furnish a copy of the full text or a summary thereof to the holder of such certificate upon written request and without charge.

                    SECTION 2.         Transfer of Shares.  The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation.  It shall be the duty of each stockholder to notify the Corporation of his or her address.

                    SECTION 3.         Record Dates.

                    (a)        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders nor more than 60 days prior to the time for any other action (if such other action is permitted by the Certificate of Incorporation).  Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, any such meeting or to receive payment of any such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid.  If no such record date is so fixed by the Board, the record date shall be determined by applicable law.

                    (b)        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    SECTION 4.         Lost or Destroyed Certificates.  In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

                    (a)        The owner of such certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership and the loss or destruction of such certificate, stating its number and the number of shares represented thereby.  Such affidavit shall be in such form and contain such statements as shall satisfy the Chief Executive Officer or, if no person holds such office, the President, the Secretary or any Assistant Secretary that such certificate has been accidentally destroyed or lost and that a new certificate ought to be issued in lieu thereof.  Upon being so satisfied, such officer may require such owner to furnish to the Corporation a bond in such form and for such amount as such officer may deem advisable, and with a surety or sureties approved by such officer, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof.  Upon such bond being so filed, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by such officer, and thereupon the Corporation will save harmless such transfer agent and registrar in the premises.  In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, any bond of indemnity given as a condition of the issue of such new certificate may be surrendered.

                    (b)        The Board of Directors may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register, respectively, from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

ARTICLE VI

EXECUTION OF DOCUMENTS

                    SECTION 1.         Execution of Checks, Notes, etc.  All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors which may in its discretion authorize any such signatures to be facsimile.

                    SECTION 2.         Execution of Contracts, Assignments, etc.  Unless the Board of Directors, the Chief Executive Officer or, if no person holds such office, the President, shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments or other instruments shall be signed by the Chief Executive Officer, the President or the Chief Financial Officer.  The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as the Board of Directors shall thereunto authorize from time to time.

                    SECTION 3.         Voting of Stock Owned by the Corporation.  The Chief Executive Officer, the President, the Secretary or any other officer designated by the Board of Directors may on behalf of the Corporation attend, vote and grant proxies to vote with respect to shares of stock of other companies standing in the name of the Corporation.

ARTICLE VII

INDEMNIFICATION

                    SECTION 1.         Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”) (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VII, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Article VII shall be a contract right and, to the extent not prohibited by applicable law (including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder), shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

                    SECTION 2.         Right of Indemnitee to Bring Suit.  If a claim under Section 1 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

                    SECTION 3.         Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation of the Corporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Board of Directors may adopt bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification authorized by the DGCL.

                    SECTION 4.         Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant to any person serving as an employee or agent of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation or of any partnership, joint venture, trust or other organization or enterprise, including service with respect to employee benefit plans, rights to indemnification and to the advancement of expenses to the fullest extent of the provisions of this Article VII with respect to the indemnification of, and the advancement of expenses to, directors and officers of the Corporation.

                    SECTION 5.         Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VIII

MISCELLANEOUS

                    SECTION 1.         Inspection of Books.  The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by a duly adopted resolution of the Board of Directors or of the stockholders of the Corporation.

                    SECTION 2.         Fiscal Year.  The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.  In the absence of such determination, the fiscal year shall be the calendar year.

                    SECTION 3.         Corporate Seal.  The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and words to the effect “CORPORATE SEAL DELAWARE.”  Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                    SECTION 4.         Waiver of Notice.  Notice of any meeting of stockholders or directors need not be given to any person entitled thereto (a) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (b) who attends the meeting, except when the person attends the meeting for the express purpose of objecting, at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting.  Neither the business to be transacted at, nor the purpose of, any such meeting need be specified in any written waiver of notice or in any written consent to the holding of the meeting.

ARTICLE IX

AMENDMENTS

                    Except as expressly provided by these Bylaws, these Bylaws may be altered, amended, changed or repealed and new Bylaws adopted by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote or by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present.  Any bylaw, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors as herein provided; except that this Article IX may be altered, amended, changed or repealed only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote.

*          *          *

THIS IS TO CERTIFY:

          That I am the duly elected, qualified and acting Secretary of First Advantage Corporation and that the foregoing bylaws were adopted as the bylaws of such corporation as of the ____ day of ________, 2002 by the Board of Directors of such corporation.

Dated as of ___________, 2002

Kenneth D. DeGiorgio Secretary

EXHIBIT D-1

FORM OF PROMISSORY NOTE

SUBORDINATED SECURED PROMISSORY NOTE

Principal Sum: $1,400,000	December [__], 2002
Maturity Date: June 30, 2003	Los Angeles, California

          FOR VALUE RECEIVED, the undersigned, US SEARCH.com Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of The First American Corporation, a California corporation (together with its successors and assigns, “Lender”), in lawful money of the United States of America in immediately available funds, at 1 First American Way, Santa Ana, California 92707, or at such other place as may be designated in writing by Lender to Borrower from time to time, the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) or, if less, the unpaid principal amount of this subordinated secured promissory note (this “Note”), together with interest on the principal balance at the rate or rates and in the manner hereinafter provided.

          1.         Defined Terms.  As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Borrower Security Agreement” shall mean the Security Agreement dated as of December [__], 2002 between Borrower and Lender.

“Business Day” shall mean any day except Saturday, Sunday and any day that is in Los Angeles, California a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control” means, with respect to Borrower, an event or series of events by which:

(a) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Borrower or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity interests of such Person; provided, however, that no “Change of Control” shall be deemed to have occurred by virtue of the fact that Pequot Capital Management, Inc. and its affiliates are the beneficial owners of not more than 55% of the equity securities of Borrower; or

(b) During any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or

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equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Collateral” shall mean all property (whether real, personal, tangible, intangible, existing or hereafter acquired) of Borrower that is pledged to, or over which a security interest is granted in favor of, Lender under the Security Documents to secure Borrower’s obligations hereunder.

“Comerica Facility” shall have the meaning provided in paragraph 6(d) of this Note.

“Commitment” shall have the meaning provided in paragraph 2 of this Note.

“Debtor Relief Laws” shall means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Event of Default” shall have the meaning provided in paragraph 6 of this Note.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Loan” shall have the meaning provided in paragraph 2 of this Note.

“Maturity Date” shall mean June 30, 2003.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of December 13, 2002, among The First American Corporation, US Search.com Inc., First Advantage Corporation and Stockholm Seven Merger Corp.

“Monthly Period” shall mean the period commencing on December [__], 2002 and ending on January 31, 2003 and, thereafter, shall mean for each calendar month the period commencing on the first day of such calendar month and ending on the last day of such calendar month.

“Notice of Borrowing” shall have the meaning provided in paragraph 2 of this Note.

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“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prime Rate” shall mean, with respect to each Monthly Period, the per annum rate of interest specified as the Prime Rate in the Wall Street Journal (United States edition) published on the first Business Day of such Monthly Period; provided that for any date on which the Wall Street Journal (United States edition) is not published, “Prime Rate” means the per annum rate of interest specified as the Prime Rate in the Wall Street Journal (United States edition) last published before such date.

“Security Documents” shall mean the Borrower Security Agreement and each agreement, instrument, certificate, financing statement or other document described therein.

“Suspension Event” shall mean the period commencing on the date on which the Borrower receives a Takeover Proposal and ending on the date on which the Borrower’s board of director’s rejects such Takeover Proposal.

“Takeover Proposal” shall have the meaning provided in the Merger Agreement.

          2.        Commitment.  Subject to the terms and conditions contained in this Note, so long as no Suspension Event has occurred and is continuing, Lender agrees to loan Borrower on a non-revolving basis up to one million four hundred thousand dollars ($1,400,000) (the “Commitment”), provided that each such loan (each a “Loan”) shall be in a minimum amount of $100,000; and provided, further, however, that after giving effect to any Loan, the aggregate principal balance of all outstanding Loans shall not exceed the Commitment.  In the event Borrower desires to borrow under this Note, Borrower shall execute and deliver to Lender a Notice of Borrowing in the form of Exhibit A (each, a “Notice of Borrowing”) at least two Business Days’ prior to the date on which it wishes to receive good funds.  Amounts borrowed and prepaid may not be reborrowed under this Note.  The Commitment shall terminate on the earlier of (i) the date on which Lender has advanced $1,400,000 to Borrower, (ii) Maturity Date, (iii) the date on which the Merger Agreement terminates in accordance with its terms, (iv) the date on which Borrower’s board of directors approves a Takeover Proposal and (v) the date on which an Event of Default occurs.

          3.        Payment.  The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date, or such earlier date as the entire principal balance of this Note shall be due and payable by acceleration, prepayment or as otherwise provided herein or in the Security Documents.

          4.        Interest; Late Charges.

          (a)      Interest on the outstanding unpaid principal balance of this Note shall accrue from the date hereof until such principal balance is paid in full at a rate per annum equal to the lesser of (i) 10.00% and (ii) the Prime Rate plus 4.75%; provided, however, that after maturity of this Note (whether by acceleration, on the Maturity Date or otherwise) or, at the option of the holder hereof, upon the occurrence of any Event of Default, and from and after the date of such Event of

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Default, all outstanding principal and, to the extent permitted by law, accrued interest under this Note shall bear interest at the default rate per annum equal to the lesser of (x) 10.00% and (y) the Prime Rate plus 6.75%.

          (b)      The accrued and unpaid interest on this Note shall be due and payable on the Maturity Date (or such earlier date as the entire principal balance of this Note shall be due and payable by acceleration or as otherwise provided herein or in the Security Documents) and on each date of prepayment.  Interest shall be calculated on the basis of a 365-day year and actual number of days elapsed.

          5.        Prepayment.

          (a)      Borrower shall have the right to prepay this Note in full or in part, without penalty or premium, at any time.

          (b)      Borrower shall prepay this Note in full on the date, if any, on which the Merger Agreement terminates in accordance with its terms.

          (c)      Borrower shall prepay this Note in full on the date, if any, on which a Change of Control occurs.

          (d)      Prepayments of this Note shall be applied first to accrued but unpaid interest, and second to the outstanding principal balance then due and owing.

          6.        Events of Default.  Upon the occurrence of any of the following events of default (each, an “Event of Default”), other than an Event of Default of the type described in subparagraph (e) below, Lender may, at its option, declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and other charges, to be immediately due and payable, and Lender may proceed to exercise any or all of its rights or remedies under this Note, the Security Documents or at law or in equity:

(a) Borrower shall default in the payment when due of (i) any principal of this Note or (ii) interest on this Note or any other amounts owing hereunder, and such default as described in this clause (ii) shall continue unremedied for three or more Business Days; or

(b) Any representation, warranty or statement made by or on behalf of Borrower in this Note or any Security Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c) Borrower shall default in the due performance or observance of any other term, covenant or agreement contained (whether by incorporation by reference or otherwise) in this Note or the Borrower Security Agreement and such default shall continue unremedied for a period of the lesser of (i) ten Business Days and (ii) the grace period provided for in the Borrower Security Agreement with respect to such default, if any; or

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(d) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any debt for borrowed money of Borrower under the Loan and Security Agreement, dated September 12, 2001, between Comerica Bank, as successor to Imperial Bank, and Borrower (as the same may be amended, modified, restated or substituted from time to time, the “Comerica Facility”), or a default shall occur in the performance or observance of any obligation or condition with respect to such debt if the effect of such default is to accelerate the maturity of any such debt or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such debt, or any trustee or agent for such holders, to cause such debt to become due and payable prior to its stated maturity; or

(e) Borrower or any of its subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(f) If, without the express prior written consent of Lender, title to any of the Collateral, or any part thereof or interest therein, shall be (or attempted to be) sold, conveyed, transferred or further encumbered by Borrower in favor of any other Person, firm, corporation or other entity, whether by operation of law, agreement or otherwise, except as expressly permitted by the Security Agreements; or

(g) Any judgment or order for the payment of money in excess of $2,000,000 (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) shall be rendered against Borrower and either:

(i) Enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(ii) There shall be any period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) The Security Documents or any provision thereof shall cease to be in full force and effect, or shall cease to give Lender the liens, rights, powers and privileges purported to be created thereby, or Borrower or any other Person obligated under any Security Document (other than Lender) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Documents, or Borrower or any Person purporting to act by or

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on behalf of Borrower shall deny or disaffirm Borrower’s obligations under any Security Document.

Upon the occurrence of an Event of Default of the type described in subparagraph (e) above, the obligation of Lender to advance funds pursuant to this Note shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest thereon shall automatically become due and payable, in each case without further act of Lender.

          7.        Security.  This Note is secured by a security interest in the Collateral pursuant to the terms and conditions of the Borrower Security Agreement

          8.        Subordination.  Lender’s right to payment under this Note and to proceed against the Collateral is subordinated to the obligations of Borrower to Comerica Bank under the Comerica Facility pursuant to the terms of that certain Subordination Agreement of even date herewith between Lender and Comerica Bank.

          9.        Representations and Warranties.  Borrower represents and warrants as of the date hereof the following:

(a) Authority; Enforceability. Borrower has full power and authority to execute and deliver this Note and the Borrower Security Agreement and to perform its obligations hereunder and thereunder. Borrower has duly executed and delivered this Note and the Borrower Security Agreement, and this Note and the Borrower Security Agreement constitutes its legal, valid and binding obligations enforceable in accordance with their terms.

(b) Actions, Suits or Proceedings. Except as set forth in Schedule 3.12 to the Merger Agreement, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it or any of its property or the Collateral, or before or by any governmental authority, and, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

(c) No Conflicts. The execution, delivery and performance of this Note and the Borrower Security Agreement will not (i) conflict or be inconsistent with, or result in any breach of, or constitute a default under, or result in the creation or imposition of (or create the obligation to create or impose) any lien or encumbrance (except pursuant to the Security Documents) under any deed of trust, indenture, mortgage, lease, bank loan or credit agreement, or other agreement, contract or instrument to which Borrower is a party or by which it or its property may be bound (other than such conflicts, inconsistencies, breaches or defaults that have been waived in writing by the appropriate party); or (ii) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality.

(d) Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person (other than Comerica Bank

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under the Comerica Facility) is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Note or the Borrower Security Agreement or (ii) the legality, validity, binding effect or enforceability of this Note or the Borrower Security Agreement.

(e) Margin Regulations. Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

          10.      Covenants.    Borrower, by this reference, hereby incorporates into this Note the affirmative and negative covenants and agreements made by it in the Comerica Facility, as such covenants and agreements exist from time to time and as modified by waivers obtained from Comerica Bank, as if such covenants and agreements were set forth herein in their entirety together with all defined terms and interpretative provisions necessary for a complete understanding thereof (such enumerated covenants, agreements and defined and interpretative terms, the “Comerica Provisions”; the Comerica Provisions as so incorporated, the “Incorporated Provisions”).  The Incorporated Provisions shall be deemed to be made for the benefit of Lender and shall be enforceable against Borrower by Lender.  To the extent that any of the Comerica Provisions requires Borrower to deliver or file any information or agreement with Comerica Bank, Borrower shall for purposes of the Incorporated Provisions deliver the same to Lender at the same time.  To the extent that any Comerica Provision permits Comerica Bank to waive compliance with such provision or requires that a document, opinion or other instrument be acceptable or satisfactory to Comerica, the Incorporated Provision shall be complied with if the corresponding Comerica Provision is specifically waived by the Comerica Bank in writing and such document, opinion or other instrument shall be acceptable or satisfactory only if it is acceptable or satisfactory to the Comerica Bank which acceptance or satisfaction shall be evidenced by the written approval of the Comerica Bank.  A termination of any Comerica Provisions shall result in a termination of the corresponding Incorporated Provisions without the prior written consent of Lender.  In the event the Comerica Facility is terminated prior to the payment in full of the Junior Debt, the Incorporated Provisions shall correspond to the Comerica Provisions in effect immediately prior to termination of the Comerica Facility and, following such a termination, references in this Paragraph 10 to “Comerica Bank” shall be changed, without further action, to “Lender”.

          11.      Usury.  It is the intention of Borrower and Lender to conform strictly to the usury laws that are applicable to this Note.  This Note and any other agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender exceed the maximum amount permissible under applicable usury laws.  If under any circumstances fulfillment of any provision of this Note, or any other agreement between Borrower and Lender, shall involve exceeding the limits of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.

          12.      Payment of Expenses, Indemnification, etc.

          (a)       Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender (including, without limitation, the reasonable fees and disbursements of counsel for Lender) in connection with (i) the preparation, execution and delivery of this Note and the other documents

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and instruments referred to herein (including, without limitation, filing and recording fees required to perfect the liens granted under the Security Documents), (ii) any amendment, waiver or consent relating to this Note or the other documents and instruments referred to herein, and (iii) the enforcement of this Note or the other documents and instruments referred to herein.

          (b)       In the event this Note is not paid when due, whether at maturity or by acceleration or otherwise, or in the event of any other default under this Note or under the Security Documents, then in addition to principal and accrued interest Lender shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys’ fees incurred in connection with Lender’s collection efforts, whether or not suit on this Note is commenced.  All such costs and expenses shall be payable on demand.

          (c)       Borrower shall indemnify each of Lender, its officers, directors, shareholders, employees and representatives and each of their agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Lender is a party thereto) related to the entering into and/or performance of this Note or any Security Document or the use of the proceeds of the funds advanced hereunder or the consummation of any transactions contemplated herein or in any Security Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified as finally determined by a court of competent jurisdiction).

          13.      No Waiver by Lender.   No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any Security Document and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any Security Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any Security Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Lender would otherwise have.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.   The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not, unless otherwise expressly agreed to by Lender in writing at such time, constitute a waiver of the right to exercise any of Lender’s rights, remedies, recourses or powers at that time, or any subsequent time, or nullify any prior exercise of any such right, remedy, recourse or power, except as and to the extent otherwise required by applicable law.

          14.      Amendments.  Amendments to this Note may only be made by an agreement in writing, signed by Lender and Borrower.

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          15.      Waiver by Borrower.  Borrower agrees that it will be liable for repayment of amounts due and owing under this Note and hereby waives presentment, protest, demand, diligence and notice of dishonor and of nonpayment.  To the extent permitted by applicable law, the statute of limitations is hereby waived by Borrower as a defense to any demand on this Note.

          16.      Governing Law.  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          17.      Consent to Jurisdiction and Service of Process.  ANY AND ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND EACH OF BORROWER AND LENDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE.  EACH OF BORROWER AND LENDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS NOTE BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON.  EACH OF BORROWER AND LENDER hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to each such person at its address provided in Section 21, such service being hereby acknowledged by each such person to be sufficient for personal jurisdiction in any action against each such person in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Borrower or Lender to bring proceedings against the other person in the courts of any other jurisdiction.

          18.      Waiver of Jury Trial.  EACH OF BORROWER AND LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each of Borrower and Lender acknowledges that this waiver is a material inducement for him to enter into a business relationship, that each of Borrower and Lender has already relied on this waiver in entering into this Note and that each will continue to rely on this waiver in their related future dealings.  Borrower and Lender further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN

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BY A WRITTEN AMENDMENT TO THIS NOTE WHICH MAKES SPECIFIC REFERENCE TO THIS SECTION), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE.  In the event of litigation, this Note may be filed as a written consent to a trial by the court.

          19.      Severability.  In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          20.      Survival.  All indemnities set forth herein including, without limitation, in Section 12, shall survive the execution and delivery of this Note and the making and repayment of the loan hereunder.

          21.      Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

                     (a)          If to Lender, to:

                                   The First American Corporation
                                   1 First American Way
                                   Santa Ana, CA 92707
                                   Telephone No. (714) 800-3000
                                   Facsimile No. (714) 800-3325
                                   Attention:  Parker S. Kennedy
                                                       Kenneth D. DeGiorgio
                     (b)         If to Borrower, to:

                                   U.S. SEARCH.com Inc.
                                   5401 Beethoven Street
                                   Los Angeles, CA 90066
                                   Telephone No. (310) 302-6300
                                   Facsimile No. (310) 578-5649
                                   Attention:  Brent N. Cohen
                                                       Richard R. Heitzmann

or, as to Borrower or Lender, at such other address as shall be designated by such Person in a written notice to the other Person.  All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier upon telephonic confirmation by the sending Person.

          22.      Extension of Due Date.  Notwithstanding any other provision of this Note, if the payment of principal or interest to be made on this Note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day.

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          23.      Entirety.  This Note and the Security Documents represents the final agreement between Lender and Borrower and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such Persons.  There are no unwritten oral agreements between Lender and Borrower.

          24.      Assignment.  This Note shall be binding upon Borrower and Lender and their respective successors and assigns; provided that Borrower shall not assign its rights and obligations hereunder without the express prior written consent of Lender.

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          IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on the date first above written by its duly authorized officer.

US SEARCH.COM INC.

By:

Name:
Title:

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EXHIBIT A

NOTICE OF BORROWING

Date:  ___________

To:    The First American Corporation
          1 First American Way
          Santa Ana, CA 92707
          Attention: ____________________

Ladies and Gentlemen:

          Reference is made to that certain Subordinated Secured Promissory Note, dated December __, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note;” the terms defined therein being used herein as therein defined), made by U.S. SEARCH.com Inc. in your favor as Lender.

          The undersigned hereby requests a Loan in the amount of $_____________ [insert an amount that is a multiple of $100,000] (the “Proposed Loan”) to be made available on _________________ [insert a date that is not more than two Business Days after the date of this Notice of Borrowing].  Please wire transfer the proceeds of the Proposed Loan to _____________________________ [insert wire instructions].

          The undersigned hereby certifies that as of the date hereof:

                    (i)          No Suspension Event or Event of Default has occurred and is continuing;

                    (ii)         The aggregate principal balance of all outstanding Loans when added to the principal amount of the Proposed Loan does not exceed the Commitment; and

                    (iii)        The representations and warranties made by the undersigned in the Note are true and correct on the date hereof as if such representations and warranties were made as of the date hereof both before and after giving effect to the funding of the Proposed Loan.

                    IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be executed and delivered on the date first above written by its duly authorized officer.

US SEARCH.COM INC.

By:

Name:
Title:

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EXHIBIT D-2

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

          This SECURITY AGREEMENT is entered into as of December [   ], 2002, by and between US SEARCH.COM INC., a Delaware corporation (“Grantor”), and The First American Corporation, a California corporation (“Secured Party”).

W I T N E S S E T H:

          WHEREAS, on even date herewith, for valuable consideration, Grantor made, executed, and delivered to Secured Party a subordinated secured promissory note in the original principal amount of $1,400,000 (the “Note”); and

          WHEREAS, as security for the performance of its obligations to Secured Party under the Note, Grantor desires to grant to Secured Party a security interest in all of Grantor’s assets.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, Grantor hereby agrees with Secured Party as follows:

          1.        Defined Terms.  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Note.  As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“Collateral” shall have the meaning assigned in Section 2.

“Comerica Facility” shall mean the Loan and Security Agreement dated September 12, 2001 between Comerica Bank, as successor to Imperial Bank, and Grantor.

“Contracts” shall have the meaning assigned in Section 2(b).

“Equipment” shall have the meaning assigned in Section 2(m).

“Event of Default” shall mean any Event of Default under, and as defined in, the Note.

“Indemnitee” shall have the meaning assigned in Section 11(a).

“Inventory” shall have the meaning assigned in Section 2(l).

“Investment Property” shall have the meaning assigned in Section 2(i).

“Licenses and Permits” shall have the meaning assigned in Section 2(c).

“Lien” shall have the meaning assigned in Section 4(b).

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“Note” shall have the meaning assigned in the first WHEREAS clause.

“Permitted Liens” shall mean (a) liens in favor of Secured Party; (b) liens under and pursuant to the Comerica Agreement; (c) liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith; provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principles; (d) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business, (e) banker’s liens and similar liens (including set-off rights) in respect of bank deposits, (f) liens constituting purchase money security interests, and (g) liens incurred in connection with extensions, renewals or refinancings of the indebtedness secured by liens of the type described above.

“Permitted Transaction” shall have the meaning assigned in Section 5(a).

“Receivables” shall have the meaning assigned in Section 2(a).

“Subordination Agreement” shall mean the Subordination Agreement, dated as of the date hereof, between Comerica Bank and Secured Party.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          2.        Grant of Security Interest.  Grantor hereby grants to Secured Party a continuing security interest in all of Grantor’s assets and property, whether tangible or intangible, personal or real, whether now or hereafter existing, in which Grantor now has or hereafter acquires an interest, and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”), including, without limitation:

(a) all rights to the payment of money or other forms of consideration, royalties, tax refunds, accounts, notes, accounts receivable, drafts, documents, chattel paper, chooses in action, claims, causes of action, undertakings, surety bonds, insurance policies, acceptances and all other forms of claims, demands, instruments and receivables, together with all guarantees, security agreements, leases and rights and interests securing the same and all right, title and interest of Grantor which gave or shall give rise thereto, including the right of stoppage in transit, repossession and resale (collectively the “Receivables”);

(b) all agreements, contracts, credits, letters of credit, security agreements, licenses indentures, purchase and sale orders, warranty rights and contract rights of any nature, whether written or oral, and all consents or other authorizations relating thereto (collectively the “Contracts”);

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(c) all licenses, permits, franchises, certificates and other governmental authorizations and approvals of any nature whatsoever, to the extent assignable (collectively the “Licenses and Permits”);

(d) all deposit accounts, including without limitation, all demand, time, savings, passbook, custodial, safekeeping, escrow or like accounts maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash, cash equivalents, investment securities, deposits and prepayments of Grantor in any such deposit account (all of the foregoing being deemed to be in any such account as soon as the same is put in transit to such account by mail or other courier);

(e) all trademarks, trade names, trade styles, and service marks (and all prints and labels on which any of the foregoing appear), designs, letters patent of the United States or any other country, other general intangibles, and all registrations, recordings, reissues, extensions, renewals, continuations, continuations-in-part and licenses thereof (including applications for registration and recording); all reissues, extensions or renewals thereof; all income payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; the right to sue for past, present and future infringements of any of the foregoing; and all rights corresponding to any of the foregoing throughout the world;

(f) all copyrights, rights and interests therein, copyright registrations, copyright applications; all renewals of any of the foregoing, all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing including, without limitation, damages for past or future infringement of any of the foregoing; the right to sue for past, present and future infringements of any of the foregoing; and all rights corresponding to any of the foregoing throughout the world;

(g) all patents and patent applications and the inventions and improvements described and claimed therein, and patentable inventions; the reissues, divisions, continuations, renewals, extensions and continuations in part of any of the foregoing; all income, royalties, damages or payments now or hereafter due and payable under any of the foregoing or with respect to any of the foregoing including, without limitation, damages or payments for past or future infringements of any of the foregoing; the right to sue for past, present and future infringements of any of the foregoing; and all rights corresponding to any of the foregoing throughout the world;

(h) all other proprietary rights and confidential information, technology, processes, trade secrets, computer programs, source codes, software, customer lists, sales literature and catalogues, price lists, subscriber information, formulae, goodwill and all applications and registrations relating to any of the foregoing;

(i) all stocks, bonds, debentures, securities, financial assets, securities entitlements, securities accounts, commodity contracts, commodities accounts, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts and all rights (including without

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limitation, voting rights), preferences, privileges, dividends, distributions, redemption payments or liquidation payments with respect thereto (“Investment Property”);

(j) all files, correspondence, books and records of Grantor, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the Collateral, Grantor or the business thereof, all computer programs, tapes, discs and data processing software containing the same, and all receptacles and containers for such records;

(k) all other goods, accounts, general intangibles, documents, instruments, rights, interests and properties of every kind and description, tangible or intangible, real or personal;

(l) all inventories and merchandise, all packing materials, supplies and containers relating to or used in connection with the foregoing, all goods in which Grantor has an interest in mass transit or an interest or right as a consignee and all goods which are returned to or repossessed by Grantor, whether used or consumed in Grantor’s business, held for sale or lease, furnished under service contracts, or otherwise, and all bills of lading, warehouse receipts, documents of title or general intangibles relating to any of the foregoing (collectively, the “Inventory”);

(m) all goods, equipment, machinery, tooling, molds, dies, furniture, fixtures (whether or not attached to real property), furnishings, trade fixtures, motor vehicles and rolling stock, materials and parts and all other tangible personal property (collectively, the “Equipment”);

(n) all rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

(o) all proceeds, products, rents, replacements, additions, accessions, substitutions and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, distributions on account of Collateral, and claims arising out of the loss, nonconformity, or interference with the use of, or defects or infringement of rights in, the Collateral. The inclusion of “proceeds” as a component of the Collateral shall not be deemed a consent by Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral.

          3.        Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, of all obligations and liabilities of every nature, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy would accrue on such obligations) or payments of fees, expenses or otherwise, and whether or not from time to time decreased or

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extinguished and later increased, of Grantor now or hereafter existing created or incurred under or arising out of or in connection with the Note and all amendments thereto (all such obligations and liabilities, together with the obligations of Grantor now or hereafter existing under this Agreement, being the “Secured Obligations”).  Secured Obligations shall also include payment and reimbursement of all reasonable sums and expenses, including, without limitation reasonable attorneys’ fees, court costs and collection, legal and receivers’ expenses, advanced or incurred by Secured Party in connection with the protection of the security interest herein granted, the preservation or disposition of the Collateral, or any part thereof, or the enforcement by Secured Party of any of the foregoing obligations of  Grantor to Secured Party.

          4.        Representations and Warranties.  Grantor hereby represents and warrants as follows:

(a) Binding Agreement. This Agreement has been duly authorized, executed and delivered by Grantor and constitutes the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with its terms.

(b) Title to Collateral. Except for the security interests granted to Secured Party hereby and except for the security interests granted to Comerica Bank pursuant to the Comerica Agreement, (i) Grantor has (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in the Collateral, will have), and will at all times during the term hereof have, good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, encumbrance, conditional sale contract, lease or other title retention agreement, or any other adverse claim of any nature whatsoever (collectively, “Lien”) and (ii) no other person has (or, in the case of after-acquired Collateral, at the time the Grantor acquires rights therein, will have) a security interest, claim, encumbrance or other right, title or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral. Except for financing statements related to the Permitted Liens, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is or will be on file in any recording office.

(c) Priority. Upon the execution and delivery of this Agreement by Grantor and the filing of appropriate financing statements with the appropriate governmental agencies or, as applicable, upon Secured Party’s taking possession of the Collateral, Secured Party will have a perfected security interest in and to the Collateral having first priority for the full amount of all of the Secured Obligations, subject to the Subordination Agreement and the Permitted Liens.

(d) No Litigation. There is no legal, administrative or other proceeding pending or, to Grantor’s knowledge, threatened against Grantor’s title to any material portion of the Collateral or against Grantor’s grant of a security interest therein hereunder, nor does Grantor know of any basis for the assertion of any such claim.

          5.        Affirmative Covenants.  Grantor covenants that, until such time as all of the Secured Obligations are indefeasibly paid or satisfied in full in cash, unless Secured Party shall otherwise consent in writing:

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(a) Conduct of Business and Maintenance of Assets and Licenses. Grantor shall do all things reasonably necessary to preserve in full force and effect its existence, its corporate powers and authority, its qualifications to carry on business in all applicable jurisdictions, and all rights, interests and assets necessary to the conduct of its business; provided, however, that Grantor may execute, deliver and perform the Merger Agreement and the agreements contemplated thereby, and consummate the transactions contemplated thereby (collectively, the “Permitted Transaction”).

(b) Protection of Security and Legal Proceedings. Grantor shall, at its own expense, take any and all actions reasonably necessary to preserve, protect and defend the security interests of Secured Party in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing. Grantor shall promptly reimburse Secured Party for any and all reasonable sums, including reasonable costs, expenses and attorneys’ fees, which Secured Party may pay or incur in defending, protecting or enforcing its security interests in the Collateral or the perfection or priority thereof.

(c) Payment of Taxes. Grantor shall pay or cause to be paid all taxes, license fees, assessments and governmental charges or levies imposed upon, and all material claims (including claims for labor, materials and supplies) against, the Collateral when the same become due and payable, except to the extent the validity thereof is being contested in good faith and as to which adequate reserves have been established in accordance with general accepted accounting principles.

(d) Use and Maintenance of Collateral. Grantor shall (i) comply with all laws, statutes and regulations pertaining to its use and ownership of the Collateral and its conduct of its business; (ii) properly care for and maintain all of the Collateral in good condition, free of misuse, abuse, waste and deterioration, reasonable wear and tear of intended use excepted; (iii) keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles and (v) promptly and completely perform all of its obligations under the Contracts and maintain in full force and effect all of the Licenses and Permits.

(e) Insurance. Grantor shall, at its own expense, keep the Collateral insured against risks customarily insured against in Grantor’s line of business.

(f) Inspection. Grantor shall give Secured Party and its agents and representatives such information as may be requested concerning the Collateral and shall at all reasonable times and upon reasonable notice permit Secured Party and its agents and representatives to enter upon any premises upon which the Collateral is located for the purpose of inspecting the Collateral.

(g) Notification. Grantor shall notify Secured Party in writing upon the occurrence and during the continuation of (i) an Event of Default; (ii) any event which with the giving of notice, the lapse of time or both, could become an Event of Default or (iii) any event which adversely affects the value of the Collateral, the ability of Grantor or

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Secured Party to dispose of the Collateral or the rights and remedies of Secured Party in relation thereto.

(h) Further Assurances. Grantor agrees that at any time and from time to time, at Grantor’s expense, Grantor will promptly make, execute, endorse, acknowledge, file and/or deliver all further instruments and documents, and take all further action, that Secured Party may reasonably deem to be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted by Grantor hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          6.        Negative Covenants. Grantor covenants that, until such time as all of the Secured Obligations are indefeasibly paid or satisfied in full in cash, without the prior written consent of Secured Party:

(a) Sale or Hypothecation of Collateral. Except with respect to the Permitted Transaction, Grantor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise, (i) sell, assign, transfer, exchange, lease, lend, grant any option with respect to or dispose of all or any part of the Collateral (other than items sold or leased in the ordinary course of business), or any of Grantor’s rights therein or (ii) create or permit to exist any Lien on or with respect to any of the Collateral, except for Permitted Liens.

(b) Location of Collateral; Changes of Name. Except with respect to the Permitted Transaction, Grantor shall provide written notice to Secured Party if it (i) moves all or a substantial portion of the Collateral outside California, (ii) moves its principal place of business or the location of its books or records; or (iii) changes its name, its trade or fictitious business name(s) or its form of doing business.

(c) Preservation of Collateral. Grantor shall not cause or allow anything to be done which might impair, or fail to do anything reasonably necessary in order to preserve, the value of the Collateral and the security interests of Secured Party therein.

          7.        Secured Party Appointed Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to Secured Party, Grantor hereby appoints Secured Party Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time but only upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which Secured Party may deem reasonably necessary to accomplish the purposes of this Agreement.  Grantor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable.

          8.        Secured Party May Perform.  If Grantor fails to perform any agreement or covenant contained herein, Secured Party may itself perform or cause the performance of such agreement or covenant, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 11.  However, nothing in this Agreement shall obligate Secured Party to act.

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          9.        Defaults and Remedies.  Grantor shall be deemed to be in default under this Agreement upon the occurrence of an Event of Default.  Upon the occurrence of any such Event of Default, Secured Party may, at its option, and without notice to or demand on Grantor and in addition to all rights and remedies available to Secured Party under this Agreement and the Note, do any one or more of the following:

(a) Foreclosure. Secured Party may foreclose or otherwise enforce Secured Party’s security interest hereunder in any manner permitted by law, or provided for in this Agreement.

(b) Assembly, Etc. Secured Party may require Grantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, or enter onto property where any Collateral is located and take possession thereof with or without judicial process, or prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner.

(c) Notification to Third Parties. Secured Party may (i) open Grantor’s mail and collect any and all amounts due to Grantor from other persons; (ii) notify any account debtor obligated on any of the Receivables or any purchaser of Collateral or any other person of Secured Party’s interest in the Collateral and instruct any such persons to make payments thereon directly to Secured Party; and (iii) notify postal authorities that all mail addressed to Grantor is to be delivered to Secured Party.

(d) Compromise of Claims. Secured Party may grant extensions, compromise claims and settle Collateral for less than face value, all without prior notice to Grantor.

(e) Use of Trade Names, Etc. Secured Party may use (without charge) in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by Grantor.

(f) Other Rights Against Grantor Hereunder. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC, the Federal Bankruptcy Code and other applicable law, and Secured Party may also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party in its sole and absolute discretion may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of a notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale

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was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, Secured Party may be the purchaser of the Collateral.

(g) Application of Proceeds. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 11) in whole or in part by Secured Party against all or any part of the Secured Obligations in such order as Secured Party shall elect.

(h) Other Rights. Secured Party shall not be obligated to resort to its rights or remedies with respect to any other security for or payment of the Secured Obligations before resorting to its rights and remedies against Grantor hereunder. All rights and remedies of Secured Party shall be cumulative and not in the alternative.

          10.      Accommodation Covenants. To the fullest extent permitted by law, Grantor waives (a) any right to require Secured Party to proceed against any other person or to proceed against or exhaust any other security held by Secured Party at any time or to pursue any other remedy in Secured Party’s power before exercising any right or remedy under this Agreement;  (b) any defense that may arise by reason of: (i) Secured Party’s failure to proceed against any other party against whom Secured Party might assert a claim, before proceeding against Grantor under this Agreement; (ii) the release, suspension, discharge or impairment of any of Secured Party’s rights against or any other party against whom Secured Party might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; (iii) Secured Party’s failure to pursue any other remedies available to Secured Party that would reduce the burden of the indebtedness secured hereby on Grantor’s interests in the Collateral; (iv) any lack of authority of Grantor or any other person with respect to the Secured Obligations or any part thereof; (v) the unenforceability or invalidity of any security or other guaranties for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations or any part thereof; (vi) any act or omission of Secured Party or others that directly, indirectly, by operation of law or otherwise results in or aids the discharge or release of any other debtor or any security or guaranties now or hereafter held for the Secured Obligations or any part thereof; (vii) any law which provides that the obligation of an accommodating party must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or debtor’s obligation in proportion to the principal obligation; (viii) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (ix) the election by Secured Party, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xi) any use of cash Collateral under Section 363 of the United States Bankruptcy Code; (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (xiii) the avoidance of any Lien in favor of Secured Party for any reason; (xiv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution

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proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations in or as a result of any such proceeding; or (xv) any election of remedies by Secured Party, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Grantor or the right of Grantor to proceed against Contour for reimbursement, or both; and (c) demand, protest and notice of any kind.

          11.          Indemnity and Expenses.

          (a)          Grantor agrees to indemnify each of Secured Party, its directors, officers, employees and representatives and each of their agents (each, an “Indemnitee”) from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including without limitation, the reasonable fees and expenses of its counsel and of any experts and agents) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Secured Party is a party thereto) in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements result solely from the gross negligence or willful misconduct of the Indemnitee to be indemnified as finally determined by a court of competent jurisdiction.

          (b)          Grantor shall pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, (iv) the failure by Grantor to perform or observe any of the provisions hereof or (v) the defense of any claim under Section 547 of the Bankruptcy Code for the avoidance of the security interest granted hereby, for the avoidance of any of the Secured Obligations or for the recovery of any Collateral.

          12.          Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of Collateral in its possession (if any) and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

          13.          Continuing Security Interest; Assignment of Obligations.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations; (b) be binding upon Grantor, its successors and

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assigns and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.

          14.          Revival of Liens.  Secured Party’s rights and security interests hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Grantor or any other person, all as though such amount had not been paid.

          15.          Waiver of Hearing.  To the extent permitted by law, Grantor expressly waives any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral upon default as provided in Section 9 hereof.

          16.          Amendments; etc.  No amendment or waiver of any provision of this Agreement, or consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party (or, in the case of an amendment hereto, by Grantor and Secured Party), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          17.          Notices.  All notices and other communications provided for hereunder shall be in writing and mailed, sent by facsimile or delivered:

(a)	If to Secured Party, to:

The First American Corporation
1 First American Way
Santa Ana, California 92707
Telephone: (714) 800-3000
Facsimile: (714) 800-3325
Attention: Parker S. Kennedy
Kenneth D. DeGiorgio

with a copy (which shall not constitute notice) to:

White & Case LLP
633 West Fifth Street
Los Angeles, California 90071
Telephone: (213) 620-7700
Facsimile: (213) 687-0758
Attention: Neil W. Rust

(b)	If to Grantor, to:

US SEARCH.com Inc.
5401 Beethoven Street
Los Angeles, California 90066
Telephone: (310) 302-6300

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Facsimile: (310) 578-5649
Attention: Brent N. Cohen
Richard R. Heitzmann

with a copy (which shall not constitute notice) to:

Latham & Watkins
633 West Fifth Street
Los Angeles, California 90071
Telephone: (213) 485-1234
Facsimile: (213) 891-8763
Attention: David M. Hernand

or, as to Grantor or Secured Party, at such other address as shall be designated by such person in a written notice to the other person.  All such notices and communications shall, when mailed, sent via facsimile or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by facsimile upon telephonic confirmation by the sending person.

          18.          Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.  No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

          19.          Rights of Set-Off.  Grantor agrees that Secured Party may exercise its rights of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

          20.          Obligations Absolute.  The obligations of Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or the Note; or (c) any amendment to or modification of the Note or any security for any of the Secured Obligations; whether or not Grantor shall have notice or knowledge of any of the foregoing.

          21.          Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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          22.          Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          23.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          24.          Consent to Jurisdiction and Service of Process.  ANY AND ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY.  EACH PARTY hereby agrees that service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to EACH PARTY at its address provided in Section 17, such service being hereby acknowledged by EACH PARTY to be sufficient for personal jurisdiction in any action against SUCH PARTY in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

          25.          Waiver of Jury Trial.  GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each of Grantor and Secured Party acknowledges that this waiver is a material inducement for each of Grantor and Secured Party to enter into a business relationship, that each of Grantor and Secured Party has already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Grantor and Secured Party further represent and warrant that EACH has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A WRITTEN AMENDMENT TO THIS AGREEMENT WHICH MAKES SPECIFIC REFERENCE TO THIS SECTION), AND

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THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          26.          Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

*          *          *

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

US SEARCH.COM INC., as Grantor

By:

Name:
Title:

THE FIRST AMERICAN CORPORATION, as Secured Party

By:

Name:
Title:

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EXHIBIT E

FORM OF CLOSING CERTIFICATE OF THE COMPANY

FORM OF

US SEARCH.COM INC.

OFFICER’S CERTIFICATE

                    I, the undersigned Chief Executive Officer of US SEARCH.com Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DO HEREBY CERTIFY that:

                              1.           This Certificate is furnished pursuant to the Agreement and Plan of Merger dated as of December 13, 2002, (the “Agreement”), among the Company, The First American Corporation, First Advantage Corporation, and Stockholm Seven Merger Corp.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

                              2.           I am the duly elected, qualified and acting Chief Executive Officer of the Company.

                              3.           The representations and warranties of the Company contained in the Agreement are true and accurate in all material respects, in each case at and as of the date hereof (except to the extent a representation or warranty speaks specifically as of an earlier date).

                              4.           All of the agreements of the Company to be performed prior to the Closing pursuant to the terms of the Agreement have been duly performed in all material respects.

                    IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2003.

US SEARCH.COM INC.

By:

Name:
Title:	Chief Executive Officer

E-1

EXHIBIT F

FORM OF CLOSING CERTIFICATE OF FACO PARTIES

FORM OF

[FACO/PARENT/MERGER SUB/FAST COMPANY]

OFFICER’S CERTIFICATE

                    I, the undersigned [President][Chief Executive Officer] of [______________], a corporation organized and existing under the laws of the State of [______________] (the “Company”), DO HEREBY CERTIFY that:

                              1.           This Certificate is furnished pursuant to the Agreement and Plan of Merger dated as of December 13, 2002, (the “Agreement”), among The First American Corporation, US SEARCH.com Inc., First Advantage Corporation, and Stockholm Seven Merger Corp.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

                              2.           I am the duly elected, qualified and acting [President] [Chief Executive Officer] of the Company.

                              3.           The representations and warranties of the Company contained in the Agreement are true and accurate in all material respects, in each case at and as of the date hereof (except to the extent a representation or warranty speaks specifically as of an earlier date).

                              4.           All of the agreements of the Company to be performed prior to the Closing pursuant to the terms of the Agreement have been duly performed in all material respects.

                    IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2003.

[________________________________]

By:

Name:
Title:

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EXHIBIT G

FORM OF STANDSTILL AGREEMENT

STANDSTILL AGREEMENT

          This STANDSTILL AGREEMENT (as the same may be amended, modified and waived from time to time, this “Agreement”) is entered into as of [___________], 2003 (the “Effective Date”) by and between THE FIRST AMERICAN CORPORATION, a California corporation (“FACO”), and FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”).

W I T N E S S E T H :

          WHEREAS, FACO, the Company and certain other entities are parties to that certain Agreement and Plan of Merger dated as of December 13, 2002 (the “Merger Agreement”);

          WHEREAS, immediately following the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), FACO will own [______] shares of the [Class B] Common Stock, par value $0.001 per share, of the Company; and

          WHEREAS, as a condition precedent to the Closing, each of FACO and the Company (each, a “Party” and collectively, the “Parties”) shall have entered into this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Parties agree as follows:

SECTION 1.
DEFINED TERMS; CONSTRUCTION

          1.1          Defined Terms.  As used in this Agreement the following terms shall have the following meanings:

          “Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

          “Agreement” has the meaning provided in the introductory paragraph.

          “Closing” has the meaning provided in the second WHEREAS paragraph.

          “Company” has the meaning provided in the introductory paragraph.

          “Company Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share, and any new class of common stock of the Company created and outstanding (other than the Company’s Class B Common Stock).

          “Company Voting Securities” means, collectively, the Class A Common Stock and Class B Common Stock of the Company, any preferred stock of the Company that is entitled to vote generally for the election of directors and any other securities, warrants or options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of any class or series of Company securities that is entitled to vote generally for the election of directors.

          “Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          “Disinterested Director” means, on any date of determination, any member of the Company’s board of directors who is not as of such date (i) an officer or employee of the Company, (ii) an officer, director or employee of FACO or any Affiliate (excluding the Company) thereof, (iii) a Person who Controls or is under common Control with FACO or any Affiliate thereof or (iv) a Person who otherwise would fail to qualify as an “independent director” under the applicable rules of the Nasdaq National Market as then in effect; provided, however, that a Person designated by Pequot in accordance with the Stockholders Agreement dated as of December 13, 2002, among FACO, Pequot and the Company shall not be deemed to be disqualified as a Disinterested Director by application of section (iv) of this definition.

          “Effective Date” has the meaning provided in the introductory paragraph.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “FACO” has the meaning provided in the introductory paragraph.

          “Initial Securities” has the meaning provided in Section 3(a).

          “Merger Agreement” has the meaning provided in the first WHEREAS paragraph.

          “Owner” means, with respect any share of Company Common Stock, the Person whose name appears on the register maintained by the Company’s transfer agent in respect of the Company Common Stock as the registered owner of such share of Company Common Stock.

          “Party” or “Parties” has the meaning provided in the third WHEREAS paragraph.

          “Pequot” means Pequot Private Equity Fund II, L.P., a Delaware limited partnership.

          “Person” means and includes natural persons, corporations, limited liability partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, divisions, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          “Tender Offer” has the meaning provided in Section 3(d).

          “Transfer” means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

          1.2          Construction. The following rules shall apply to the construction of this Agreement unless the context requires otherwise:  (a) the singular includes the plural, and the plural the singular; (b) words importing any gender include the other gender and the neuter gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, and all regulations promulgated pursuant to, such statutes; (d) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, recitals or sections (or clauses or subdivisions of sections) are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose; and (i) references to Persons include their respective permitted successors and assigns.

SECTION 2.
REPRESENTATIONS AND WARRANTIES

          Each of FACO and the Company hereby represents and warrants with respect to itself only that:

(a) it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (b)          this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

          (c)          neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which it is subject or any provision of its certificate or articles of incorporation, bylaws or other organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of its assets);

          (d)          it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person not already been obtained in order to consummate the transactions contemplated by this Agreement;

(e) in the case of FACO, neither FACO nor any of its Affiliates beneficially owns any shares of Company Voting Securities other than the Initial Securities; and

          (f)          in the case of FACO, except for agreements expressly contemplated in, or entered into for the purpose of consummating the transactions contemplated in, the Merger Agreement, neither FACO nor any of its Affiliates has any agreement, arrangement or understanding with any other Person or group who is not an Affiliate of FACO with respect to acquiring, holding, voting or disposing of Company Voting Securities.

SECTION 3.
STANDSTILL

          FACO shall not, and shall not permit any of its Affiliates to, acquire, offer or propose or agree to acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, by tender or exchange offer, market purchase, privately negotiated purchase, merger or otherwise, any Company Voting Securities other than:

(a) Company Voting Securities issued to FACO pursuant to the Merger Agreement (the “Initial Securities”);

(b) as a result of the transfer of beneficial ownership of Company Voting Securities from FACO or an Affiliate thereof to FACO or an Affiliate thereof;

(c) Company Voting Securities issuable upon the conversion of Initial Securities;

          (d)          Company Voting Securities issued to FACO or an Affiliate thereof as a result of a capital contribution made by FACO or such Affiliate to the Company and approved by a majority of Disinterested Directors; and

          (e)          pursuant to a tender offer made by FACO or an Affiliate thereof for outstanding shares of Company Common Stock (i) to all holders of Company Common Stock (other than FACO and its Affiliates), (ii) conditioned on at least two-thirds of the outstanding shares of Company Common Stock (other than Company Common Stock beneficially owned by FACO and its Affiliates) being tendered and (iii) in which the same consideration is offered to all holders of Company Common Stock (a “Tender Offer”); provided that the Tender Offer is approved by a special committee of the Company’s board of directors created to consider the Tender Offer and consisting only of Disinterested Directors, after receiving a written opinion from a nationally recognized investment bank to the effect that the Tender Offer is fair to the Company’s stockholders (other than FACO and its Affiliates).

SECTION 4.
RELATED PARTY TRANSACTIONS

                    Without the prior written approval of a majority of Disinterested Directors, FACO shall not and shall not cause or permit any of its subsidiaries to engage in any transaction (other than such transactions as are expressly contemplated by the Merger Agreement, including the Services Agreement between FACO and the Company entered into thereunder) with the Company or any subsidiary of the Company, except transactions engaged in by the Company or such subsidiary in the ordinary course of business.

SECTION 5.
RESTRICTIONS ON TRANSFER

          5.1          Transfers to Affiliates.  FACO shall have the right to transfer shares of its Company Voting Securities to Affiliates of FACO provided that each such Affiliate that shall become the beneficial owner of Company Voting Securities shall, promptly upon becoming such owner, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement as an original signatory.

          5.2          Transfers to Third Parties.  FACO shall not, and shall not permit any of its Affiliates to, Transfer Company Voting Securities to any Person or group (within the meaning of Section 13(d) of the Exchange Act) of Persons, unless such Person or group acquiring such shares agrees in writing to assume all obligations of FACO under this Agreement, if (i) such Transfer would result in such Person or group beneficially owning more than 50% of the issued and outstanding Company Voting Securities (which determination shall be made based upon the number of shares of issued and outstanding Company Voting Securities disclosed in the Company’s most recent filing made with the Securities and Exchange Commission pursuant to the Exchange Act or in the most recent Schedule 13D or 13G filed by any Person or group with the Securities and Exchange Commission) and (ii) either (a) the Transfer is being made to a Person or a group in which FACO or any of its Affiliates has an economic interest (other than an economic interest arising solely from the ownership by FACO and its Affiliates of indebtedness of such Person or group that is registered under the Securities Act of 1933, as amended, or purchased by FACO and its Affiliates in reliance on an exemption therefrom) with a fair market value (or, in the event no fair market value exists, a book value), contingent or otherwise, in excess of $20,000,000; provided, however, that FACO and its Affiliates shall not be deemed to have an economic interest in a Person or a group (1) solely as a result of the right of FACO and its Affiliates to receive proceeds from such Person or group from the sale of Company Voting Securities owned by FACO or its Affiliates or (2) merely because such Person or group is a vendor or customer of FACO and/or its Affiliates or (b) to the extent clause (a) is not applicable, the Company Voting Securities being Transferred, together with any Company Voting Securities previously Transferred by FACO or any of its Affiliates to such Person or group, represent 25% or more of the issued and outstanding Company Voting Securities.

SECTION 6.
MISCELLANEOUS

          6.1          Effectiveness.  This Agreement shall be effective on the Effective Date and shall terminate on the earlier of (a) the fourth anniversary of the Effective Date and (b) the first date on which FACO no longer Controls the Company.

          6.2          Remedies.  Each of FACO and the Company acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the Parties and the Owners and (b) the Parties and the Owners would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each of the Parties and, subject to the remainder of this Section 6.2, the Owners shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other Party without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the Parties and the Owners may be entitled hereunder or at law or equity.  No Owner shall have the right to institute any suit, action or proceeding at law or in equity for the protection or enforcement of any right or remedy under this Agreement, unless such Owner shall have first given to the Parties written notice executed by the Owners of not less than fifty percent (50%) of the issued and outstanding Company Voting Stock not owned by FACO and/or its Affiliates (which determination shall be made based upon the number of shares of issued and outstanding Company Common Stock disclosed in the Company’s most recent filing made with the Securities and Exchange Commission pursuant to the Exchange Act or in the most recent Schedule 13D or 13G filed by any Person or group with the Securities and Exchange Commission) of the act, event or circumstance or purported act, event or circumstance that such Owner believes forms the basis of a suit, action or proceeding at law or in equity for the protection or enforcement of any right or remedy under this Agreement, and the Parties shall have failed to take and complete corrective action within ninety (90) days of the receipt by the Parties of such written notice.

          6.3          No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted transferees and assigns and, subject to Section 6.2, the Owners from time to time of the Company Common Stock.  Nothing contained in this Agreement shall preclude any Owner from exercising any right it may have under applicable law to bring a derivative action on behalf of the Company.

          6.4          Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

          6.5          Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted transferees and assigns.  Except as contemplated in Section 5, no Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Company may assign its rights and obligations under this Agreement to any successor or acquiring entity in connection with any business combination transaction, reorganization or sale of substantially all the assets of the Company.

          6.6          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          6.7          Governing Law.  THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES) APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

          6.8          Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  Notwithstanding anything to the contrary contained herein, FACO shall not amend, or cause the Company to amend, any of the provisions of this Agreement or terminate this Agreement unless (a) the holders of a majority of the shares of Company Common Stock then outstanding (calculated without reference to any Shares held by FACO and its Affiliates) approve a proposal submitted by the Company’s board of directors authorizing such amendment or (b) a majority of Disinterested Directors shall approve a resolution authorizing such amendment or termination.

          6.9          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          6.10        Enforcement of Agreement.  The approval of a majority of the Board of Directors of the Company or a majority of the Disinterested Directors shall be all that is required for the Company to seek to enforce the terms of this Agreement.

          6.11       Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

*          *          *

          IN WITNESS WHEREOF, each of the Parties has executed this Agreement on and as of the date first written above.

THE FIRST AMERICAN CORPORATION

By:

Name:
Title:

FIRST ADVANTAGE CORPORATION

By:

Name:
Title:

EXHIBIT H

FORM OF SERVICES AGREEMENT

SERVICES AGREEMENT

          This SERVICES AGREEMENT is entered into as of [ _____________ ] 2003 (this “Agreement”), between THE FIRST AMERICAN CORPORATION, a California corporation (“First American”), and FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”; First American and the Company are each referred to herein as a “Party” and collectively, as the “Parties”).

W I T N E S S E T H :

          WHEREAS, First American, US SEARCH.com Inc., a Delaware corporation (“US Search”), the Company and Stockholm Seven Merger Corp. have entered into that certain Agreement and Plan of Merger, dated as of December 13, 2002 (the “Merger Agreement”), pursuant to which the Company has been formed to succeed to the business of US Search and the FAST Companies (as defined below);

          WHEREAS, as a result of the transactions contemplated by the Merger Agreement, (a) the Company will be the beneficial and record owner of all of the capital stock of US Search and the FAST Companies and (b) First American will be a controlling stockholder of the Company; and

          WHEREAS, the Parties have agreed to enter into this Agreement to, among other things, provide for the use by the Company of certain services provided by First American from and after the Effective Date (as defined below), subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First American and the Company agree as follows:

ARTICLE I.
DEFINITIONS AND CONSTRUCTION

          1.1.     Definitions.  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Merger Agreement.  For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural terms defined):

               “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, further, that, for the purposes of this definition, the Company and its Subsidiaries shall not be deemed to be Affiliates of First American; provided, further, that, for the purposes of this definition, First American and its Affiliates (excluding the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company.

“Business Services” shall mean those services described in Column A of Schedule I.

               “Business Services Fee” shall mean, with respect to each of the Business Services set forth in Column A of Schedule I, the fees or the method of determining the fees set forth opposite such Business Services in Column B of Schedule I.

“Company” shall have the meaning provided in the introductory paragraph.

“Company Common Stock” shall have the meaning provided in the Standstill Agreement.

“Company Services” shall have the meaning provided in Section 2.3 hereof.

               “Confidential Company Information” shall mean any information derived by the First American Entities in connection with the provision of First American Services, except such information which (a) was previously known by First American or its Affiliates and not considered confidential, and/or (b) is or becomes generally available to the public other than as a result of disclosure by First American, its Affiliates or their directors, officers, employees, agents or representatives, and/or (c) is or becomes available to First American or its Affiliates on a non-confidential basis from a source other than the Company and its Subsidiaries.

               “Confidential FAF Information” shall mean any information derived by the Company or its Affiliates from any of the First American Entities in connection with the provision of Company Services, except such information which (a) was previously known by the Company or US Search and not considered confidential, and/or (b) is or becomes generally available to the public other than as a result of disclosure by the Company or its Affiliates or their directors, officers, employees, agents or representatives, and/or (c) is or becomes available to the Company or its Affiliates on a non-confidential basis from a source other than First American or its Affiliates.

               “Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               “Disinterested Director” shall mean, on any date of determination, any member of the Company’s board of directors who is not as of such date (a) an officer or employee of the Company, (b) an officer, director or employee of First American or any Affiliate (excluding the Company) thereof, (c) a Person who Controls or is under common Control with First American or any Affiliate thereof, or (d) a Person who otherwise would fail to qualify as an “independent director” under the applicable rules of the Nasdaq National Market as then in effect; provided, however, that a Person designated by Pequot Private Equity Fund II, L.P. in accordance with the Stockholders Agreement dated as of December 13, 2002, among First American, Pequot Private Equity Fund II, L.P. and the Company shall not be deemed to be disqualified as a Disinterested Director by application of section (d) of this definition.

“Effective Date” shall mean the date on which the Effective Time occurs.

“Effective Time” shall have the meaning provided in the Merger Agreement.

“Entity” shall mean any Person that is not a natural Person.

“FAST Companies” shall have the meaning provided in the Merger Agreement.

“First American” shall have the meaning provided in the introductory paragraph.

“First American Entity” and “First American Entities” shall mean one or more, as applicable, of First American and any Affiliate of First American.

“First American Services” shall mean collectively the Business Services and the Overhead Services.

“Merger Agreement” shall have the meaning provided in the first WHEREAS clause.

“Monthly Period” shall mean, for each calendar month, the period commencing on the first day of such calendar month and ending on the last day of such calendar month.

“Overhead Services” shall mean those services described in Schedule II.

“Overhead Services Fee” shall mean an amount equal to $50,000 per month plus reasonable out-of-pocket expenses incurred in providing the Overhead Services.

“Party” and “Parties” shall have the meaning provided in the introductory paragraph.

               “Person” shall mean and include a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, an incorporated organization, a group and a government or other department, agency or political subdivision thereof.

               “Prime Rate” shall mean, as of any date of determination, with respect to each Monthly Period, the per annum rate of interest specified as the “Prime Rate” in the Wall Street Journal (United States edition) published on the first Business Day of such Monthly Period; provided that for any date on which the Wall Street Journal (United States edition) is not published, “Prime Rate” means the per annum rate of interest specified as the Prime Rate in the Wall Street Journal (United States edition) last published before such date.

“Reset Date” shall have the meaning provided in Section 4.1 hereof.

“Standstill Agreement” shall mean the Standstill Agreement, dated as of the date hereof, between First American and the Company.

“Subsidiary” and “Subsidiaries” shall mean, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest at the time or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision)

“Term” shall have the meaning provided in Section 4.1 hereof.

“Termination Date” shall have the meaning provided in Section 4.1 hereof.

“US Search” shall have the meaning provided in the first WHEREAS clause.

“ZapApp Services” shall mean those services described in Schedule III.

“ZapApp Services Fee” shall mean the actual cost to ZapApp India Private Limited of providing the ZapApp Services.

          1.2.    Principles of Construction.

                    (a)        The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                    (b)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

                    (c)        The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless already expressly followed by such phrase or the phrase “but not limited to”.

                    (d)        Article and Section headings and captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                    (e)        All words importing any gender shall be deemed to include the other gender and the neuter.

                    (f)        Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.

                    (g)        Each Party has reviewed and commented upon this Agreement and, therefore, any rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

ARTICLES II.
SERVICES

          2.1.    Appointment.  During the Term, the Company appoints, and the Company shall cause its Affiliates to appoint, First American as agent to provide the Company and/or its Affiliates with the Business Services and the Overhead Services, and First American hereby accepts such appointment, on the terms and subject to the conditions set forth herein.

          2.2.    First American Services.  During the Term, First American shall, or shall cause one or more of the other First American Entities to, provide the Company and/or its Affiliates with the Business Services and the Overhead Services.

          2.3.    Company Services.

                    (a)        During the Term, the Company shall, and shall cause its Affiliates to, provide First American and/or its Affiliates with products and services offered by or through the Company or its Affiliates from time to time during the Term (collectively (but excluding the ZapApp Services), the “Company Services”) at rates and on terms no less favorable than those generally offered by the Company and its Affiliates to third parties.

                    (b)        During the Term, the Company shall, and shall cause its Affiliates to, provide First American and/or its Affiliates with the ZapApp Services.

          2.4.    Personnel.

                    (a)        During the Term, First American or the other First American Entities shall continue to employ all personnel performing the First American Services directly and shall be solely responsible for and pay all of their salary, benefits, workers’ compensation premiums, unemployment insurance premiums, and all other compensation, insurance and benefits, including participation in employee benefit plans, if applicable.  First American and the other First American Entities shall be solely responsible for timely payment, withholding and reporting of all applicable Federal, state, foreign and local withholding, employment and payroll taxes with respect to the personnel that perform the First American Services.  First American or the other First American Entities shall maintain workers’ compensation and employers’ liability insurance, in accordance with applicable law, covering the personnel that perform the First American Services.

                    (b)        During the Term, the Company or its Affiliates shall continue to employ all personnel performing the Company Services and the ZapApp Services directly and shall be solely responsible for and pay all of their salary, benefits, workers’ compensation premiums, unemployment insurance premiums, and all other compensation, insurance and benefits, including participation in employee benefit plans, if applicable.  The Company and its Affiliates shall be solely responsible for timely payment, withholding and reporting of all applicable Federal, state, foreign and local withholding, employment and payroll taxes with respect to the personnel that perform the Company Services and the ZapApp Services.  The Company and its Affiliates shall maintain workers’ compensation and employers’ liability insurance, in accordance with applicable law, covering the personnel that perform the Company Services and the ZapApp Services.

          2.5.    Loans.  During the Term, First American may make one or more loans to the Company (exclusive of loans incurred in compliance with Section 4 of the Standstill Agreement) on terms mutually agreeable to First American and the Company; provided that (a) such loan or loans bear interest at a rate per annum no greater than the Prime Rate in effect from time to time plus 2.75% and (b) the aggregate amount of all such loans at any date of determination shall not exceed $1,000,000.  The note and other documentation evidencing such loan or loans shall otherwise be in form and substance satisfactory to First American and the Company.

          2.6.    Additional First American Services.  During the Term, First American may, and may cause the other First American Entities to, offer to provide the Company and/or its Affiliates, and the Company and/or its Affiliates may purchase, products and services offered by or through the First American Entities from time to time during the Term in the ordinary course of business at rates and on terms then offered by the First American Entities to comparable third parties.  Nothing in this Agreement shall change or affect the terms and conditions of any agreement or understanding listed on Schedules 4.9, 4.10, 4,20 and 4.27 to the Merger Agreement.  The Company and/or its Affiliates on the one hand, and any First American Entity on the other hand, may renew any such agreement or understanding on terms substantially similar to those in such agreements or understanding.

ARTICLE III.
FEE; PAYMENT

          3.1.    Fees.

                    (a)        The Company shall pay First American (i) the Business Services Fee in consideration for the Business Services and (ii) the Overhead Services Fee in consideration for the Overhead Services.

                    (b)        Subject to Section 2.3, First American shall pay the Company (i) the ZapApp Services Fee in consideration for the ZapApp Services and (ii) such fees as may be negotiated from time to time with respect to Company Services.

          3.2.    Payment.

                    (a)        First American shall deliver to the Company an invoice containing a description of the Business Services covered by such invoice and provided during the relevant period and the amount of the Business Services Fee for such period.  Each invoice shall be due and payable immediately upon receipt, and payment shall be made no later thirty (30) days after receipt of such invoice.  The Business Services Fee shall, where appropriate, accrue during any month (or portion thereof) during the Term.

                    (b)        The Company shall deliver to First American an invoice on a quarterly basis containing a description of the ZapApp Services provided during the relevant period and the amount of the ZapApp Services Fee for such period.  Each invoice shall be due and payable immediately upon receipt, and payment shall be made no later thirty (30) days after receipt of such invoice.

                    (c)        The Company shall pay First American the Overhead Fee quarterly on

March 31, June 30, September 30 and December 31 during the Term, commencing on the Effective Date and ending on the last day of the Term.  The Overhead Fee shall accrue during any month (or portion thereof) during the Term.

ARTICLE IV.
TERM

          4.1.    Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and terminate on the date (the “Termination Date”) that is the one (1) year anniversary of the Effective Date, unless renewed in accordance with the following sentence.  The Term will continue, and this Agreement shall be automatically extended, for successive 180-day periods commencing on the first day immediately following the one (1) year anniversary of the Effective Date (such day, and the last day of each 180 day period thereafter, a “Reset Date”), unless either Party advises the other in writing, no later than thirty (30) days prior to a Reset Date, that the Term shall not be so extended.  If this Agreement shall be so extended, the “Termination Date” shall mean the then applicable extended “Termination Date”, and the “Term” shall mean the period commencing at the Effective Time and ending on the then applicable extended “Termination Date”.

          4.2.    Termination.  In the event of termination of this Agreement, all outstanding unpaid fees owed by the Company and First American hereunder shall become immediately due and payable.  The termination of this Agreement as to any Party shall be without prejudice to any rights or liabilities of the other Party hereunder which shall have accrued prior to such termination and shall not affect any provisions of this Agreement that are expressly or by necessary implication intended to survive such termination.

ARTICLE V.
MISCELLANEOUS

          5.1.    Cooperation.  The Parties will cooperate in good faith to carry out the purposes of this Agreement.  Without limiting the generality of the foregoing, each Party will assist the other Party and furnish the other Party with such information and documentation as the other Party may reasonably request.

          5.2.    No Liability.

                    (a)        In providing the First American Services hereunder, neither First American nor any of its Affiliates shall be liable to the Company or its Affiliates for any error or omission except to the extent that such error or omission results from the gross negligence or willful misconduct of First American or such Affiliate to perform the First American Services required by it hereunder.  In no event shall First American or any of its Affiliates be liable to the Company or any of its Affiliates or any third party for any special or consequential damages, including, without limitation, lost profits or injury to the goodwill of the Company or any of its Affiliates, in connection with the performance, misfeasance or nonfeasance hereunder of First American or any of its Affiliates.

                    (b)        In providing the ZapApp Services hereunder, neither the Company nor any of its Affiliates shall be liable to First American or its Affiliates for any error or omission except to the extent that such error or omission results from the gross negligence or willful misconduct of the Company or such Affiliate to perform the ZapApp Services required by it hereunder.  In no event shall the Company or any of its Affiliates be liable to First American or any of its Affiliates or any third party for any special or consequential damages, including, without limitation, lost profits or injury to the goodwill of First American or any of its Affiliates, in connection with the performance, misfeasance or nonfeasance hereunder of the Company or any of its Affiliates.

          5.3.    Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by mail, postage prepaid, or sent by facsimile, to the Parties, at the following addresses and facsimile numbers:

                    (a)        If to First American, to:

                                The First American Corporation

                                1 First American Way
                                Santa Ana, California 92707
                                Telephone:       (714) 800-3000
                                Facsimile:           (714) 800-3403
                                Attention:          Parker S. Kennedy
                                                            Kenneth D. DeGiorgio

                    (b)        If to the Company, to:
                                First Advantage Corporation
                                805 Executive Center Drive West
                                Suite 300
                                St. Petersburg, Florida 33702
                                Telephone:     [               ]
                                Facsimile:         [              ]
                                Attention:       John Long

or to such other Person or address as any Party shall specify by notice in writing to the other Party in accordance herewith.  Except for a notice of a change of address, which shall be effective only upon receipt, all such notices, requests, demands, waivers and communications properly addressed shall be effective and deemed received by the applicable Party:  (i) if sent by U.S. mail, three business days after deposit in the U.S. mail, postage prepaid; (ii) if sent by Federal Express or other overnight delivery service, one business day after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

          5.4.    Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors of each of the Parties, but shall not be assigned by any Party without the prior written consent of the other Party.

          5.5.    No Third Parties.  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any natural person or Person other than First American, its Affiliates, the Company, its Affiliates and their respective successors and assignees.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third parties to First American, its Affiliates, the Company or its Affiliates.  No provision of this Agreement shall give any third party any right of action over or against First American, its Affiliates, the Company or its Affiliates.

          5.6.    Amendments and Waivers.  This Agreement may not be amended, and none of its provisions may be modified, except expressly by a written instrument signed by the Parties hereto.  No failure or delay of a Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right, or any abandonment or discontinuance of steps to enforce such a power or right, preclude any other or further exercise thereof or the exercise of any other power or right.  No waiver by a Party of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by such Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Notwithstanding anything to the contrary contained herein, First American shall not amend, or cause the Company to amend, any of the provisions of this Agreement or terminate this Agreement unless (a) the holders of a majority of the shares of Company Common Stock then outstanding (calculated without reference to any Shares held by First American and its Affiliates (as defined in the Merger Agreement)) approve a proposal submitted by the Company’s board of directors authorizing such amendment or (b) a majority of Disinterested Directors shall approve a resolution authorizing such amendment or termination.

          5.7.    GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

          5.8.    Confidentiality.

                    (a)        Confidential Company Information.  First American will, and will cause its Affiliates to, hold all Confidential Company Information confidential and will not disclose any such Confidential Company Information to any Person except as may be required to perform the First American Services, as authorized in advance by the Company or its Affiliates in writing or otherwise, or as may be required by law, in which case First American shall promptly provide notice to the Company that such Confidential Company Information has been subpoenaed or otherwise demanded, so that the Company may seek a protective order or other appropriate remedy.  First American will, and will cause its Affiliates to, use its reasonable best efforts (but without out-of-pocket costs or expense) to obtain or assist the Company in obtaining such protective order or other remedy.

                    (b)        Confidential FAF Information.  The Company will, and will cause its Affiliates to, hold all Confidential FAF Information confidential and will not disclose any such Confidential FAF Information to any Person except as may be required to perform Company Services for First American Entities hereunder, as authorized in advance by First American in writing or otherwise, or as may be required by law, in which case the Company shall promptly provide notice to First American that such Confidential FAF Information has been subpoenaed or otherwise demanded, so that First American may seek a protective order or other appropriate remedy.  The Company will, and will cause its Affiliates to, use its reasonable best efforts (but without out-of-pocket costs or expense) to obtain or assist First American in obtaining such protective order or other remedy.

          5.9.    Legal Enforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          5.10.  Capacity.  Each of the Parties hereto acknowledges and agrees that First American and each of its Affiliates is acting solely as an agent of the Company in rendering the First American Services hereunder and nothing herein contained, express or implied, is intended to create any other relationship, whether as principal or otherwise.

          5.11.  Counterparts.  This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          5.12.  Complete Agreement.  This Agreement, the Merger Agreement and the agreements expressly contemplated hereby and thereby set forth the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative or any Party relating thereto.

          5.13.  Affiliates.  Each of First American and the Company shall cause each of its relevant Affiliates to comply with its obligations under this Agreement.

          5.14.  Representations.  Each Party hereby represents and warrants to the other Party that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement has been duly authorized by it, and (c) this Agreement is a valid and binding agreement enforceable against such Party according to its terms, except as may be limited by laws affecting creditors’ rights generally or equitable principles generally.

*           *           *

          IN WITNESS WHEREOF, each of the Parties has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

THE FIRST AMERICAN CORPORATION

By:

Name:
Title:

FIRST ADVANTAGE CORPORATION

By:

Name:
Title:

Schedule I

BUSINESS SERVICES

Column A - Service	Column B - Price

1. Human Resources Systems and Payroll Systems	$150,000 per year
2. Network Services	$100,000 per year
3. Oracle Financial Systems	$50,000 per year
4. 401(k) Expenses	Actual Cost
5. Pension Expenses	Actual Cost
6. Insurance Allocation	Actual Cost
7. Medical Insurance Allocation	Actual Cost
8. Company Car Program	Actual Cost
9. Personal Property Leasing	Comparable to pricing given to similarly situated Affiliates of First American

Schedule II

OVERHEAD SERVICES

1.          Legal support
2.          Tax support
3.          Strategic planning
4.          Corporate communications support
5.          Investor relations support
6.          Accounting/financial management support
7.          Human resources support
8.          General management support

Schedule III

ZAPAPP SERVICES

1.          Leasing of real and personal property in India
2.          Management support for Indian operations
3.          Human resources/payroll support in India
4.          Services incidental to the provision of the foregoing services

EXHIBIT I-1

FORM OF TAX CERTIFICATE OF FACO, PARENT AND COMPANY MERGER SUB

FORM OF TAX OFFICER’S CERTIFICATE OF
FIRST ADVANTAGE CORPORATION AND STOCKHOLM SEVEN MERGER CORP.

________ __, 2003

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Ladies and Gentlemen:

                    We refer to the Agreement and Plan of Merger dated as of December [__], 2002 (the “Agreement”), by and among by and among THE FIRST AMERICAN CORPORATION, a California corporation (“FACO”), US SEARCH.COM INC., a Delaware corporation (the “Company”), FIRST ADVANTAGE CORPORATION, a Delaware corporation (“Parent), and STOCKHOLM SEVEN MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”).  The Agreement provides for the merger (the “Company Merger”) of Company Merger Sub with and into the Company on the terms and conditions set forth therein.  The time at which the Company Merger becomes effective is hereinafter referred to as the “Effective Time.”  Latham & Watkins, counsel to the Company, is required, pursuant to Sections 7.3(i) of the Agreement to render its opinion substantially to the effect that the Company Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code).  Capitalized terms not defined herein have the meanings specified in the Agreement.

A.                Statements and Representations.

                    In connection with such opinion to be rendered by you, and acknowledging that you will rely, with the consent of Parent and Company Merger Sub, upon the statements and representations made in this letter in rendering such opinion, Parent and Company Merger Sub hereby certify and represent to you that the statements and representations stated herein as they relate to Parent and Company Merger Sub are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time).

          1.       The aggregate fair market value of Parent Class A Stock and cash in lieu of fractional shares of Parent Class A Stock received by holders of Company Common Stock (“Company Stockholders”) will be approximately equal to the fair market value of Company Common Stock surrendered in the Company Merger.  In connection with the Company Merger, no Company Stockholder will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent or Company Merger Sub other than Parent Class A Stock and cash in lieu of fractional shares thereof.

          2.       Neither Parent nor Company Merger Sub has any plan or intention:  (i) to liquidate the Company; (ii) to merge the Company into another corporation; (iii) to sell or otherwise dispose of any the Company Common Stock acquired by Parent pursuant to the Agreement, except for transfers and successive transfers of stock described in Treasury

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Regulation Section 1.368-2(k) or transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each transfer by the transferor corporation at the time of transfer; or (iv) to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets of Company Merger Sub acquired in the Company Merger, except for (w) dispositions made in the ordinary course of business, (x) transfers and successive transfers of stock and assets described in Treasury Regulation Section 1.368-2(k) or transfers and successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each transfer by the transferor corporation at the time of transfer, (y) dispositions after which the Company would continue to hold the amount of assets set forth in paragraph 3 below following the Effective Time (assuming the correctness of the representation set forth in paragraph 3 below), or (z) transfers to partnerships that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B).

          3.       Following the Effective Time, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time.  For purposes of this representation, amounts paid by the Company or Company Merger Sub to Company Stockholders who receive cash or other property, amounts used by the Company or Company Merger Sub to pay Company Merger expenses, amounts paid by the Company to redeem stock, securities, warrants or options of the Company as part of any overall plan of which the Company Merger is part, amounts paid as cash in lieu of fractional shares in a Permitted Reverse Stock Split, and amounts distributed by the Company to Company Stockholders (except for any regular, normal dividends) as part of an overall plan of which the Company Merger is a part, in each case will be treated as constituting assets of the Company immediately prior to the Company Merger.

          4.       Company Merger Sub is a corporation newly formed for the purpose of participating in the Company Merger and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of Company Merger Sub, which assets will be held by the Company following the Company Merger) or business operations.

          5.       Company Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities in the Company Merger.

          6.       Prior to the Company Merger, Parent will be in control of Company Merger Sub within the meaning of Section 368(c) of the Code.  Following the Company Merger, Parent will be in control of the Company within the meaning of Section 368(c) of the Code.

          7.       Parent has no plan or intention to cause the Company, after the Effective Time, to issue additional shares of stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.

          8.       Following the Company Merger, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) has any plan or intention to purchase, redeem or otherwise reacquire any Parent Class A Stock issued pursuant to the Agreement.

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          9.       There is no intercorporate indebtedness existing between Parent and the Company or between Company Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

          10.     In the Company Merger, Company Common Stock representing control of the Company (within the meaning of Section 368(c) of the Code) will be exchanged solely for “voting stock” of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E)).

          11.     Except as provided in Section 12.2 of the Agreement, each of Parent and Company Merger Sub has paid and will pay only their respective expenses, if any, incurred in connection with the Company Merger, and neither Parent nor Company Merger Sub has agreed to assume, nor will either directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of the Company Common Stock.  The Company Common Stock acquired by either Parent or Company Merger Sub in the Company Merger will not be subject to any liabilities.

          12.     As of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) will own beneficially or of record, or will have owned beneficially or of record, during the five years immediately prior to such time, any stock of the Company, or other securities, options, warrants or instruments giving the holder thereof the right to acquire the Company Common Stock or other securities issued by the Company.

          13.     Following the Company Merger, the Company or Parent (or a member or members of the “qualified group,” as defined in Treasury Regulation Section 1.368-1(d)(4)(ii), that includes Parent as the “issuing corporation,” as defined in Treasury Regulation Section 1.368-1(b)), will continue the “historic business” of the Company (or, alternatively, if the Company has more than one line of business, will continue at least one significant line of the Company’s “historic business”) or use a “significant portion” (at least 33 1/3% by value) of the Company’s “historic business” assets in a business, as such terms are used in Treasury Regulation Section 1.368-1(d).

          14.     Neither Parent nor Company Merger Sub is an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          15.     Except for cash paid in lieu of fractional shares of Parent Class A Stock and except for cash paid in lieu of fractional shares in connection with a Permitted Reverse Stock Split, 100 percent of Company Common Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Class A Stock.  The issuance in the Company Merger of cash in lieu of fractional shares of Parent Class A Stock and the issuance of cash in lieu of fractional shares in connection with a Permitted Reverse Stock Split represent mere mechanical rounding offs solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and do not represent separately bargained-for consideration.  The total cash consideration that will be paid to the Company Stockholders pursuant to the Agreement and pursuant to a Permitted Reverse Stock Split instead of issuing fractional shares will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Agreement to the Company Stockholders in

I-1-3

exchange for their Company Common Stock.  With respect to each of the Merger and a Permitted Reverse Stock Split, the fractional share interests of each Shareholder will be aggregated, and no Shareholder, with the possible exception of Company Stockholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than the value of one full share of Parent Class A Stock (valued at the average closing price of a share of Company Common Stock, as quoted on the Nasdaq National Market (or, if no longer quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the then principal exchange or market for the Company Common Stock), for the ten Trading Days ending on the Trading Day that is three Trading Days prior to the date of the Company Shareholders Meeting) and one full share of Company Common Stock (valued as of the time of a Permitted Stock Split), respectively.

          16.     None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their Company Common Stock.  None of the Parent Class A Stock received by any stockholder-employees, as part of any overall plan of which the Company Merger is a part, will be separate consideration for, or allocable to, any employment agreement.  The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services.

          17.     Each of Parent and Company Merger Sub has a bona fide business reason for engaging in the Company Merger.

          18.     The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm’s length negotiations.

          19.     The undersigned are authorized to make all of the representations set forth herein.

B.                 Reliance by You in Rendering Opinion:  Limitations on Your Opinion.

                    The undersigned recognize and agree that your tax opinion will be based (i) on the statements and representations set forth herein, (ii) on the statements contained in the Agreement and documents related thereto (including, but not limited to, the Proxy Statement/Prospectus), and (iii) on the consummation of the Company Merger in accordance with the terms set forth in the Agreement.  The undersigned also recognizes and agrees that your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

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                    Each of Parent and Company Merger Sub undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

Dated:

Very truly yours,

FIRST ADVANTAGE CORPORATION

By:

Its:

STOCKHOLM SEVEN MERGER CORP.

By:

Its:

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EXHIBIT I-2

FORM OF TAX CERTIFICATE OF THE COMPANY

FORM OF TAX OFFICER’S CERTIFICATE OF US SEARCH.COM INC.

________ __, 2003

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Ladies and Gentlemen:

                        We refer to the Agreement and Plan of Merger dated as of December [__], 2002 (the “Agreement”), by and among by and among THE FIRST AMERICAN CORPORATION, a California corporation (“FACO”), US SEARCH.COM INC., a Delaware corporation (the “Company”), FIRST ADVANTAGE CORPORATION, a Delaware corporation (“Parent), and STOCKHOLM SEVEN MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”).  The Agreement provides for the merger (the “Company Merger”) of Company Merger Sub with and into the Company on the terms and conditions set forth therein.  The time at which the Company Merger becomes effective is hereinafter referred to as the “Effective Time.”  Latham & Watkins, counsel to the Company, is required, pursuant to Sections 7.3(i) of the Agreement to render its opinion substantially to the effect that the Company Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code).  Capitalized terms not defined herein have the meanings specified in the Agreement.

A.          Statements and Representations.

                        In connection with such opinion to be rendered by you, and acknowledging that you will rely, with the consent of the Company, upon the statements and representations made in this letter in rendering such opinion, the Company hereby certifies and represents to you that the statements and representations stated herein as they relate to the Company are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time).

              1.      The aggregate fair market value of Parent Class A Stock and cash in lieu of fractional shares of Parent Class A Stock received by holders of Company Common Stock (“Company Stockholders”) will be approximately equal to the fair market value of Company Common Stock surrendered in the Company Merger.  In connection with the Company Merger, no Company Stockholder will receive in exchange for Company Common Stock, directly or indirectly, any consideration from Parent or Company Merger Sub other than Parent Class A Stock and cash in lieu of fractional shares of Parent Class A Stock.

              2.      At the Effective Time, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time.  For purposes of this representation, amounts paid by the Company or Company Merger Sub to Company Stockholders who receive cash or other

I-2-1

property, amounts used by the Company or Company Merger Sub to pay Company Merger expenses, amounts paid by the Company to redeem stock, securities, warrants or options of the Company as part of any overall plan of which the Company Merger is part, amounts paid as cash in lieu of fractional shares in a Permitted Reverse Stock Split, and amounts distributed by the Company to Company Stockholders (except for any regular, normal dividends) as part of an overall plan of which the Company Merger is a part, in each case will be treated as constituting assets of the Company immediately prior to the Company Merger.

              3.      Each of the Company and the Company Stockholders has paid and will pay only their respective expenses, if any, incurred in connection with the Company Merger.  The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Company Stockholders.

              4.      There is no intercorporate indebtedness existing between Parent and the Company or between Company Merger Sub and the Company that was issued, acquired or will be settled at a discount.

              5.      The Company has no plan or intention to issue additional shares of its stock after the Effective Time that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.  At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent’s acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

              6.      Except for payments of cash in lieu of fractional shares in connection with a Permitted Reverse Stock Split and except for Parent’s acquisition of Company Common Stock in the Merger, neither the Company nor any person related to the Company within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4), and (e)(5), has purchased, redeemed or otherwise acquired, or made any distributions with respect to, any Company Common Stock prior to or in contemplation of the Company Merger, or otherwise as part of a plan of which the Company Merger is a part.

              7.      The Company is not an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

              8.      Except for cash paid in lieu of fractional shares of Parent Class A Stock and except for cash paid in lieu of fractional shares in connection with a Permitted Reverse Stock Split, 100 percent of Company Common Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Class A Stock.  The issuance in the Company Merger of cash in lieu of fractional shares of Parent Class A Stock and the issuance of cash in lieu of fractional shares in connection with a Permitted Reverse Stock Split represent mere mechanical rounding offs solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and do not represent separately bargained-for consideration.  The total cash consideration that will be paid to the Company Stockholders pursuant to the Agreement and pursuant to a Permitted Reverse Stock Split instead of issuing fractional shares will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Agreement to the Company Stockholders in

I-2-2

exchange for their Company Common Stock.  With respect to each of the Merger and a Permitted Reverse Stock Split, the fractional share interests of each Shareholder will be aggregated, and no Shareholder, with the possible exception of Company Stockholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than the value of one full share of Parent Class A Stock (valued at the average closing price of a share of Company Common Stock, as quoted on the Nasdaq National Market (or, if no longer quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the then principal exchange or market for the Company Common Stock), for the ten Trading Days ending on the Trading Day that is three Trading Days prior to the date of the Company Shareholders Meeting) and one full share of Company Common Stock (valued as of the time of a Permitted Stock Split), respectively.

              9.      None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their Company Common Stock.  None of the Parent Class A Stock received by any stockholder-employees, as part of any overall plan of which the Company Merger is a part, will be separate consideration for, or allocable to, any employment agreement.  The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services.

              10.   In the Company Merger, Company Common Stock representing control of the Company (within the meaning of Section 368(c) of the Code) will be exchanged solely for “voting stock” of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E)).

              11.   The business currently carried on by the Company is its “historic business” within the meaning of Treasury Regulation Section 1.368-1(d), and no assets of the Company have been sold, transferred or otherwise disposed of which would prevent the Company from continuing the “historic business” of the Company or from using a “significant portion” of the Company’s “historic business” assets in a business following the Company Merger, as such terms are used in Treasury Regulation Section 1.368-1(d).

              12.   At the Effective Time, the fair market value of the Company’s assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

              13.   The Company is not under the jurisdiction of a court in title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              14.   The Company has a bona fide business reason for engaging in the Company Merger.

              15.   The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm’s length negotiations.

              16.   The undersigned is authorized to make all of the representations set forth herein.

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B.          Reliance by You in Rendering Opinion:  Limitations on Your Opinion.

                         The undersigned recognizes and agrees that your tax opinion will be based (i) on the statements and representations set forth herein, (ii) on the statements contained in the Agreement and documents related thereto (including, but not limited to, the Proxy Statement/Prospectus), and (iii) on the consummation of the Company Merger in accordance with the terms set forth in the Agreement.  The undersigned also recognizes and agrees that your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

                         The Company undertakes to inform each of you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

Dated:

Very truly yours,

US SEARCH.COM INC.

By:

Its:

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